                               GREAT LAKES BANCORP

                                     AMENDED

                          401(K) SAVINGS AND INVESTMENT

                            PLAN AND TRUST AGREEMENT

                               GREAT LAKES BANCORP
                                     AMENDED
                          401(K) SAVINGS AND INVESTMENT
                            PLAN AND TRUST AGREEMENT

                                      INDEX

                                    PART ONE


                                                                   PAGE
                                                                   ----

ARTICLE I.  DEFINITIONS AND INTERPRETATION

     A.  Definitions ..........................................    I-1
     B.  Governing Law and Rules of Construction ..............    I-10
     C.  Power to Interpret ...................................    I-10
     D.  Adoption of Plan by Related Companies ................    I-10


ARTICLE II.  PARTICIPATION

     A.  Eligibility ..........................................   II-1
     B.  Breaks in Service ....................................   II-1
     C.  Reemployment .........................................   II-1
     D.  Inactive Participants ................................   II-1


ARTICLE III.  CONTRIBUTIONS

     A.  Supplementary Company Contributions ..................  III-1
     B.  Elective Contributions; Adjusted $7,000
           Limitation; Corrective Distributions ...............  III-1
     C.  Matching Company Contributions .......................  III-2
     D.  Limitations on Company Contributions..................  III-3
     E.  Two or More Plans ....................................  III-3
     F.  Deductibility ........................................  III-4
     G.  Contributions by Mistake .............................  III-4
     H.  Limitation on Repayments .............................  III-4
     I.  No After-Tax Employee Contributions ..................  III-4
     J.  Corrective Contributions..............................  III-4


ARTICLE IV.  ALLOCATION AND ACCOUNTS

     A.  Supplementary Company Contributions Accounts..........   IV-1
     B.  Elective Contributions Accounts.......................   IV-1
     C.  Matching Company Contributions Accounts...............   IV-1
     D.  Limitations on Annual Additions to Accounts ..........   IV-1
     E.  Special Limitations on Allocations
         of Elective Contributions ............................   IV-4
     F.  Special Limitations on Allocations of
          Matching Company Contributions.......................   IV-5
     G.  Adjustments to Prevent Excess Allocations
          of Elective Contributions............................   IV-6
     H.  Adjustments to Prevent Excess Allocations
          of Matching Company Contributions....................   IV-8
     I.  Adjustments to Prevent Multiple Use of
           Alternative Limitation..............................  IV-10
     J.  Establishment and Objectives of Investment Funds......  IV-10
     K.  Investment of Company Contributions...................  IV-11
     L.  Participant's Rights to Periodic Reallocation
           of Accounts.........................................  IV-11
     M.  Participants' Credit Accounts.........................  IV-11
     N.  Periodic Revaluation of Investment Funds..............  IV-12

                                                                  PAGE
                                                                  ----

     O.  Periodic Adjustments to Accounts......................  IV-12
     P.  Fixed Accounts........................................  IV-13
     Q.  Forfeitures...........................................  IV-14
     R.  Additional Participant Allocations ...................  IV-15
     S.  Great Lakes Bancorp Stock Fund........................  IV-15
     T.  Voting of Great Lakes Bancorp Stock...................  IV-16
     U.  Tender of Great Lakes Bancorp Stock...................  IV-17


ARTICLE V.  RETIREMENT BENEFITS AND VESTING

     A.  Normal Retirement ....................................    V-1
     B.  Late Retirement ......................................    V-1
     C.  Early Retirement; Vesting Schedule for Supplementary
           Company Contributions and Matching Company
           Contributions; Full Vesting of Elective
           Contributions ......................................    V-1
     D.  Deadline for Payment of Benefits;
           Required Beginning Date ............................    V-3
     E.  Cash-Outs ............................................    V-4
     F.  Limitations on Payment of Benefits Derived from
           Elective Contributions and Matching Company
           Contributions.......................................    V-4
     G.  Termination of Employment by Reason of Dissolution ...    V-4
     H.  Termination of Employment in Other Circumstances .....    V-4
     I.  Temporary Absences ...................................    V-4


ARTICLE VI.  OTHER BENEFITS

     A.  Death; Spousal Consent to Designation
           Required if Spouse is not Beneficiary ..............   VI-1
     B.  Designation of Beneficiary ...........................   VI-1
     C.  Required Distributions ...............................   VI-1
     D.  Disability ...........................................   VI-3
     E.  Hardship Distributions; Distributions
            After Age 59-1/2 ..................................   VI-3
     F.  Loans ................................................   VI-4


ARTICLE VII.  SPECIAL PROVISIONS FOR MERGED PLAN

     A.   Cessation of Additional Annuities...................   VII-1
     B.   Separate Accounts...................................   VII-1
     C.   Annuity Distributions; Spousal Consent, etc.........   VII-1
     D.   Effective Date......................................   VII-1


                                    PART TWO

ARTICLE VIII.  COMMITTEE

     A.  Composition of Committee ............................. VIII-1
     B.  Removal and Resignation .............................. VIII-1
     C.  Quorum ............................................... VIII-1
     D.  Officers ............................................. VIII-1
     E.  Records and Reports .................................. VIII-1
     F.  Powers and Duties .................................... VIII-1
     G.  Rules and Regulations ................................ VIII-2
     H.  Claims Procedure ..................................... VIII-2
     I.  No Separate Committee ................................ VIII-3

                                                                  PAGE
                                                                  ----

ARTICLE IX.  TRUSTEE AND OTHER FIDUCIARIES

     A.  Bonding ..............................................   IX-1
     B.  Protective Provisions for Fiduciaries ................   IX-1
     C.  Management and Control of Assets; Consultants and
          Investment Managers .................................   IX-1
     D.  Participant-Directed Investments .....................   IX-3
     E.  Prohibited Transactions, Etc. ........................   IX-3
     F.  General Duties of Trustee ............................   IX-3
     G.  General Powers of Trustee ............................   IX-4
     H.  Appraisal ............................................   IX-5
     I.  Periodic Accounting ..................................   IX-6
     J.  Protective Provisions for Trustee ....................   IX-6
     K.  Provisions Pertaining to Co-Trustees .................   IX-7
     L.  Removal and Resignation of Trustee ...................   IX-8
     M.  Successor Trustees ...................................   IX-8
     N.  Settlement of Accounts upon
           Resignation or Removal of Trustee ..................   IX-8
     O.  Segregated Accounts ..................................   IX-8
     P.  Investments in Common Trust Funds ....................   IX-9
     Q.  Commingling of Trust Funds of
          Company and Related Companies .......................   IX-9


ARTICLE X. TERMINATION, AMENDMENT AND SUSPENSION

     A.  Termination, Etc.; Assumption of Plan ................    X-1
     B.  Liquidation of Trust .................................    X-1
     C.  Termination of Trust .................................    X-2
     D.  Amendment ............................................    X-2


ARTICLE XI.  MISCELLANEOUS

     A.  Persons Prohibited from Serving as Fiduciaries, Etc...   XI-1
     B.  Information Required by ERISA ........................   XI-1
     C.  Retention of Records for Six Years ...................   XI-1
     D.  No Reversion .........................................   XI-1
     E.  Nonforfeitability, Etc. ..............................   XI-1
     F.  Rollovers; Direct Transfers;
           Certain Transfers Prohibited .......................   XI-2
     G.  Spendthrift Provision ................................   XI-4
     H.  Exceptions to Spendthrift Provision ..................   XI-4
     I.  Execution of Instruments .............................   XI-5
     J.  Successors, Etc. .....................................   XI-5
     K.  Payment in Kind ......................................   XI-5
     L.  Miscellaneous Protective Provisions ..................   XI-5
     M.  No Duress or Retaliation Against Participants, Etc. ..   XI-5
     N.  Record Keeping, Investigations, Etc. .................   XI-6
     O.  Distributions to Minors and Incompetent
           or Missing Individuals .............................   XI-6
     P.  Expenses and Compensation ............................   XI-6
     Q.  Transferred PAYSOP Accounts...........................   XI-7


ARTICLE XII.  INSURANCE PROVISIONS
     A.   Definitions.........................................   XII-1
     B.   Type and Amount of Contracts........................   XII-1
     C.   Application and Ownership...........................   XII-1
     D.   Dividends and Refunds...............................   XII-2
     E.   Anniversary Date....................................   XII-2
     F.   Choice of Options...................................   XII-2
     G.   Death...............................................   XII-2

                                                                   PAGE
                                                                   ----


     H.   Normal Retirement...................................   XII-2
     I.   Other Benefits......................................   XII-3
     J.   Loans; Hardship Distributions; Distributions After
            Age 59-1/2........................................   XII-3
     K.   Accounting for Contracts............................   XII-4
     L.   Protective Provisions...............................   XII-4
     M.   Reports.............................................   XII-5
     N.   Miscellaneous.......................................   XII-5


ARTICLE XIII.  TOP-HEAVY RULES

     A.  Application; Top-Heavy Status ........................ XIII-1
     B.  Effect of Top-Heavy Status ........................... XIII-3
     C.  Definitions .......................................... XIII-4

                               GREAT LAKES BANCORP
                                     AMENDED
                          401(K) SAVINGS AND INVESTMENT
                            PLAN AND TRUST AGREEMENT


     THIS AGREEMENT, made this ____ day of _____________, 1994, by and between GREAT LAKES BANCORP, a Michigan corporation (herein called the "Company"), and BRUCE A. HUBBARD (herein, with his predecessors and successors, called the "Trustee"),

     WITNESSETH THAT WHEREAS --

     (A) By an agreement between the Company and the Trustee the Company established a profit-sharing plan and trust hereby renamed the "Great Lakes Bancorp 401(k) Savings and Investment Plan" (herein as amended called the "Plan") and the "Great Lakes Bancorp 401(k) Savings and Investment Trust" (herein as amended called the "Trust"), which the Company now desires to amend, and the Trustee is willing to join in such amendment;

     (B) It is the principal purpose of the Plan, as hereby amended, to recognize the contribution made toward the successful operation of the Company by its various employees and to reward and stimulate such contribution by continuing a profit-sharing and 401(k) plan affording deferred compensation for those employees who hereafter qualify as Participants and death benefits for their designated Beneficiaries; and

     (C) The parties intend that the amended Plan and Trust shall continuously qualify under those provisions of the federal income tax laws relating to qualified profit-sharing retirement plans containing cash or deferred arrangements of the kind described in Section 401(k) of the Code and that contributions to the Trust by the Company shall be deductible for federal income tax purposes;

     NOW, THEREFORE, in consideration of the premises and of the provisions hereinafter set forth, it is agreed as follows:

     1. The aforesaid agreement is hereby amended and restated in its entirety to read as set forth in Parts One and Two attached hereto.

     2. No benefit provided under the Plan protected by Section 411(d)(6) of the Code and Regulations thereunder shall be eliminated by the adoption of this agreement, and this agreement shall be construed and administered so as to comply with such Code Section and Regulations.

     3. This agreement shall be effective for Plan Years beginning after December 31, 1988, except as herein otherwise expressly provided, and except further that those provisions of this agreement required by the Tax Reform Act of 1986 to be effective prior to the Plan Year beginning after December 31, 1988 shall be effective on the date or dates when so required to be effective, and the following provisions shall be effective on the dates set forth opposite the same below or on the effective date of the Plan, if later:

          Provision                        Effective Date
          ---------                        --------------

     The elimination of the             Plan Year beginning
     provision in Article III(A)        after 1985
     which required Company
     contributions to be made from
     current or accumulated
     profits.

     Definition of Annual Addition      Plan Year beginning
     in Article I(A)(7)                 after 1986

     Changes in Article VI(F)           October 18, 1989
     relating to loans to
     Participants not specifically
     required by the Tax Reform Act
     of 1986



     IN WITNESS WHEREOF, the Company has duly executed this Agreement on the ___________ day of ____________________, 1994.


Signed and delivered
in the presence of:           GREAT LAKES BANCORP



                                   By
- --------------------------            ----------------------------------

                                        Its
                                            ----------------------------


     The Trustee acknowledges receipt of an executed copy of this Agreement, assents to the provisions of this Agreement which relate to the rights, duties and obligations of the Trustee, and agrees to serve as trustee under this Agreement subject to its terms.


Signed and delivered
in the presence of:                TRUSTEE




- -------------------------          --------------------------------------
                                   Bruce A. Hubbard

                                    PART ONE


                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATION

A. DEFINITIONS. The following words and phrases, wherever capitalized, shall have the following meanings respectively, unless the context otherwise requires:


     (1) "Account" or "account" means and includes a Participant's Supplementary Company Contributions Account, Elective Contributions Account, Matching Company Contributions Account and any additional accounts established for the Participant under this Agreement.

     (2) "Accrued Benefit" means the balance in a Participant's account separately maintained under Article IV hereof.

     (3) "Adjusted Equivalent", wherever applied to a dollar amount, means said amount adjusted for increases in the cost of living in accordance with applicable Treasury Regulations.

     (4) "Administrative Parties" means and includes the Company, the Trustee, the Committee and any Insurer.

     (5) "Agreement" means this Agreement, as from time to time amended or supplemented.

     (6)  "Anniversary Date" means the last day of the Plan Year.

     (7) "Annual Addition" means the amounts allocated to a Participant's account for any Limitation Year which constitute -

          (a) Company contributions to the Trust (including Elective Contributions and Matching Company Contributions) in respect of such Limitation Year;

          (b) Forfeitures credited to the Participant's account in respect of such Limitation Year;

          (c) Contributions allocated to an individual medical account described in Section 415(l)(2) of the Code which is part of a pension or annuity plan maintained by the Company and amounts described in Section 419A(d)(2) of the Code dealing with separate accounts for key employees, as defined in Section 419A(d)(3) of the Code, established for post-retirement medical benefits under a welfare benefit fund maintained by the Company; and

          (d)  Employee after-tax contributions.

Company Contributions initially allocated to a Participant's Elective Contributions Account or Matching Company Contributions Account and later determined to be an Excess Elective Deferral, Excess Contribution or Excess Matching Contribution do not cease to be Annual Additions even if corrected through distribution or other means.

     (8) "Attained Age" of any individual means his chronological age, not the age he was, or will be, on his nearest birthday.

     (9) "Beneficiary" means the person so designated by a Participant pursuant to this Agreement, or the person otherwise named as the Participant's beneficiary under (A) or (B) of Article VI.

     (10) "Code" means the Internal Revenue Code of 1986, as from time to time amended.

     (11) "Committee" means the administrative committee appointed under
Article VIII, which shall be the plan administrator as defined in Section 414(g) of the Code, except as otherwise provided in Article VIII(I).

     (12) "Company Contributions" means and includes Supplementary Company Contributions, Elective Contributions, Matching Company Contributions, Qualified Nonelective Contributions and Qualified Matching Contributions.

     (13) "Compensation" means all compensation as that term is defined in
Section 415(c)(3) of the Code. The Compensation of each Participant taken into account under the Plan for any Plan Year shall not exceed the Adjusted Equivalent of $200,000. In determining the Compensation of a Participant for purposes of this limitation, the rules of section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year. If, as a result of the application of such rules such limitation is exceeded, then (except for purposes of determining the portion of compensation up to the integration level if this Plan is integrated with Social Security), the limitation shall be prorated among the affected individuals in the ratio which each such individual's Compensation as determined prior to the application of the limitation bears to the total Compensation of all such individuals as so determined.

     "Creditable Compensation," where used with reference to any Participant or Employee, means the total Compensation (as above defined) paid to him by the Company, including overtime and bonuses, if any, plus any amount contributed by the Company pursuant to a salary reduction agreement and which is not includible in the gross income of such individual under Section 125, 402(a)(8) or 403(b) of the Code, but excluding -

          (i) Compensation paid in kind, including personal use of a Company car and similar non-cash compensation,

          (ii) Special allowances or reimbursements to cover expenses on behalf of the Company or in the course of employment with the Company (for example, but not by way of limitation, travel and entertainment expenses), and

          (iii) Deferred compensation and contributions to or under any other employee retirement, welfare, medical, dental, health, disability or insurance plan or arrangement.

     The Creditable Compensation of each Participant taken into account under the Plan for any Plan Year shall not exceed the Adjusted Equivalent of $200,000, subject to the rules of Section 414(q)(6) of the Code applied in the same manner as in the first paragraph of this subparagraph (13) relating to Compensation.

     In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the Compensation and Creditable Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost-of-living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation and Creditable Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

     For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

     If Compensation or Creditable Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation or Creditable Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

     (14) "Computation Period" means, for purposes of both eligibility and vesting, the 12 consecutive month period beginning on the date the individual first completes an Hour of Service and each succeeding 12 consecutive month period beginning with the first anniversary of the date the individual first completes an Hour of Service.

     (15) "Date of Employment" means, with respect to an Employee, any date on which the Employee enters into an employment relationship with the Company or a Related Company by performing an Hour of Service for which the Employee is paid, or entitled to payment, for the performance of duties.

     (16) "Date of Separation" means, with respect to an Employee, the earlier of:

          (a) any date on which the Employee's employment with the Company or a Related Company terminates by reason of a quit, discharge, retirement, or death; or

          (b) The first anniversary of the first date of a period in which an Employee remains absent from active employment with the Company or a Related Company (with or without compensation) for any reason other than quit, discharge, retirement, or death; provided, however, that if such Employee's employment with the Company or a Related Company is deemed to terminate at an earlier or later date under Article V(I), such earlier or later date shall be the Employee's Date of Separation for purpose of determining his Service.

     (17) "Defined Contribution Plan" means a plan described in Section 415(k) of the Code which provides for an individual account for each participant and for benefits based solely on the amount contributed to the participant's account, and any income, expenses, gains and losses, and any forfeitures of accounts of other participants which may be allocated to such participant's account, except as otherwise provided by Section 414(k) of the Code for hybrid plans.

     (18) "Employee" means an individual who renders services to the Company as a common law employee or officer, I.E., a person whose compensation from the Company is subject to federal income tax withholding, who -

          (a) is not laid off without pay, on unpaid leave of absence, or on active duty in the armed forces of any nation or international body (other than as a member of the inactive reserve of the armed forces of the United States of America while not receiving pay from the Company); and

          (b) is not included in an employee unit covered by a collective bargaining agreement (not violated by this Subparagraph (b)) as to which there is evidence that retirement benefits were the subject of good faith bargaining, all within the meaning of
                 Section 410(b)(3)(A) of the Code; and

          (c)    is compensated on a salaried basis.

     An individual rendering services to the Company purportedly as an independent contractor shall not be treated as an Employee before the Company has acknowledged that it must withhold federal income tax from the individual's compensation.

     For purposes of the pension requirements of Section 414(n)(3) of the Code (but not for purposes of eligibility to participate in the Plan) the term Employee shall include leased employees as defined in Section 414(n)(2) of the Code. Under this section of the Code the term leased employee means any person who is not an employee of the Company or a Related Company (in this paragraph any of such Companies being referred to as the "recipient") and who provides services to the recipient if (i) such services are provided pursuant to an agreement between the recipient and any other person (in this paragraph called the "leasing organization"), (ii) such person has performed such services for the recipient (or for the recipient and related persons) on a substantially full-time basis for a period of at least one year, and (iii) such services are of a type historically performed in the business field of the recipient by employees. Contributions or benefits provided by the leasing organization which are attributable to services performed for the recipient shall be treated as provided by the recipient. However, a leased employee shall not be considered an Employee if (i) such employee is covered by a money purchase pension plan providing (aa) a nonintegrated employer contribution rate of at least 10% of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Section 125, Section 402(h)(8), Section 402(h) or Section 403(b) of the Code, (bb) immediate participation, and (cc) full and immediate vesting, and (ii) leased employees do not constitute more than 20% of the recipient's nonhighly compensated work force.

     (For purposes of meeting the minimum coverage requirements of Section 410(b) of the Code, employee shall mean any employee of the Company or any other employer required to be aggregated with the Company under Sections 414(b), (c),
(m), or (o) of the Code.)

     (19) "Entry Date" means and includes: (1) for Plan Years beginning after 1991, the first day of each quarter of a Plan Year, i.e., January 1, April 1, July 1 and October 1; and (2) for Plan Years beginning before 1992, January 1 and July 1.

     (20) "ERISA" means the Employee Retirement Income Security Act of 1974 (Public Law 93-406), as from time to time amended.

     (21) "Excess Contribution" means Excess Contribution as defined in Article IV(G)(2)(c).

     (22) "Fiduciary" means and includes the Trustee, Committee members, and any other Person who -

          (a) Exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets,

          (b) Renders investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the Plan, or has any authority or responsibility to do so,

          (c) Has any discretionary authority or discretionary responsibility in the administration of the Plan,

          (d) Is described as a "fiduciary" in Section 3 of ERISA or is designated to carry out fiduciary responsibilities (other than trustee responsibilities) pursuant to this Agreement.

Notwithstanding the foregoing provisions of this definition, the word "Fiduciary" shall in any particular context not include any Person or category of Persons to the extent excluded by any applicable Regulation. The Committee shall be the "Named Fiduciary" with respect to control and management of the operation and administration of the Plan. The Trustee shall be the "Named Fiduciary" for custody of Plan assets, the investment of said assets (except where an Investment Manager has been appointed to manage investments), and the disbursement of benefits as instructed by the Committee.

     (23) "Fixed Account" means an account which has become fixed, Vested, set apart and segregated pursuant to Article IV(P), regardless of whether or not the assets thereof shall be commingled with any other such account or accounts.

     (24) "Highly Compensated Employee" means any Employee of the Company or a Related Company who, during a particular Plan Year or the preceding Plan Year -

          (a) Was at any time a 5-percent owner as defined in Code Section 416(i)(1);

          (b) Received aggregate compensation from the Company or any Related Company in excess of the Adjusted Equivalent of $75,000;

          (c) Received aggregate compensation from the Company or any Related Company in excess of the Adjusted Equivalent of $50,000 and was in the top paid group of Employees for the Plan Year; or

          (d) Was at any time an officer of the Company or a Related Company and received compensation greater than 50 percent of the amount in effect under Code Section 415(b)(1)(A) for the Plan Year;

provided that an Employee not described in (b), (c) or (d) above for the preceding Plan Year shall not be treated as being described in (b), (c) or (d) for the current Plan Year unless such person is a member of the group of 100 Employees paid the greatest compensation from the Company or any Related Company during the current Plan Year. As used above in this Section A(24), "compensation" means compensation as described in Code Section 415(c)(3) increased by Elective Contributions and by any other compensation not includible in gross income under Section 125 of the Code; "top paid group" means the group consisting of the top 20-percent of Employees when ranked on the basis of Plan Year compensation; and Employee means Employee as defined in Article I(A)(18) but without regard to (b) of that provision and without restricting such term to employees of the Company. Furthermore, with respect to any Plan Year, the Plan Administrator may make the calendar year calculation election provided under Regulation Section1.414(q)-1T, Q&A-14(b).

     For purposes of (d) above no more than 50 Employees (or, if lesser, the greater of three Employees or 10% of the Employees) shall be treated as officers. If for any Plan Year no officer of the Company or a Related Company meets the compensation requirements of (d) above, the highest paid officer for such Plan Year shall be treated as a Highly Compensated Employee.

     A former Employee who Separated from the Service of the Company or a Related Company prior to the Plan Year for which the determination of Highly Compensated Employees is being made shall be treated as a Highly Compensated Employee if such Employee was a Highly Compensated Employee in the Plan Year of separation or in any Plan Year ending on or after the Employee's 55th birthday.

     If an Employee is during a particular Plan Year a family member of a 5-percent owner or of a Highly Compensated Employee who is one of the 10 most highly compensated Employees (ranked on the basis of compensation paid by the

Company or any Related Company) during such Plan Year, then such Employee shall not be considered a separate Employee, and any compensation paid to the Employee and any contribution made on his behalf under the Plan shall be treated as paid to (or on behalf of) the 5-percent owner or top-ten compensated Employee. For these purposes, "family member" means the spouse or any lineal ascendant or descendant of such 5-percent owner or top-ten Employee as well as the spouses of such lineal ascendants and descendants.

     (25) "Hour of Service" means with respect to an employee of the Company:

          (a) Each hour for which an employee is paid, or entitled to payment, for the performance of duties for the Company during the applicable Computation Period, with such hours being credited to the employee for the Computation Period in which such duties were performed;

          (b) Each hour for which an employee is paid, or entitled to payment, by the Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence; provided, however that no more than 501 hours of service are required to be credited under this item (b) to an employee on account of any single continuous period during which the employee performs no duties (whether or not such period occurs in a single Computation Period);

          (c)    Each Hour of Service for which he receives credit pursuant to
                 Article V(I), provided that the counting of such hours shall not cause an individual who does not meet the requirements of
                 Article I(A)(18)(a) to become a Participant while temporarily absent for a reason described in Article V(I); and

          (d) Each hour for which back pay irrespective of mitigation of damages, has been either awarded or agreed to by the Company. These hours shall be credited to the employee for the Computation Period or periods to which the award or agreement pertains rather than the Computation Period in which the award, agreement or payment is made.

          (e) An Employee who completes at least one Hour of Service during a calendar month shall be credited with 190 Hours for each such period of service.

          (f) Hours shall not be credited under (a), (b) and/or (c), (d) and under (e) of this subparagraph (25).

     Also, solely for purposes of determining whether a One-Year Break in Service for eligibility and Vesting purposes has occurred, but not for purposes of determining the number of Years of Service of an Employee or Participant for eligibility or Vesting purposes, nor for any other purpose under the Plan, an Employee or Participant who is absent from work by reason of maternity or paternity shall be deemed to have completed Hours of Service during such absence subject to the following terms and conditions:

          (g) Absence from work by reason of maternity or paternity means and includes any absence (i) by reason of the pregnancy of the individual, (ii) by reason of the birth of a child of the individual, (iii) by reason of the placement of a child of the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement,

          (h) The number of Hours of Service deemed to have been completed during any such absence (not to exceed 501) shall be the number of Hours of Service which otherwise normally would have been credited to such Employee or Participant but for such absence, or in any case when the Committee is unable to determine such number of hours, eight Hours of Service per day of such absence,

          (i) Hours of Service shall be deemed to have been completed during an absence under this paragraph only in the Computation Period in which the absence begins if an Employee or Participant would be prevented from incurring a One-Year Break in Service in such Computation Period solely because Hours of Service are deemed to have been completed during such absence, or in any other case in the immediately following Computation Period,

          (j) No Hour of Service shall be deemed to have been completed during an absence under this paragraph unless the Employee or Participant furnishes to the Committee such timely information as the Committee may reasonably require to establish that the absence is for a reason described in (g) above and the number of days of such absence, and

          (k) Nothing in this paragraph shall be deemed to prevent the crediting of Hours of Service for any purpose under the Plan under Article II(D), even though such hours are not required to be credited under (g) through (j) above.

     The word Company as used in this paragraph shall be deemed to include any Related Company. The foregoing definition shall be interpreted in accordance with the rules set forth in Department of Labor Regulations
SectionSection 2530.200b-2(b) and 2530.200b-2(c), the contents of which are hereby incorporated herein by reference.

     (26) "Investment Manager" means a Fiduciary which has fully complied with the provisions of Section 3(38) of ERISA and has provided the Committee and the Trustee with written acknowledgement that he has done so and is a Fiduciary with respect to the Plan.

     (27) "Limitation Year" shall mean the Plan Year unless the Company has designated a different 12 consecutive month period pursuant to a written resolution of its Board of Directors or by action of its Benefits Administration Committee.

     (28) "Lump Sum" means one or more payments all made within a single taxable year of the recipient.

     (29) "Normal Retirement Age," in respect of any Participant, means his 65th birthday.

     (30) "Normal Retirement Benefit" means the benefit payable under
Article V(A).

     (31) "Normal Retirement Date," in respect of any Participant, means the first day of the month coinciding with or next following his Normal Retirement Age.

     (32) "One-Year Break in Service" means a period of twelve (12) consecutive months beginning with a Date of Separation (or anniversary thereof) and not including any subsequent Date of Employment, during which period the individual does not perform an Hour of Service for the Company or any Related Company. For purposes of determining whether a break in service has occurred, any absence from work by reason of maternity or paternity of up to twelve (12) consecutive months commencing on the first anniversary of such absence shall be deemed not to result in a Date of Separation. An absence from work by reason of maternity or paternity means and includes an absence from work (i) by reason of the pregnancy of the individual, (ii) by reason of the birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement, all within the meaning of Section 410(a)(5)(E) of the Code. No credit will be given under the Plan for any such absence unless the individual furnishes to the Committee such timely information as the Committee may reasonably require to establish that the absence from work is for a reason referred to above and the period during which there was such an absence.

     (33) "Participant" means a person who at the time in question is participating in the Plan pursuant to Article II.

     (34) "Person" means any individual, corporation or other entity mentioned in Section 3(9) of ERISA.

     (35) "Plan Year" means the fiscal year on which the records of the Plan are kept, which shall be the twelve consecutive month period ending on December 31, i.e., a calendar year.

     (36) "Regulation" shall be construed as a reference to a regulation, ruling, or other interpretation, validly promulgated by the Department of Treasury or Department of Labor, as the case may be, and in effect at the time in question.

     (37) "Related Company" means and includes (i) each organization, whether or not incorporated, which is a service organization and is a member of an affiliated service group (within the meaning of Section 414(m) of the Code) of which the Company is a member, (ii) all corporations which are members of a controlled group of corporations (within the meaning of Section 414(b) of the Code) of which the Company is a member, (iii) each trade or business, whether or not incorporated, which is under common control (within the meaning of Section 414(c) of the Code) with the Company and (iv) any other entity required to be aggregated with the Company pursuant to Regulations under Section 414(o) of the Code; provided that no such corporation, organization, trade or business shall be considered to be a Related Company at any time prior or subsequent to the period of time during which it meets the foregoing definition; provided further that the status of being employed by a Related Company shall only pertain to an individual during the period of time when his employer is a Related Company, and not to any period of time prior or subsequent to its Related Company status.

     (38) "Separation (or Separated) from Service" means separation (or separated) from the service of the Company within the meaning of Section 410(a)(4) of the Code.

     (39) "Service" means and includes (i) each period of an Employee's employment with the Company or a Related Company beginning with a Date of Employment and ending on the next following Date of Separation, and (ii) each period following a Date of Separation and ending on the Employee's next Date of Employment if such next Date of Employment is within the twelve (12) consecutive month period following such Date of Separation; provided, however, that if the Employee's Date of Separation occurs while the Employee is absent from active employment with the Company or a Related Company the period following such Date of Separation and ending on the next following Date of Employment shall be included as Service only if such Date of Employment occurs within the twelve
(12) consecutive month period following the commencement of such absence from active employment.

     (40) "Trust Fund" means and includes any and all property which shall comprise the corpus of the Trust at the inception thereof, together with any contributions thereto and such other property as shall from time to time become subject to the Trust, and any and all property acquired by the Trustee in substitution for any such contributions or other property, and any and all accumulations thereon, increments thereof, and accretions thereto, less amounts paid out or sustained as distributions, expenses, losses or otherwise; provided, further, that Contracts (as hereafter defined) shall be deemed to be property and included in the Trust Fund, except as otherwise expressly stated in this Agreement.

     (41) "Vested" when used with respect to a benefit, right or account hereunder, means a claim obtained by a Participant or his Beneficiary to that part of an immediate or deferred benefit under the Plan (arising from the Participant's service) which is unconditional and legally enforceable against the Trust; but a right to an Accrued Benefit derived from Company contributions shall not fail to meet this definition solely (i) because it is not payable if the Participant dies, or (ii) because the payment of benefits is suspended during the period that the Participant is employed by the Company.

     (42) "Year of Service" means a twelve (12) consecutive month period of Service during which the Employee is credited with at least one (1) Hour of Service in each month.

     (43) Definitions of the following words and phrases are contained in the following provisions, respectively:

               Actual Contribution
                 Percentage                       Article IV(F)
               Actual Deferral
                 Percentage                       Article IV(E)
               Company                            Opening Paragraph
               Contribution Percentage            Article IV(F)
               Deferral Percentage                Article IV(E)
               Defined Benefit Plan               Article IV(D)(4)(a)
               Defined Benefit Plan
                 Fraction                         Article IV(D)(4)(b)
               Defined Contribution
                 Plan Fraction                    Article IV(D)(4)(d)
               Elective Contribution              Article III(B)
               Elective Contributions
                 Account                          Article IV(B)
               Excess Contribution                Article IV(G)(2)(c)
               Excess Elective
                 Deferrals                        Article III(B)
               Excess Matching
                 Contributions                    Article IV(H)(3)
               Great Lakes Bancorp
                 Stock                            Article IV(S)
               Investment Fund                    Article IV(J)
               Matching Company
                 Contribution                     Article III(C)
               Matching Company
                 Contributions Account            Article IV(C)
               Plan                               Opening Paragraph
               Qualified Matching
                 Contributions                    Article IV(G)(2)(b)
               Qualified Nonelective
                 Contributions                    Article IV(G)(2)(a)
               Re-employment
                 Commencement Date                Article V(C)(2)(a)
               Required Beginning
                 Date                             Article V(D)(2)
               Rollover Contribution              Article XI(F)
               Supplementary Company
                 Contributions                    Article III(A)
               Supplementary Company
                 Contributions Account            Article IV(A)
               Top Heavy Plan and
                  Related Definitions             Article XIII
               Trust                              Opening Paragraph

               Trustee                            Opening Paragraph
               Valuation Date                     Article IV(P)(1)

B. GOVERNING LAW AND RULES OF CONSTRUCTION. This Agreement shall be governed in all respects, whether as to construction, capacity, validity, performance or otherwise, by applicable Federal law and, to the extent that Federal law is inapplicable, by the laws of the State of Michigan. Wherever reasonably necessary, pronouns of any gender shall be deemed synonymous, as shall singular and plural pronouns. The index to this Agreement and the headings to the Articles and paragraphs of this Agreement are included solely for convenience and shall in no event affect, or be used in connection with, the interpretation of this Agreement. Each provision of this Agreement shall be treated as a severable, to the end that, if any one or more provisions shall be adjudged or declared illegal, invalid or unenforceable, this Agreement shall be interpreted, and shall remain in full force and effect, as though such provision or provisions had never been contained in this Agreement.

C. POWER TO INTERPRET. This Agreement shall be interpreted and effectuated to comply with the applicable requirements of ERISA and the Code; and all such applicable requirements are hereby incorporated herein by reference. Any reference in this Agreement to the requirements of ERISA or any section or title thereof shall be construed with due regard to Sections 108, 109 and 110 of ERISA. Subject to the above, the Committee shall have power to construe and interpret this Agreement, including but not limited to the power to construe and interpret all provisions of this Agreement relating to eligibility for benefits and the amount, manner, and time of payment of benefits, any such construction and interpretation by the Committee and any action taken thereon in good faith by any Administrative Party to be final and conclusive upon any affected party. The Committee shall also have power to correct any defect, supply any omission, or reconcile any inconsistency in such manner and to such extent as the Committee shall deem proper to carry out and put into effect this Agreement; and any construction made or other action taken by the Committee pursuant to this Paragraph (C), if and when communicated in writing to any other Administrative Party or affected party, shall be binding upon such other party and may be relied upon by such other party.

D. ADOPTION OF PLAN BY RELATED COMPANIES. Any Related Company may adopt this Agreement and the Plan and Trust for the benefit of its eligible employees by the written request of its President or any Senior Vice-President, such action to be approved in advance or subsequently ratified by its Board of Directors, but only with the consent of the Bank evidenced by a resolution of the Benefits Administration Committee or the written consent of its Chairperson. Unless the context otherwise requires, at any time while a Related Company has adopted this Agreement (i) the term Company as used herein with respect to any Employee or Participant shall be construed to mean the adopting corporation by which such Employee or Participant is employed, and (ii) whenever the term Company is used in connection with action to be taken in connection with the Plan, or its administration, e.g., in Article X relating to the termination or amendment of the Plan or in Article VIII(A) relating to the appointment of the Committee, the term Company shall mean Company as defined in the opening paragraph of this Agreement. A transfer of employment by a Participant between Related Companies shall not be considered a termination of employment requiring a distribution from the Trust. The Plan was extended to eligible employees of Dollar Federal Savings Bank of Hamilton, Ohio on January 1, 1991.

                                   ARTICLE II
                                  PARTICIPATION

A. ELIGIBILITY. Any Employee who has (i) attained the age of twenty-one (21) years or more and (ii) completed at least one Year of Service shall become a Participant automatically on the Entry Date coinciding with or next succeeding the first date when said conditions are fulfilled. As a consequence of becoming a Participant the Employee shall be entitled to allocations of any Supplementary Company Contributions in accordance with Article IV(A) and shall be eligible to elect as of the Entry Date on which he becomes a Participant, or as of any later Entry Date on which he is a Participant, to reduce his Creditable Compensation and to have the Company make Elective Contributions on his behalf to the Trust in the amount of such reductions in accordance with Article III(B).

B. BREAKS IN SERVICE. For purposes of determining eligibility to participate all Years of Service with the Company shall be counted, except that -

     (1) In the case of a Participant or other Employee who does not have a Vested right to an Accrued Benefit derived from Company contributions, i.e., who is not Vested in any part of an account balance under the Plan derived from Company contributions, Years of Service prior to a period of five consecutive One-Year Breaks in Service shall not be counted (excluding from the number of Years of Service before such period any Years of Service not required to be counted hereunder by reason of any prior break in service).

     (2) Notwithstanding paragraph (1) above, if as of the day before the first day of the Plan Year beginning in 1985 any Years of Service prior to such date were not required to be counted for purposes of determining eligibility under the Plan as then in effect, such Years of Service shall not be counted hereunder.

     (3) No individual shall be eligible to become a Participant as of any Entry Date when he is not an Employee.

C. REEMPLOYMENT. A former Participant or Employee shall be subject to the following rules with respect to participation in the Plan upon reemployment:

     (1) A former Employee who, after satisfying the minimum age and service requirement, terminates employment before the next Entry Date, and subsequently is reemployed by the Company or a Related Company before incurring a One-Year Break in Service, shall become a Participant as soon as administratively feasible after again becoming an Employee.

     (2) A former Employee who (i) did not have a Vested right to an Accrued Benefit derived from Company contributions on the date his employment with the Company or a Related Company terminated, (ii) incurred a period of consecutive One-Year Breaks in Service which equaled or exceeded five, and (iii) subsequently is reemployed by the Company or a Related Company, shall become eligible, or again become eligible, to participate in the Plan upon meeting anew the eligibility requirements of Article II(A) above.

     (3) A former Participant who is reemployed by the Company or a Related Company shall again become a Participant as soon as administratively feasible after again becoming an Employee.

D. INACTIVE PARTICIPANTS. Subject to Article IV(P)(1) and (R) with respect to certain Participants, it is agreed as follows:

     (1) During any period when a Participant fails to conform to the definition of an Employee because he is covered by a collective bargaining agreement within the meaning of Article I(A)(18)(b) but is still employed by the Company or because he is transferred to employment with a Related Company which has not adopted the Plan for its eligible employees, he shall be deemed an inactive Participant and during such period no Compensation paid to him by the Company shall be taken into account for the purpose of allocating Supplementary Company Contributions or forfeitures of the same under Article IV or otherwise under the Plan. However, he shall continue to be treated as a Participant for other Plan purposes including the periodic adjustments to accounts of Participants described in Article IV(O)(1), (2), (4) and (5). If such an inactive Participant again conforms to the definition of an Employee he subsequently shall be treated as an active Participant for all Plan purposes and Compensation paid to him thereafter by the Company shall be taken into account for the foregoing purposes.

     (2) During any period (i) when an election under Article III(B) to reduce the Creditable Compensation which a Participant otherwise would be entitled to receive and to have the Company make Elective Contributions to the Trust on his behalf is not in effect, (ii) when a Participant fails to meet the definition of an Employee because he is covered by a collective bargaining agreement within the meaning of Article I(A)(18)(b), (iii) when a Participant fails to meet the definition of an Employee because he is not compensated on a salaried basis within the meaning of Article I(A)(18)(c), or (iv) when because of a transfer of employment he is employed by a Related Company which has not adopted the Plan, he shall be considered an inactive Participant in the Elective Contributions portion of the Plan and no Elective Contributions will be allocated to his Elective Account for such period. However, during such period the Participant shall continue to be treated as a Participant in the Elective Contributions portion of the Plan for other Plan purposes including the periodic adjustments to accounts of Participants described in Article IV(O)(1), (2), (4) and (5).

                                   ARTICLE III
                                  CONTRIBUTIONS

A. SUPPLEMENTARY COMPANY CONTRIBUTIONS. Subject to the limitations of Article III(D) and (E), the Company shall in respect of each taxable year, within the time prescribed by law for filing its federal income tax return for such taxable year (including extensions thereof), contribute to the Trust in furtherance of the Plan, in cash or investments authorized under Article IX(G) (General Powers of Trustee), such amount, if any, as may be determined in the discretion of the Company by or in accordance with a resolution of its Board of Directors adopted within the time prescribed by law for filing its federal income tax return for such taxable year, including extensions thereof, any such amounts being herein called "Supplementary Company Contributions".

B. ELECTIVE CONTRIBUTIONS; ADJUSTED $7,000 LIMITATION; CORRECTIVE DISTRIBUTIONS. Subject to the limitations of Article III(D) and (E) and Article IV(E), each Participant may elect within a reasonable time (to be specified by the Committee) before any Entry Date, and before any additional regular periodic dates which the Committee may designate and communicate to Participants, on a form to be furnished to him by the Committee to reduce the compensation which otherwise would be paid to him after such Entry Date (or other designated date) and to have the Company make contributions (herein called "Elective Contributions") to the Trust in the amounts of such reductions on his behalf, provided, however, that no Participant may elect to have Elective Contributions
(i) made to the Trust on his behalf of less than 1% or more than 12% of his Creditable Compensation or (ii) made to the Trust and/or to any other tax qualified plan of the Company on his behalf of more than the Adjusted Equivalent of $7,000 in any taxable year of the Participant. Such an election, and any election to change the same made pursuant to this Agreement, may be made only with respect to Creditable Compensation which is not currently available to the electing Participant on the Entry Date (or other designated date) as of which the election is made.

     Elective Contributions obtained by the Company by means of payroll reductions shall be paid by the Company to the Trustee at the earliest date on which they can reasonably be segregated from the Company's general assets and in no event later than 90 days after the date on which such amounts otherwise would have been paid to the Participant as Creditable Compensation. Subject to the foregoing, Elective Contributions for a Plan Year shall be made during the Plan Year or within the time prescribed in (A) above for making Supplementary Company Contributions for the Plan Year, except that any additional Company Contributions made under Article IV(G)(2) and treated as Elective Contributions for the Plan Year may be made within 12 months following the close of the Plan Year.

     A Participant who has elected to have the Company make Elective Contributions to the Trust on his behalf may, as of any Entry Date and as of any additional regular periodic dates as the Committee may determine and communicate to Participants, change the annual dollar amount of such Elective Contributions or the percentage of Creditable Compensation used to determine the amount of such Elective Contributions. Also, at any time, a Participant may elect to terminate his Elective Contributions for the period subsequent to the effective date of the election. All such elections may be made and become effective only in accordance with such reasonable rules as may be established by the Committee. In the event of the termination of Elective Contributions on behalf of a Participant under this paragraph, the Participant shall not be entitled, until a subsequent Entry Date, to again elect that Elective Contributions be made on his behalf.

     If the Elective Contributions made to the Trust on behalf of a Participant under the Plan together with any elective deferrals (as defined in Section 402(g)(3) of the Code) under another qualified cash or deferred arrangement as defined in Section 401(k) of the Code, a simplified employee pension as defined in Section 408(k) of the Code, a salary reduction arrangement under Section 403(b) of the Code, a deferred compensation plan under Section 457 of the Code, or a trust described in Section 501(c)(18) of


                                      III-1
the Code, cumulatively exceed the limitation imposed by Section 402(g) of the Code for the Participant's taxable year, the Participant may, not later than March 1 following the close of such taxable year, notify the Committee in writing of the excess Elective Contributions made to the Trust (in this Agreement called "Excess Elective Deferrals") and request that such Excess Elective Deferrals be paid to the Participant. With respect to the Plan and any other plan of the Company or a Related Company in which an Employee participates, such individual shall be deemed to have notified the Committee regarding Excess Elective Deferrals and to have requested that the total such excess deferrals (and income thereon) be distributed, but taking into account only elective deferrals under this Plan and any other plan of the Company or a Related Company; furthermore, under such circumstances the Company may notify the Committee on behalf of such individual. Such amount shall then be distributed in the same manner as provided at the outset of this paragraph.

     In such event the Committee may direct the Trustee to pay such Excess Elective Deferrals plus any income, or less any loss, allocable to the same to the Participant not later than the first April 15 following the close of such taxable year. At the request of the Participant Excess Elective Deferrals for a taxable year of the Participant may be paid to the Participant from the Trust during the taxable year for which they were made if the Committee so directs the Trustee, provided that in such event (i) the Participant designates the payment as an Excess Elective Deferral, (ii) the payment is made after the date on which the Trustee received the Excess Elective Deferral, and (iii) the Committee designates the payment as a distribution of Excess Elective Deferrals.

     Notwithstanding the foregoing, a Participant's Excess Elective Deferrals for the taxable year of the Participant shall be reduced, but not below zero, by any distribution of Excess Contributions made to the Participant pursuant to
Article IV(G) for the Plan Year beginning with or within the taxable year of the Participant.

     The income or loss allocable to an Excess Elective Deferral paid to a Participant by the Trustee shall be an amount equal to the income or loss of the Participant's Elective Contributions Account for the taxable year of the Participant for which the Excess Elective Deferral was made multiplied by a fraction the numerator of which is the Excess Elective Deferral made on behalf of the Participant for such taxable year and the denominator of which is the Participant's Elective Contributions Account balance as of the end of such taxable year not counting any income or loss allocable to such account for such taxable year and, solely for Plan Years beginning before 1991, an additional 10% of the amount determined above multiplied by the number of calendar months between the end of the taxable year and the date of payment to the Participant counting the month in which payment is made only if payment is made after the 15th day of such month.

     Elective contributions made by a Participant which exceed the percentage limit specified in this Article III(B) shall be refunded, along with allocable income, in the same manner as Excess Elective Deferrals.

     Notwithstanding the above, effective October 1, 1994, no further Elective Contributions may be made to the Plan during the Plan Year which began on January 1, 1994. Furthermore, effective January 1, 1995, no Participant may elect to have Elective Contributions made to the Trust on his behalf of more than 6% of his Creditable Compensation.

C. MATCHING COMPANY CONTRIBUTIONS. Subject to the limitations of Article III(D) and (E) and Article IV(F) and the rights and obligations of the Committee under Article IV(G) and (H) to monitor and make adjustments in certain contributions, the Company shall contribute to the Trust for each Plan Year on behalf of each Participant for whom it makes Elective Contributions for such Plan Year matching contributions (herein called "Matching Company Contributions") in an amount equal to twenty-five percent (25%) of that portion of his Elective Contribution which is invested in the Great Lakes Bancorp Stock Fund and which does not exceed the lesser of Two Thousand


                                      III-2

Dollars ($2,000.00) or four percent (4%) of the Participant's Creditable Compensation for the portion of the Plan Year in which he was a Participant and made Elective Contributions. Effective April 1, 1993, the specific amounts described above are changed to fifty percent (50%), Three Thousand Six Hundred Dollars ($3,600) and six percent (6%) respectively. The Company in addition to the amount described above may contribute as additional Matching Company Contributions for any Plan Year an amount set in the discretion of the Company. Such amounts shall be allocated as a percentage of each Participant's Elective Contribution, but may be limited to a specified dollar amount. A Participant's Elective Contribution for the Plan Year for purposes of this Paragraph (C) means his Elective Contribution remaining after distribution to him of any Excess Elective Deferrals under Article III(B) and any Excess Contributions under Articles IV(D)(1) or IV(G)(2)(c) for such Plan Year. The Company shall contribute all such Matching Company Contributions to the Trust for each Plan Year in Great Lakes Bancorp Stock from time to time during such Plan Year, or after the end of such Plan Year but not later than the time prescribed by law for filing its federal income tax return for its taxable year with respect to which the Matching Company Contribution is made, including extensions thereof. Pursuant to Article IV(Q)(3), for Plan Years beginning after 1990, Matching Company Contributions required to be made to the Trust under this Article III(C) shall be reduced by any forfeitures of Matching Company Contributions under
Article V(C). Prior to the beginning of any Plan Year the Company may determine and communicate to Participants any change to be made to the amount of the Matching Company Contribution, if any, to be made for Participants for such Plan Year. The Company shall make Matching Company Contributions to the Plan for Participants in the amounts so determined and communicated to Participants.

D. LIMITATIONS ON COMPANY CONTRIBUTIONS. The Company Contributions to the Trust for any taxable year of the Company shall not exceed the least of:

     (1) The aggregate Company Contributions permitted by Article IV(D) (specifying maximum Annual Additions) as applied to all Participants;

     (2) An amount equal to 15% of the aggregate Compensation paid during such taxable year to Employees who are Participants as of the Anniversary Date falling within such taxable year, plus the amount of any unused pre-87 limitation carry forwards available under Section 404(a)(3)(A)(v) of the Code in respect of such taxable year; or

     (3) The Company contributions permitted by Article III(E) (pertaining to two or more plans).

E. TWO OR MORE PLANS. If the Company makes contributions for the taxable year in question, in connection with one or more additional tax qualified plans (including annuity plans) whose participants include one or more Participants in this Plan, the total amount so contributed by the Company for said taxable year, including its contribution for said taxable year under Paragraphs A, B and C of this Article III, shall not exceed the greater of (i) 25% of the Compensation otherwise paid during said taxable year to the participants in said additional plans and the Participants in this Plan or (ii) the amount of Company contributions necessary to satisfy the minimum funding standard provided by
Section 412 of the Code for the Plan Year which ends with or within said taxable year (or for any prior Plan Year), all within the meaning of Section 404(a)(7) of the Code; provided that:

     (1) If any carry-over deduction is available to the Company for said taxable year from one or more prior taxable years under Section 404(a)(7)(B), the amount thereof shall reduce the limitation set forth in the foregoing portion of this Paragraph (E).

     (2) If said limitation (reduced, if appropriate, under (1) above) would otherwise be exceeded, the Company's contribution under this Plan for said taxable year shall be reduced by an amount equal to the excess.


                                      III-3

F. DEDUCTIBILITY. All Company Contributions to the Trust are conditioned upon the Plan and Trust being initially tax qualified and upon deductibility under
Section 404 of the Code, unless otherwise expressly stated by the Company. Accordingly (unless so stated), if the Plan and Trust are submitted to the Internal Revenue Service for a determination letter within the time provided by law for filing the Company's federal income tax return for the fiscal year of the Company in which the Plan and Trust were adopted or by such later date as the Secretary of the Treasury may prescribe, and are determined to be not initially tax qualified, or if and to the extent that such a deduction is disallowed within the meaning of Section 403(c)(2) of ERISA, the contribution in question shall be repaid to the Company upon demand (but subject to Paragraph (H) below and, if by reason of disallowance, only to the extent disallowed) within one year after such disallowance or denial of initial qualification. Any Elective Contributions so returned to the Company shall be paid by the Company to the Employees on whose behalf they were made. If any Company contribution for any taxable year shall exceed the amount deductible for said taxable year under the Code, but shall not be repaid pursuant to the foregoing sentence, the portion not so deductible shall in like amount reduce the contribution required in respect of the subsequent taxable year during which the disallowance or other determination of nondeductibility is made and (to the extent not thereby consumed) any subsequent taxable year or years.

G. CONTRIBUTIONS BY MISTAKE. If and to the extent that a Company contribution to the Trust is made as a result of facts and circumstances constituting a good faith mistake of fact, the same shall be repaid to the Company upon demand (but subject to Paragraph (H) below and only to the extent of such mistake) within one year after the payment of the contribution. Any Elective Contributions so returned to the Company shall be paid by the Company to the Employees on whose behalf they were made.

H. LIMITATION ON REPAYMENTS. All repayments of Company Contributions under Paragraphs (F) and (G) above shall be subject to the conditions that:

     (1) Such repayment shall not include any earnings attributable to that portion of the Company contribution which qualifies for repayment under Paragraphs (F) and (G) above.

     (2) There shall be deducted from the amount of such repayment any losses attributable to that portion of the Company Contribution which qualifies for repayment under Paragraphs (F) and (G) above.

     (3) If in any event such repayment would result in any Participant's account being reduced to a balance which is less than the balance which would have been in his account had the amount contributed by mistake of fact or in excess of the deductible amount not been contributed, then the amount to be repaid shall be reduced until no Participant's account shall be so reduced by reason of such repayment.

I. NO AFTER-TAX EMPLOYEE CONTRIBUTIONS. No Employee shall make any nondeductible (after-tax) employee contributions to the Trust for any Plan Year beginning after 1986. This prohibition shall not prevent rollovers or transfers to the Trust permitted under Article XI(F). If this Agreement permitted nondeductible employee contributions prior to the Plan Year beginning after 1986 and any Participant made such contributions, such contributions and earnings thereon shall be fully vested and shall continue to be maintained in a separate account by the Trustee for each such Participant. Also, the provisions of this Agreement relating to nondeductible employee contributions in effect for Plan Years prior to the Plan Year beginning after 1986 shall continue to apply to such separate accounts.

J. CORRECTIVE CONTRIBUTIONS. If it becomes necessary to make additional amounts available pursuant to Article IV(G), (H) or (I) in order to pass the discrimination tests of Article IV(E) or (F), to correct mistakes made in amounts distributed from or credited to Accounts, or to restore the portion of a Participant's Account which was forfeited pursuant to any provision of the


                                      III-4

Plan, the additional contribution, correction or restoration shall first be made out of Employer contributions and forfeitures and then out of Trust Fund earnings for the Plan Year in question, but only to the extent that such amounts have not already been allocated under the provisions of the Plan. Any additional amounts needed may be provided by a special contribution to the Plan which the Company, at its sole discretion (but subject to the applicable limitations on deductible contributions and maximum annual additions), may elect to make. Any such special contribution shall be allocated or credited in the fashion specified by the Committee.


                                      III-5

                                   ARTICLE IV
                             ALLOCATION AND ACCOUNTS

A. SUPPLEMENTARY COMPANY CONTRIBUTIONS ACCOUNTS. The Trustee shall establish an account (herein called a "Supplementary Company Contributions Account") for each Participant who is not a Highly Compensated Employee and shall thereafter maintain a record thereof. Supplementary Company Contributions under Article III(A) for any taxable year shall, subject to the limitations of Article IV(D) and to Article II(D) regarding inactive Participants, promptly upon receipt be allocated among the various eligible Participants' Supplementary Company Contributions Accounts, as of the Anniversary Date falling within such taxable year, as follows:

     (1) The amount allocated to each eligible Participant's Supplementary Company Contributions Account (including the Supplementary Company Contributions Account of any individual who first became an eligible Participant as of any Entry Date falling within such taxable year) shall be that portion of the Company's Supplementary Company Contributions which the Creditable Compensation paid to such Participant in the taxable year bears to the total Creditable Compensation paid to all the eligible Participants in the taxable year.

     (2) A Participant shall be eligible to receive a Supplementary Company Contribution only if he is not a Highly Compensated Employee and only if he both completes a Year of Service during the Plan Year and is still an Employee on the Anniversary Date except to the extent required by Article IV(P)(1) relating to certain terminating Participants.

B. ELECTIVE CONTRIBUTIONS ACCOUNTS. The Trustee shall establish an account (herein called an "Elective Contributions Account") for each Participant and shall thereafter maintain a record thereof. Elective Contributions under
Article III(B) for any Plan Year shall, subject to the limitations of Paragraphs
(D) and (E) of this Article IV, be credited to the Participant's Elective Contributions Account upon receipt by the Trustee not less frequently than monthly and in no event later than as of the Anniversary Date falling within such Plan Year.

C. MATCHING COMPANY CONTRIBUTIONS ACCOUNTS. The Trustee shall establish an account (herein called a "Matching Company Contributions Account") for each Participant in respect of whom the Company makes a Matching Company Contribution to the Trust and shall thereafter maintain a record thereof. Matching Company Contributions under Article III (C) for any Plan Year in respect of each Participant shall be credited to the Participant's Matching Company Contributions Account upon receipt by the Trustee and in no event later than as of the Anniversary Date falling within such Plan Year.

D. LIMITATIONS ON ANNUAL ADDITIONS TO ACCOUNTS. Notwithstanding the foregoing provisions of Paragraphs (A), (B) and (C) of this Article IV or of Article III, the contributions and other additions with respect to any one Participant for any such taxable year under all Defined Contribution Plans of the Company, expressed as an Annual Addition to such Participant's account under this Plan and as annual additions (defined similarly to Article I(A)(7)) allocated to such Participant's accounts under all other Defined Contribution Plans of the Company, shall not exceed the lesser of:

                    (i) The Adjusted Equivalent of $30,000.00, or, if greater, one fourth of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code in effect for the Plan Year; or

                    (ii) 25% of the Compensation paid to such Participant by the Company in such taxable year;

provided that:

                    (1) if said limitation would otherwise be exceeded, the amount allocated to said Participant's Account shall be reduced by an amount equal to the excess, and Company Contributions for said Limitation Year shall be reduced to the extent necessary to avoid such excess; provided, however, that if such reduction is not possible or practical in the circumstances because the Company Contributions for such Limitation Year have been made at the time it is discovered that said limitation would otherwise be exceeded and the Committee determines that the excess part of such contribution cannot be returned to the Company without adversely affecting the tax qualified status of the Plan either as a contribution made as a result of a mistake of fact or by reason of its nondeductibility, then if such excess was created as the result of the allocation of forfeitures, a reasonable error in estimating a Participant's Compensation or Creditable Compensation, or under other limited facts and circumstances which the Commissioner of Internal Revenue finds justify the availability of the rules set forth in the remainder of this subparagraph (1), such amount shall be distributed to the Participant to the extent due to Elective Contributions and any remaining excess shall be held in a suspense account, provided (i) no further Company Contributions will be made to the Trust on behalf of the Participants for which such excess exists until they can be allocated to the Accounts of such Participants without violating the aforesaid limitation, (ii) investment gains and/or losses and other Trust income are not allocated to such suspense account and (iii) the amounts in such suspense account are allocated to the Accounts of Participants for which such excess exists as of each subsequent date on which Company Contributions are normally allocated until such suspense account is exhausted. In the event the Plan and Trust are terminated any amount in such suspense account at the time of termination shall be allocated to the Accounts of the Participants in the Plan Year in which the Plan is terminated in the same proportions as a Company Contribution for such Plan Year would be allocated, but only to the extent permitted by the aforesaid limitations on Annual Additions. If after such allocation any amount remains in such suspense account, it shall be paid to the Company and to the extent any such amount consists of Elective Contributions the Company shall pay the same to the appropriate Participants.

                    (2) if said Participant is also a participant in a Defined Benefit Plan maintained by the Company, the sum of his Defined Benefit Plan Fraction and his Defined Contribution Plan Fraction shall not exceed 1.0 for any taxable year of the Company, except as otherwise permitted by Section 2004(a) of ERISA; provided, however, that if this requirement would otherwise be violated, the Company shall first reduce the amount of its contributions (or other components of Annual

                         Additions) to any said Defined Contribution Plan to the extent necessary, whether or not including this Plan, with respect to the Participant in question, and shall then adjust, freeze or suspend the rate of benefit accrual under any said Defined Benefit Plan with respect to the Participant in question, so that such violation will not occur.

                    (3) for purposes of applying the foregoing provisions of this Paragraph (D), all Defined Benefit Plans (whether or not terminated) of the Company are to be treated as one Defined Benefit Plan, and all Defined Contribution Plans (whether or not terminated) of the Company are to be treated as one Defined Contribution Plan, all within the meaning of (and to the extent necessary to comply with) Section 415 of the Code (including, in particular, subsection (f) thereof) and any applicable Treasury Regulations thereunder.

                    (4) for purposes of this Article IV(D) the following terms, wherever capitalized, shall have the following meanings, respectively, unless the context otherwise requires:

                         (a)  "Defined Benefit Plan" means any plan described in
                              Section 414(j) of the Code (listing tax qualified and similar plans) which is not a Defined Contribution Plan, except as otherwise provided in
                              Section 414(k) of the Code for hybrid plans.

                         (b) "Defined Benefit Plan Fraction" for a Participant for any Plan Year is a fraction -

                              (i)  The numerator of which is the projected
                                   annual benefit of the Participant under the Company's Defined Benefit Plan (determined as of the close of such Plan Year), and

                              (ii) The denominator of which is the lesser of (1)
                                   the product of 1.25, multiplied by the dollar limitation in effect under
                                   Section 415(b)(1)(A) of the Code for such Plan Year, or (2) the product of 1.4, multiplied by the amount which may be taken into account under Section 415(b)(1)(B) of the Code with respect to the Participant under such Defined Benefit Plan for such Plan Year.

                         (c) "Defined Contribution Plan" shall have the meaning given to this term in Article I(A)(17).

                         (d) "Defined Contribution Plan Fraction" for a Participant for any Plan Year is a fraction -

                              (i) The numerator of which is the sum of the Annual Additions to the Participant's account as of the close of such Plan Year, and

                              (ii) The denominator of which is the sum of the
                                   lesser of the following amounts determined for such Plan Year and for each prior year of service with the Company and/or a Related
                                   Company: (1) the product of 1.25, multiplied by the dollar limitation in effect under
                                   Section 415(c)(1)(A) of the Code for such Plan Year and for each prior year of service with the Company and/or a Related Company, or
                                   (2) the product of 1.4, multiplied by the amount which may be taken into account under
                                   Section 415(c)(1)(B) of the Code with respect to such Participant for such Plan Year.

                    (5) The word Company as used in this Article IV(D) shall be deemed to include any Related Company unless the context otherwise requires so that for purposes of
                         Section 415 of the Code all employees of the Company and any Related Company shall be treated as employed by a single employer.

E. SPECIAL LIMITATIONS ON ALLOCATIONS OF ELECTIVE CONTRIBUTIONS. For each Plan Year beginning after 1986, allocations of Elective Contributions to the Participants' Elective Contribution Accounts shall be limited so that the Actual Deferral Percentage for the group of Participants who are Highly Compensated Employees shall bear a relationship to the Actual Deferral Percentage for the group of all other Participants which meets either of the following tests:

     (1) The Actual Deferral Percentage for the group of Participants who are Highly Compensated Employees is not more than the Actual Deferral Percentage for the group of all other Participants multiplied by 1.25, or

     (2) The excess of the Actual Deferral Percentage for the group of Participants who are Highly Compensated Employees over the actual Deferral Percentage for the group of all other Participants is not more than 2 percentage points, and the Actual Deferral Percentage for the group of Participants who are Highly Compensated Employees is not more than the Actual Deferral Percentage for the group of all other Participants multiplied by 2.

     For purposes of this Paragraph (E), "Actual Deferral Percentage" for each group of Participants referred to above for a Plan Year means the average of the ratios, calculated separately for each Participant in the group, of the amount of Elective Contributions paid to the Trust on behalf of the Participant for the Plan Year, to the Participant's Creditable Compensation paid in that portion of the Plan Year during which he was a Participant. As separately calculated for each Participant, such ratio is referred to as his "Deferral Percentage."

     The Deferral Percentage of a Participant for whom no Elective Contribution is made for the Plan Year is zero. For Plan Years beginning after 1988 the Deferral Percentages of Participants and the Actual Deferral Percentage of each group of Participants shall be calculated to the nearest one hundredth of one percent. For purposes of the tests described in (1) and (2) above Elective Contributions shall include any amounts treated as Elective Contributions under
Article IV(G).

     For purposes of this Paragraph (E), the following special rules shall apply:

     (3) The Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Contributions allocated to his accounts under this Plan and under one or more other plans or arrangements described in Section 401(m) of the Code that are maintained by the Company or a Related Company shall be determined as if all such Elective Contributions were made under a single plan or arrangement.

     (4) For purposes of determining the Deferral Percentage of a Participant who is a five percent owner of the Company or one of the ten most highly paid Highly Compensated Employees, the Elective Contributions and Creditable Compensation of such Participant shall include the Elective Contributions and Creditable Compensation of family members, as defined in Article I(A)(24). Such family members shall be disregarded as separate Participants in determining the Actual Deferral Percentage for the group of Participants who are not Highly Compensated Employees.

     (5) The determination and treatment of the Elective Contributions and Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by Regulation. The Company shall maintain for a reasonable time records sufficient to demonstrate compliance with the Regulations relating to the Actual Deferral Percentage test described above.

F. SPECIAL LIMITATIONS ON ALLOCATIONS OF MATCHING COMPANY CONTRIBUTIONS. For each Plan Year beginning after 1986, allocations of Matching Company Contributions to Participants' Matching Company Contributions Accounts shall be limited so that the Actual Contribution Percentage for the group of Participants who are Highly Compensated Employees shall bear a relationship to the Actual Contribution Percentage for the group of all other Participants which meets either of the following tests:

     (1) The Actual Contribution Percentage for the group of Participants who are Highly Compensated Employees is not more than the Actual Contribution Percentage for the group of all other Participants multiplied by 1.25, or

     (2) The excess of the Actual Contribution Percentage for the group of Participants who are Highly Compensated Employees over the Actual Contribution Percentage for the group of all other Participants is not more than 2 percentage points, and the Actual Contribution Percentage for the group of Participants who are Highly Compensated Employees is not more than the Actual Contribution Percentage for the group of all other Participants multiplied by 2.

     For purposes of this Paragraph (F), "Actual Contribution Percentage" for each group of Participants for a Plan Year means the average of the ratios, calculated separately for each Participant in the group, of the amount of Matching Company Contributions paid to the Trust on behalf of each Participant for the Plan Year, to the Participant's Creditable Compensation paid in that portion of the Plan Year during which he was a Participant. As separately calculated for each Participant, such ratio is referred to as his "Contribution Percentage."

     The Contribution Percentage of a Participant for whom no Matching Company Contribution is made for the Plan Year is zero. For Plan Years beginning after 1988 the Contribution Percentages of Participants and the Actual Contribution Percentage of each group of Participants shall be calculated to the nearest one hundredth of one percent. For purposes of the tests described in (1) and (2) above Matching Company Contributions shall include any amounts treated as Matching Company Contributions under Article IV(H).

     For purposes of this Paragraph (F), the following special rules shall apply:

     (3) The Contribution Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Matching Company Contributions allocated to his accounts under this Plan and under one or more other plans or arrangements described in Section 401(k) of the Code that are maintained by the Company or a Related Company shall be determined as if all such Matching Company Contributions were made under a single plan or arrangement.

     (4) For purposes of determining the Contribution Percentage of a Participant who is a five percent owner of the Company or one of the ten most highly paid Highly Compensated Employees, the Matching Company Contributions and Creditable Compensation of such Participant shall include the Matching Company Contributions and Creditable Compensation of family members, as defined in
Article I(A)(24). Such family members shall be disregarded as separate Participants in determining the Actual Contribution Percentage for the group of Participants who are not Highly Compensated Employees.

     (5) The determination and treatment of the Matching Company Contributions and Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by Regulation. The Company shall maintain for a reasonable time records sufficient to demonstrate compliance with the Regulations relating to the Actual Contribution Percentage test described above.

G. ADJUSTMENTS TO PREVENT EXCESS ALLOCATIONS OF ELECTIVE CONTRIBUTIONS. In order to assure that no amounts in excess of the limitations imposed by Paragraph (E) of this Article IV are allocated to the Elective Contributions Account of any Participant who is a Highly Compensated Employee, and in the case of (1) below also to assure that no amounts in excess of the limitations imposed by Article III(D) and (E) and Article IV(D) are exceeded, the following steps shall be taken:

     (1)  The Committee shall monitor elections made by Participants under
Article III(B) and Elective Contributions being made periodically to the Trust pursuant to such elections and may require changes in the elections of Participants, prior to or during any Plan Year, which would reduce the Elective Contributions being made to the Trust on behalf of such Participants and the Matching Company Contributions being made to the Trust on account of such Elective Contributions and/or may reduce or terminate such Elective Contributions and the Matching Company Contributions being made to the Trust on account of such Elective Contributions at any time, in order to assure compliance with any of the limitations referred to above.

     (2) If notwithstanding the Committee's efforts to monitor allocations to the Accounts of Participants as required by subparagraph (1) above, the Committee determines after the end of a Plan Year that the allocations of Elective Contributions to the Elective Contribution Accounts of Highly Compensated Employees for such Plan Year exceed the special limitations described in Paragraph (E) above:

     (a) The Company may make additional discretionary contributions to the Trust for such Plan Year for allocation to separate accounts of Participants who are not Highly Compensated Employees, or to accounts of all Participants, in amounts which in combination with Elective Contributions (and any Qualified Matching Contributions under (b) below) for such Plan Year are sufficient to cause such special limitations not to be exceeded. Any such contributions (i) shall be allocated to separate accounts of such Participants in proportion to the Creditable Compensation of each paid in that portion of the Plan Year during which he was a Participant, or if for Plan Years beginning after 1989 Regulations so require, at any time in the Plan Year, (ii) shall meet the requirements of Regulation 1.401(k)-1(b)(5), and (iii) shall normally be made within the time prescribed by law for filing the Company's federal income tax return for its taxable year with respect to which the discretionary contribution is made, including extensions thereof.

          Such special accounts shall be fully Vested at all times, shall be subject to the same limitations on distributions which are applicable to Elective Contributions described in Article V(F) and shall be treated as Elective Contributions for purposes of Article IV(E). Also, the Company may transfer to separate accounts of the kind described above any fully Vested Supplementary Company Contributions made to the Trust for such Plan Year in which event they shall be treated in the same manner and be subject to the same conditions as additional discretionary contributions to the Trust under this subparagraph (a). Contributions made or transferred to separate accounts pursuant to this subparagraph (a) are referred to in this Agreement as "Qualified Nonelective Contributions".

     (b) The Company may make additional matching contributions to the Trust for such Plan Year for allocation to separate accounts of Participants for whom Elective Contributions were made to the Trust for such Plan Year and who are not Highly Compensated Employees in amounts which in combination with the Elective Contributions (and any Qualified Nonelective Contributions under (a) above) for such Plan Year are sufficient to cause such special limitations not to be exceeded. Any such additional matching contributions (i) shall be allocated to separate accounts of such Participants in proportion to the Elective Contributions made on behalf of each for the Plan Year, (ii) shall meet the requirements of Regulation 1.401(k)-1(b)(5), and (iii) shall normally be made within the time prescribed by law for filing the Company's federal income tax return for its taxable year with respect to which the matching contribution is made, including extensions thereof. Such special accounts shall be fully Vested at all times and shall be subject to the same limitations on distributions which are applicable to Elective Contributions described in Article V(F) and shall be treated as Elective Contributions for purposes of Article IV(E). Also, the Company may transfer to separate accounts of the kind described above any Supplementary Company Contributions and Matching Company Contributions, which are not fully Vested and subject to the limitations of Article V(F), made to the Trust for such Plan Year in which event they shall be treated in the same manner and be subject to the same conditions as additional matching contributions to the Trust under this subparagraph (b). Contributions made or transferred to separate accounts pursuant to this subparagraph (b) are referred to in this Agreement as "Qualified Matching Contributions".

     (c) The Committee may direct the Trustee to distribute to Participants who are Highly Compensated Employees that portion of the Elective Contributions made to the Trust on their behalf for such Plan Year which exceeds the special limitations of Article IV(E) (in this Agreement called "Excess Contributions") adjusted for earnings or losses. Any Excess Contributions, as so adjusted, to be distributed to Participants shall be designated as Excess Contributions by the Company and be distributed after the close of the Plan Year for which they were made normally within 2 1/2 months after the end of such Plan Year, and in any event not later than 12 months after the end of such Plan Year. (If such Excess Contributions are distributed after 2 1/2 months after the end of such Plan Year an excise tax is imposed on the Company with respect to the same.)

     (d) The Excess Contribution for the Plan Year, if any, for each Participant who is a Highly Compensated Employee shall be determined and distributed as follows:

          (i) The Deferral Percentage of the Highly Compensated Employee with the highest Deferral Percentage shall be reduced to the extent required to either (A) enable the Plan to satisfy one of the Actual Deferral Percentage tests of Article IV(E), or (B) cause the Highly Compensated Employee's Deferral Percentage to equal the Deferral Percentage of the Highly Compensated Employee with the next highest Deferral Percentage. This process shall be repeated until the Plan satisfies one of the Actual Deferral Percentage tests of Article IV(E). When and if the Deferral Percentages of two or more Highly Compensated Employees to be reduced are the same, such percentages shall be reduced equally and simultaneously.

          (ii) The Excess Contribution to be distributed to each Highly Compensated Employee whose Deferral Percentage is reduced under
               (i) above shall be the Elective Contributions made to the Trust for the Plan Year on behalf of the Highly Compensated Employee (determined prior to the application of this subparagraph (d)) minus the amount determined by multiplying the Highly Compensated Employee's Creditable Compensation by his Deferral Percentage (determined after the application of this subparagraph (d)).

     (e) The income or loss allocable to an Excess Contribution distributed to a Highly Compensated Employee under (c) and (d) above by the Trustee shall be the income or loss of the Participant's Elective Contributions Account for the Plan Year for which the Excess Contribution was made multiplied by a fraction the numerator of which is the Excess Elective Contribution made on behalf of the Participant for such Plan Year and the denominator of which is the Participant's Elective Contributions Account balance as of the end of such Plan Year not counting any income or loss allocable to such account for such Plan Year and, solely for Plan Years beginning before 1991, an additional 10% of the amount determined under (i) above multiplied by the number of calendar months between the end of the Plan Year and the date of distribution to the Participant counting the month in which distribution is made only if distribution is made after the 15th day of such month.

     (f) If a Participant and one or more of his family members are subject to the family aggregation rules described in Article IV(E) and Code
          Section 414(q)(6), the allocation and distribution of Excess Contributions in respect of such individuals shall be made in accordance with Regulation 1.401(k)-l(f)(5)(ii).

H. ADJUSTMENTS TO PREVENT EXCESS ALLOCATIONS OF MATCHING COMPANY CONTRIBUTIONS. If notwithstanding the Committee's efforts to monitor allocations to the Accounts of Participants as required by Article IV(G)(1), the Committee determines after the end of a Plan Year that the allocations of Matching Company Contributions to the Matching Company Contribution Accounts of Highly Compensated Employees for such Plan Year exceed the special limitations described in Paragraph (F) above:

     (1) The Company may make Qualified Nonelective Contributions to the Trust for such Plan Year for allocation to separate accounts of Participants and/or transfer fully Vested Supplementary Company Contributions for such Plan Year to such separate accounts, in the same manner and subject to the same conditions set forth in Article IV(G)(2)(a), which in combination with the Matching Company Contributions (and any additional matching contributions under (2) below) for such Plan Year are sufficient to cause such special limitations not to be exceeded. Also, to cause such special limitations not to be exceeded the Company may transfer to separate accounts of the kind described above any Elective Contributions made to the Trust for such Plan Year provided that Elective Contributions for such Plan Year meet the requirements of Reg. 1.401(m)-1(b)(5).

     (2) The Company may make additional matching contributions to the Trust for such Plan Year for allocation to the Matching Company Contributions

Accounts of Participants for whom Elective Contributions were made to the Trust for such Plan Year and who are not Highly Compensated Employees in amounts which in combination with the Matching Company Contributions (and any Qualified Nonelective Contributions under (1) above) for such Plan Year are sufficient to cause such special limitations not to be exceeded. Any such contributions shall be allocated to the Matching Company Contributions Accounts of such Participants in proportion to the Matching Company Contributions theretofore made on behalf of each for the Plan Year, and shall normally be made within the time prescribed by law for filing the Company's federal income tax return for its taxable year with respect to which the additional matching contribution is made, including extensions thereof. Such additional matching contributions shall be subject to the same plan rules applicable to Matching Company Contributions and shall be treated as Matching Company Contributions for purposes of Article IV(F).

     (3) The Committee may direct the Trustee to distribute to Participants who are Highly Compensated Employees that portion of the Matching Company Contributions made to the Trust on their behalf for such Plan Year which exceeds the special limitations of Paragraph (F) of this Article IV (in this Agreement called "Excess Matching Contributions") adjusted for earnings or losses. Any Excess Matching Contributions, as so adjusted, to be distributed to Participants shall be designated as Excess Matching Contributions by the Company and be distributed after the close of the Plan Year for which they were made normally within 2 1/2 months after the end of such Plan Year, and in any event not later than 12 months after the end of such Plan Year. (If such Excess Matching Company Contributions are distributed after 2 1/2 months after the end of such Plan Year an excise tax is imposed on the Company with respect to the same.)

     (4) The Excess Matching Company Contribution for the Plan Year, if any, for each Participant who is a Highly Compensated Employee shall be determined and, if not reallocated under subparagraph (7) below to the accounts of other Participants, shall be distributed, as follows:

     (a) The Contribution Percentage of the Highly Compensated Employee with the highest Contribution Percentage shall be reduced to the extent required to either (A) enable the Plan to satisfy one of the Actual Contribution Percentage tests of Article IV(F), or (B) cause the Highly Compensated Employee's Contribution Percentage to equal the Contribution Percentage of the Highly Compensated Employee with the next highest Contribution Percentage. This process shall be repeated until the Plan satisfies one of the Actual Contribution Percentage tests of Article IV(F). When and if the Contribution Percentages of two or more Highly Compensated Employees to be reduced are the same, such percentages shall be reduced equally and simultaneously.

     (b) The Excess Matching Company Contribution to be distributed to each Highly Compensated Employee whose Contribution Percentage is reduced under (a) above shall be the Matching Company Contributions made to the Trust on behalf of the Highly Compensated Employee (determined prior to the application of this subparagraph (4)) minus the amount determined by multiplying the Highly Compensated Employee's Creditable Compensation by his Contribution Percentage (determined after the application of this subparagraph (4)).

     (5) The income or loss allocable to an Excess Matching Contribution distributed to a Highly Compensated Employee under (3) and (4) above by the Trustee shall be the income or loss of the Participant's Matching Company Contributions Account for the Plan Year for which the Excess Matching Contribution was made multiplied by a fraction the numerator of which is the Excess Matching Company Contribution made on behalf of the Participant for such Plan Year and the denominator of which is the Participant's Matching Company Contributions Account balance as of the end of such Plan Year not counting any income or loss allocable to such account for such Plan Year and, solely for Plan Years beginning before 1991, an additional 10% of the amount determined under (i) above multiplied by the number of calendar months between the end of the Plan Year and the date of distribution to the Participant counting the month in which distribution is made only if distribution is made after the 15th day of such month.

     (6) If a Participant and one or more of his family members are subject to the family aggregation rules described in Article IV(F) and Code Section 414(q)(6), the allocation and distribution of Excess Matching Contributions in respect of such individuals shall be made in accordance with Regulation 1.401(m)-1(e)(2)(iii).

     (7) Instead of directing the Trustee to distribute any Excess Matching Company Contributions for the Plan Year to Participants who are Highly Compensated Employees, the Committee may direct the Trustee to allocate such Excess Matching Company Contributions, adjusted for income or loss and determined and allocated as provided in (3) through (6) above, to the Matching Company Contribution Accounts of Participants who are not Highly Compensated Employees and for whom Elective Contributions were made to the Trust for the Plan Year. Such Excess Matching Company Contributions as so adjusted shall be allocated among such accounts in the ratio which each such Participant's Creditable Compensation for the Plan Year bears to the Creditable Compensation of all such Participants for the Plan Year. Any Matching Company Contribution for the Plan Year made to the Trust on account of an Elective Contribution which is determined to be an Excess Elective Deferral under Article III(B) or an Excess Contribution under Article IV(E) and (G) or (I) shall, after adjustment for income or loss, be allocated among the Matching Company Contribution Accounts of such participants in the same manner.

I. ADJUSTMENTS TO PREVENT MULTIPLE USE OF ALTERNATIVE LIMITATION. If multiple use of the alternative limitations described in Articles IV(E)(2) and IV(F)(2), as defined by Regulation 1.401(m)-2, shall occur, such multiple use shall be corrected by reducing the Actual Deferral Percentage of the group of Highly Compensated Employees in the manner described in Article IV(G)(2)(d) and (e).
In determining whether multiple use of such alternative limitations has occurred the applicable Actual Deferral Percentages and Actual Contribution Percentages shall be determined after all adjustments made under Article IV(G) and (H). The required reduction shall be treated as an Excess Contribution and shall be allocated and distributed in the same manner described in Article IV(G)(2)(c),
(d) and (e).

J. ESTABLISHMENT AND OBJECTIVES OF INVESTMENT FUNDS. The Company Contributions allocated for each Plan Year to Accounts of Participants for such Plan Year as provided in Paragraphs (A), (B) and (C) of this Article IV, shall be received by the Trustee to be held and administered by it in accordance with the terms of this Agreement. Within the context of the Trust Fund, the Trustee at the direction of the Committee shall establish one or more Investment Funds having such investment objectives as may be ascribed to each such fund by the Committee. Such Investment Funds may consist of the Trust's investment in (i) one or more pooled funds established by the Trustee, if it is a bank or trust company, for the investment of the assets of tax qualified pension and/or profit-sharing plans, (ii) one or more mutual funds, (iii) one or more contracts issued by an insurance company, and/or in (iv) any other investment vehicle suitable for the investment of assets of the Trust Fund and designated by the Committee.

     The Committee shall provide information to Participants regarding the Investment Funds available under the Plan, including a description of the investment objectives and types of investments of each such Investment Fund. If a prospectus is required to be issued with respect to any such Investment Fund, the Committee will inform Participants of the availability of such prospectus or, if required by law, arrange to furnish a copy of the prospectus to each Participant.

K. INVESTMENT OF COMPANY CONTRIBUTIONS. As of each Entry Date, and as of any more frequent intervals designated by the Committee, each Participant shall have the right to designate on an investment election form furnished by the Committee in accordance with procedures established by the Committee how Company Contributions thereafter made to the Trust on his behalf are to be allocated among the Investment Funds. The Committee shall either furnish such investment election forms to the Trustee or shall compile the results of such elections and direct the Trustee how such contributions for each Participant are to be allocated among such Investment Funds. The Trustee shall as soon as reasonably possible after receipt of each Company Contribution made by the Company to the Trust, and not less frequently than monthly, allocate such contribution among the Investment Funds in accordance with such investment elections or instructions. Until a new investment election or instruction for any Participant is received by the Trustee, the Trustee shall continue to invest Company Contributions made for such Participant in the manner designated on the most recently received investment election or instruction relating to such Participant. If the Trustee shall receive a Company Contribution for a Participant for whom it has not received any investment election or instruction, the Trustee shall invest such contribution in the Investment Fund which most nearly fits the description of a short-term fixed income fund.

     Notwithstanding the foregoing, if the Committee so directs the Trustee in writing and advises the Participants in the summary description of the Plan or in another written communication, the amounts allocated to the Supplementary Company Contribution Accounts of Participants shall be invested in the sole discretion of the Trustee or an investment manager appointed pursuant to Article IX(C). Such investments shall be considered to be a separate Investment Fund invested in the discretion of the Trustee.

L. PARTICIPANT'S RIGHTS TO PERIODIC REALLOCATION OF ACCOUNTS. As of each Entry Date and as of any more frequent intervals designated by the Committee, each Participant shall be entitled to direct the Trustee in accordance with procedures established by the Committee to reallocate all or a portion of his Accounts so that, as of the date of such reallocation, specified percentages (in multiples to be designated by the Committee) of his Accounts shall be invested in one or more of the Investment Funds. Upon receipt of timely instructions from the Committee (which shall be consistent with the directions of Participants desiring allocation or reallocation) the Trustee shall, not later than the month end following receipt of such instructions, invest or reinvest such portions of the Accounts of Participants thus directing allocation or reallocation as will (immediately following such investment or reinvestment) result in the Accounts of each such Participant being invested in the Investment Funds substantially in accordance with the directions of each such Participant. However, no transfers between Investment Funds shall be permitted if prohibited by the rules applicable to the particular Investment Fund from or to which a transfer is to be made or by rules adopted by the Committee and communicated to the Participants.

M. PARTICIPANTS' CREDIT ACCOUNTS. The Trustee shall establish and maintain one or more Credit Accounts for each Participant, showing the balance of each of his Accounts in each of the Investment Funds, and for such other purposes as may be useful in the administration of the Trust under this Agreement, and shall cause to be furnished to each Participant at least annually a statement of the Credit Accounts. The fact that Credit Accounts are established and maintained shall not be construed to mean under any circumstances or event that any Participant has title to any specific asset held in trust hereunder.

N. PERIODIC REVALUATION OF INVESTMENT FUNDS. As of each Valuation Date the Trustee shall determine as provided in Article IX(H) (Appraisal), or shall cause the organization(s) holding the assets of a particular Investment Fund, such as an insurance company or mutual fund, to determine the net earnings or the net loss of each Investment Fund including net capital gains or losses, if any, for the period ending on such date or since the previous Valuation Date, and shall revalue, or cause to be revalued, each Investment Fund so as to reflect the increase or decrease in the value of the investments of each Investment Fund as compared to the value of such investments as of the previous Valuation Date. To the extent an Investment Fund is invested in shares or units of participation in a mutual fund or pooled fund maintained by the Trustee, such shares or units of participation shall be valued in the manner they are normally valued by the mutual fund or pooled fund. To the extent an Investment Fund is invested in an annuity or deposit administration contract, including a guaranteed income contract or similar contract issued by an insurance company, it shall be valued in the manner such contract is normally valued by the insurance company.

O. PERIODIC ADJUSTMENTS TO ACCOUNTS. Adjustments shall from time to time be made to each Participant's Accounts as follows:

     (1) The Trustee shall debit such Accounts currently in respect of any distributions of benefits therefrom.

     (2) Promptly following each revaluation of an Investment Fund pursuant to Paragraph (N) above, the Trustee shall allocate, or shall cause to be allocated, to each such Account invested in such Investment Fund a portion of the net earnings or net loss of such Investment Fund, including appreciation or depreciation in the value of the assets of such fund, such portion being determined by applying to such net earnings or loss the ratio which the balance of each Account in such fund on the immediately preceding Valuation Date bears to the total of the balances of all Accounts in such fund on such Valuation Date, but taking into account in a manner determined to be equitable by the Trustee (with the consent of the Committee) any Company Contributions to, or distributions from, such Accounts since the immediately preceding Valuation Date. Notwithstanding the foregoing, the Trustee may allocate, or cause to be allocated, to each such Account invested in such Investment Fund a portion of the net earnings or net loss of such Investment Fund, periodically and not less frequently than quarterly, on any other basis which in the Trustee's judgment is fair and equitable to Participants and which is based in substance on the sizes of the Accounts invested in such Investment Fund over the period during which such net earnings or net loss in value occurs; provided the Committee consents to such other basis of allocation.

     (3) As of each Anniversary Date, the Trustee shall credit each Supplementary Company Contributions Account in the same proportion as Supplementary Company Contributions are to be credited under Paragraph (A) above, with respect to any forfeitures occurring or becoming final, as the case may be, since the previous Anniversary Date, as provided in Paragraph (Q) below (Forfeitures).

     (4) Notwithstanding (2) above, any portion of a Participant's Supplementary Company Contributions Account which is "segregated" pursuant to
Article IX(O) shall be excluded from the calculation described in (2) above but shall nevertheless remain as part of such Participant's Supplementary Company Contributions Account.

     (5) Expenses and compensation of the Trustee and Committee may be charged to the Accounts of Participants as provided in Article XI(P).

P. FIXED ACCOUNTS. After a Participant's Date of Separation from the Company, whether due to his retirement, death, disability or other cause whatsoever, he shall cease to be a Participant for purposes of Article III and, except for benefits payable or distributable under this Agreement, shall cease to have any further right, title or interest in the Plan and Trust; provided, further, that-

     (1) Such Participant's Accounts, except to the extent his Supplementary Company Contributions Account and/or his Matching Company Contributions Account may be forfeited, shall become fixed and Vested at their balances as of the close of the Valuation Date coinciding with or next following the date of such termination. "Valuation Date" with respect to a Participant's Supplementary Company Contribution Account shall mean the Anniversary Date or other date occurring regularly more frequently than annually designated by the Committee and communicated to the Participants. "Valuation Date" with respect to a Participant's other accounts shall mean the last day of each calendar quarter or other date occurring regularly more frequently than quarterly designated by the Committee and communicated to the Participants in writing. Subject to Article IV(R), if such termination shall be by reason of his death, disability or attainment of Normal Retirement Age his Supplementary Company Contributions Account shall participate in the allocation of Company contributions and forfeitures under Paragraphs (A) and (O)(3) above as of the Anniversary Date coinciding with or next following his termination to the same extent as if he were still a Participant. At the election of the Participant, payment, or the start of payments, of the Participant's entire Vested Account under Article V may be deferred until after any Supplementary Company Contribution allocable to his Supplementary Company Contributions Account for the Plan Year of termination is made, or the portion of such Vested Accounts not including such Supplementary Company Contribution may be paid or may start as soon as administratively feasible after the applicable Valuation Date, and such Supplementary Company Contribution may be paid, or payments of the same may start, as soon as administratively feasible after it is made to the Trust. Otherwise, subject to Article IV(R), unless such Participant is employed by the Company on the Anniversary Date falling within the Plan Year in which his employment terminates, his Supplementary Company Contributions Account shall not participate in the allocation of any Company contributions or forfeitures for such Plan Year. Notwithstanding the foregoing, if the Valuation Date described above is subsequent to the Participant's Required Beginning Date then such Valuation Date shall be the Valuation Date immediately preceding the Participant's Required Beginning Date.

     (2) In determining the balance of any Account under (1) above, there shall be included any Company Contributions and other items which have been or should be credited or debited to such Account as of the Valuation Date or prior thereto. Thereafter, no further credits or debits shall be made to said Account, except as provided in (1) above and except for:

          (a)  Distributions therefrom,

          (b)  Special expenses chargeable thereto under Article XI(P)(2)(b),

          (c)  Matters mentioned in Subparagraphs (3) and (4) below,

          (d)  Adjustments in respect of Contracts under Article XII, and

          (e) Any Elective Contributions and Matching Company Contributions made to the Trust with respect to the Participant after the Valuation Date.

     (3) If prior to the termination of the Participant's employment the Trustee was investing any of his Accounts in accordance with the Participant's instructions, the Trustee shall continue to invest such Accounts in accordance with such instructions for as long as administratively feasible prior to the time such Accounts are paid to the Participant. However, the Trustee shall, as soon as administratively feasible, segregate and set apart cash and/or other assets of the Trust Fund having an aggregate fair market value equal to the balance of any other of the Participant's Accounts, e.g., his Supplementary Company Contribution Account if the Participant is not directing the investment of such Account, on the Valuation Date determined as aforesaid. Thereafter, unless such other Account, if any, shall have been distributed in full, the Trustee shall maintain the same as a fixed and segregated Account but may commingle the assets thereof with any one or more other similar Accounts; provided, however, that -

          (a) Except as provided in (b) below, the portion of such Account which is not invested in the Great Lakes Bancorp Stock Fund, whether segregated or commingled, shall be held and invested only in the form of units of participation in a short term fixed income fund or a mutual fund, or in cash, savings or checking accounts of the Trustee (or of the Company or a

               Related Company), direct obligations of the United States government, or obligations the principal and interest of which are unconditionally guaranteed by such government, or in prime commercial paper; or

          (b) To the extent that the Participant (or, if deceased, his Beneficiary) shall authorize in writing (if the Committee shall permit such authorization), it may be invested and reinvested in any manner allowed by Article IV(K).

     (4) If investments are made out of a commingled Fixed Account, as provided in (3) above, such account shall be credited or debited from time to time with its allocable share of the profits and losses of the commingled fund (after including Trustee fees and expenses of the Trustee and Committee chargeable to such fund) according to such reasonable and uniform practice as the Trustee shall adopt or the Committee shall direct.

Q. FORFEITURES. With respect to all or part of a Participant's Supplementary Company Contributions Account and Matching Company Contributions Account which are subject to forfeiture under Article V(C) below (Early Retirement; Vesting Schedule) -

     (1) If the Participant elects under Article V(A)(1) and (C) to receive the Vested part of his Supplementary Company Contributions Account, if any, in a Lump Sum as promptly as possible after the termination of his employment and such forfeiture is not contested, on the last day of the Plan Year in which the Participant's employment terminates the forfeited part of his Supplementary Company Contributions Account shall become final and shall first be used to restore forfeitures under Article V(C)(4 and next shall be used to pay expenses of the Plan under Article XI(P)(2)(a). Any remaining forfeitures shall be credited to other Supplementary Company Contributions Accounts, as provided by
Article IV(O)(3) above (Periodic Adjustments to Accounts). If the Participant is not Vested in any part of his Supplementary Company Contributions Account, he shall be deemed to have elected to receive the Vested part of such Account, namely zero, in the manner provided above.

     (2) In the event such forfeiture is contested, it shall be held in suspense and, while so held, shall be subject to debits and credits under Paragraph (G) above in the same manner as an active Participant's Supplementary Company Contributions Account, except that Supplementary Company Contributions and other forfeitures shall not be credited thereto. Later, when its status is finalized, it shall (adjusted by debits and credits as aforesaid) either be paid to the terminated Participant to the extent successfully contested by him or credited to other Supplementary Company Contributions Accounts as provided by
(1) above.

     (3) Matching Company Contributions forfeited under Article V(C) shall be treated in the same manner as forfeited Supplementary Company Contributions under (1) and (2) above as if the terms Matching Company Contributions and Matching Company Contributions Accounts were substituted for the terms Supplementary Company Contributions and Supplementary Company Contributions Accounts, except that, with respect to Plan Years beginning after 1990, instead of allocating such forfeited Matching Company Contributions to the Matching Company Contribution Accounts of other Participants such forfeited amounts shall be applied to reduce Matching Company Contributions otherwise required to be made to the Trust for the Plan Year in which the forfeiture occurred or for the next following Plan Year or Plan Years and pending such application shall be held in a suspense account in the Trust.

R. ADDITIONAL PARTICIPANT ALLOCATIONS. If for any Plan Year the Plan would otherwise fail to meet the requirements of Code Section 410(b)(1) and the Regulations thereunder because the Company's Supplementary Company Contribution has not been allocated to a sufficient percentage of Employees who are not Highly Compensated Employees for the Plan Year, then the following rules shall apply:

     (1) Subject to (3) below, the group of Participants eligible to share in the Company's Supplementary Company Contribution and forfeitures, if any, for the Plan Year shall be expanded to include the minimum number of additional non-Highly Compensated Employees who would not otherwise be eligible as are necessary to satisfy the test specified above. The specific additional non-Highly Compensated Employees who shall become eligible to share under this subparagraph shall be those who are actively employed on the last day of the Plan Year and, when compared to similarly situated non-Highly Compensated Employees, have completed the greatest number of Hours of Service in the Plan Year.

     (2) Subject to (3) below, if after application of subparagraph (1) above, the applicable test is still not satisfied, then the group of Participants eligible to share in the Company's Supplementary Company Contribution and forfeitures, if any, for the Plan Year shall be further expanded to include the minimum number of additional non-Highly Compensated Employees who are not actively employed on the last day of the Plan Year as are necessary to satisfy the applicable test. The specific additional non-Highly Compensated Employees who shall become eligible to share under this subparagraph shall be those non-Highly Compensated Employees, when compared to similarly situated non-Highly Compensated Employees, who have completed the greatest number of Hours of Service in excess of 500 in the Plan Year before terminating employment.

     (3) The only Employees eligible to share in the Company's Supplementary Company Contribution and forfeitures, if any, for the Plan Year under this Paragraph (R) shall be non-Highly Compensated Employees who were Participants as of either Entry Date falling within the Plan Year but who either failed to complete the number of Hours of Service required under Article IV(P)(1) to share in the Company's Supplementary Company Contribution and any forfeitures for the Plan Year or failed to be actively employed by the Company on the last day of the Plan Year.

     (4) Nothing in this Paragraph (R) shall permit the reduction of a Participant's Accrued Benefit. Therefore any amounts that have previously been allocated to Participants may not be reallocated to satisfy these requirements. In such event, the Company shall make an additional Supplementary Company Contribution equal to the allocations such additional non-Highly Compensated Employees would have received had they initially been eligible for allocations, even if such contribution exceeds the amount which would be deductible under Code Section 404. Any adjustment to the allocations pursuant to this paragraph
(R) shall be considered a retroactive amendment effective in the Plan Year and adopted within the time permitted by Code Section 401(b).

S. GREAT LAKES BANCORP STOCK FUND. Pursuant to Article IV(J) the Trustee shall establish and maintain the Great Lakes Bancorp Stock Fund, which shall be invested by the Trustee solely in Great Lakes Bancorp Stock purchased by the Trustee in the open market or by private purchase from the Company or others at the fair market value of such stock at the time of purchase as determined by the Trustee pursuant to Article IX(H), provided, that the purchase price of any newly issued Great Lakes Bancorp Stock purchased by the Trustee from the Company shall not be less than the par value of such stock. There shall be no percentage limitation on the portion of the Trust Fund which the Trustee may invest or hold in Great Lakes Bancorp Stock. For purposes of this Agreement, "Great Lakes Bancorp Stock" means shares of voting common stock, $0.01 par value, of the Company.

     Dividends, interest and other distributions received by the Trustee in respect of any of the Investment Funds, including the Great Lakes Bancorp Stock Fund, shall be reinvested in the same Investment Fund. However, pending reinvestment such dividends, interest and other distributions shall be invested by the Trustee in short-term fixed income investments, which may include units of participation in a short-term fixed income fund maintained by the Company or a Related Company.

     Payments to Participants or to Beneficiaries of Participants from the Great Lakes Bancorp Stock Fund under Articles V and VI shall be made in full shares of Great Lakes Bancorp Stock (or at the request of the Participant in cash) and any fractional share balance in the Great Lakes Bancorp Stock Fund shall be paid in cash.

T. VOTING OF GREAT LAKES BANCORP STOCK. All shares of Great Lakes Bancorp Stock acquired by the Trustee shall be held by the Trustee until disposed of pursuant to provisions of this Agreement. Such shares may be registered in the name of the Trustee or its nominee. Effective January 1, 1991, the Trustee or his nominee shall vote shares of Great Lakes Bancorp Stock in the accounts of Participants as follows:

     (1) The Trustee shall adopt reasonable measures to notify Participants (and beneficiaries of Participants) who have an interest in the Great Lakes Bancorp Stock Fund of the date and purposes of each meeting of stockholders of the Company at which holders of shares of Great Lakes Bancorp Stock shall be entitled to vote, and to request instructions from the Participant to the Trustee as to the voting at such meeting of shares of Great Lakes Bancorp Stock in the account of each Participant;

     (2) Before each such meeting the Committee shall furnish to the Trustee, and the Trustee shall furnish to each such Participant (or beneficiary of a Participant), the same information furnished by the Company to its shareholders in respect to such meeting, including proxy materials and, where applicable, a copy of the Company's annual report;

     (3) The instructions received by the Trustee from particular Participants (or beneficiaries of Participants) shall be held by the person or persons designated by the Trustee to receive such instructions in confidence and shall not be divulged or released to any other person, including officers or employees of the Company or any Related Company (including the Trustee);

     (4) Upon timely receipt of such instructions the Trustee himself or by proxy shall vote the shares of Great Lakes Bancorp Stock in such accounts of the Participants in accordance with the Participants' instructions; and

     (5) If the Trustee shall not have received timely instructions from a Participant on a particular matter in respect of any shares of Great Lakes Bancorp Stock in such Participant's account, the Trustee himself or by proxy shall vote all such shares in the same ratio as the shares with respect to which instructions were received from Participants.

          All shares of Great Lakes Bancorp Stock held by the Trustee but not allocated to the accounts of Participants shall be voted in the same ratio as the shares with respect to which instructions were received from Participants.

U. TENDER OF GREAT LAKES BANCORP STOCK. Except as otherwise expressly provided in this Agreement, the Trustee shall not sell, alienate, encumber, pledge, transfer or otherwise dispose of, or tender or withdraw, any shares of Great Lakes Bancorp Stock held by it under the Plan. In the event the Trustee determines that a tender or exchange offer for shares of Great Lakes Bancorp Stock has commenced, then, notwithstanding any other provision of this Agreement, the following provisions of this Article IV(U) shall become applicable:

     (1) Upon determination that an offer described in the first paragraph of this Article IV(U) has commenced, the Trustee shall cause to be sent to each Participant and Beneficiary of a deceased Participant who, on the effective date of such offer or at any time during the effective period of such offer, has shares of Great Lakes Bancorp Stock allocated to his account, such information as is reasonably available to the Trustee and as the Trustee determines is necessary for such Participant or Beneficiary to make an informed decision in respect of such offer, together with a form prescribed by the Trustee pursuant to which such Participant or Beneficiary may direct the

Trustee to tender or exchange pursuant to such offer all or part of the shares of Great Lakes Bancorp Stock so allocated to his account. The Trustee shall tender or exchange only those shares of Great Lakes Bancorp Stock as to which valid and timely directions to tender or exchange are received and not validly and timely revoked, and all other shares of Great Lakes Bancorp Stock held under the Plan, whether or not allocated to the accounts of Participants, shall continue to be held by the Trustee. If in the course of an offer described in the first paragraph of this Article IV(U) there shall arise any issue on which Participants or Beneficiaries who have directed the tender or exchange of shares of Great Lakes Bancorp Stock are required to have an opportunity to alter their circumstances (including but not limited to an opportunity to tender or exchange shares of Great Lakes Bancorp Stock in a competing offer), the Trustee shall, in accordance with the foregoing provision of this subparagraph (1) and to the extent reasonably practicable, solicit the directions of such Participants and Beneficiaries with respect to each such issue and act in response to such directions.

     (2) The instructions received by the Trustee from Participants (or Beneficiaries of Participants) shall be held by the person or persons designated by the Trustee to receive such instructions in confidence and shall not be divulged or released to any other person, including officers or employees of the Company or any Related Company (including the Trustee).

     (3)  To the extent that an offer described in the first paragraph of this
Article IV(U) is for cash, proceeds received by the Trustee from the tender or sale of any shares of Great Lakes Bancorp Stock pursuant to such offer shall be invested by the Trustee in one or more of the other Investment Funds in accordance with directions from Participants and Beneficiaries whose shares of Great Lakes Bancorp Stock were sold. In the absence of such direction from any such Participant or Beneficiary, such proceeds shall be invested in the Investment Fund which most clearly fits the description of a short-term fixed income fund. To the extent that an offer described in the first paragraph of this Article IV(U) is for property other than cash, property received by the Trustee from the tender, exchange, or sale of any shares of Great Lakes Bancorp Stock pursuant to such offer shall be held by the Trustee in a separate investment fund pending a determination of its disposition by the Trustee. The Trustee shall allocate the proceeds from any shares of Great Lakes Bancorp Stock sold pursuant to such an offer to the accounts of Participants and Beneficiaries who directed the Trustee to sell such shares pursuant to such offer.

     (4) Any rights to purchase Great Lakes Bancorp common or preferred stock appurtenant to shares of Great Lakes Bancorp Stock allocated to the account of a Participant which become detached from such shares of Great Lakes Bancorp Stock shall be allocated, held or disposed of by the Trustee in the manner directed by the Committee.

                                    ARTICLE V
                         RETIREMENT BENEFITS AND VESTING

A. NORMAL RETIREMENT. A Participant may retire from the employment of the Company at his Normal Retirement Date, whereupon the Trustee shall as promptly as possible arrange to make benefits available to the Participant as follows (except as otherwise provided in Article XII):

     (1) Not later than 30 days after the later of (i) his retirement or (ii) the Valuation Date as of which the balance of his Account is to be determined under Article IV(P)(1), the balance of his Fixed Account shall be paid in a Lump Sum. However, a Participant retiring on or after his Normal Retirement Date may elect to delay distribution of his benefits until his Required Beginning Date.


     (2) The Participant's Fixed Account payable under (1) above shall be fully Vested and nonforfeitable.

     (3) If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Regulations is given, provided that:

     (a) the Committee clearly informs the Participant that the Participant has a right for a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

     (b) the Participant, after receiving the notice, affirmatively elects a distribution.

Notwithstanding the foregoing, a Participant's Normal Retirement Date under the Plan shall not be construed as a mandatory retirement date.

B. LATE RETIREMENT. If a Participant shall continue in the Company's employ beyond his Normal Retirement Date (in which event he shall remain a Participant in the Plan for all purposes), no retirement benefits shall be payable to him under this Agreement until his actual retirement, at which time the same steps shall be taken as in the case of normal retirement, provided that in no event shall such benefits be paid or commence to be paid later than the Required Beginning Date or other deadline specified in Article V(D).

C. EARLY RETIREMENT; VESTING SCHEDULE FOR SUPPLEMENTARY COMPANY CONTRIBUTIONS AND MATCHING COMPANY CONTRIBUTIONS; FULL VESTING OF ELECTIVE CONTRIBUTIONS. Upon retirement of a Participant prior to his Normal Retirement Date, the Trustee shall as promptly as possible (but subject to Article V(E)) arrange to make benefits available to the Participant (except as otherwise provided in Article X(A) and in Article XII) in the same manner and form as at normal retirement; provided, however, that -

     (1) Such Participant shall be entitled only to a percentage of the balances in his Supplementary Company Contributions Account and his Matching Company Contributions Account based upon the number of his Years of Service, as follows:

                 Years of                     Percentage
                  Service                      Vesting

               less than 2                        0%
               2 but less than 3                 20%
               3 but less than 4                 40%
               4 but less than 5                 60%
               5 but less than 6                 80%
               6 or more                        100%

     (2)  In computing a Participant's period of service for purposes of
(1) above, he shall be credited with one Year of Service for each vesting Computation Period during which he has completed at least twelve months of Service with the Company or with Dollar Federal Savings Bank of Hamilton, Ohio (regardless of whether or not he was a Participant at such time) except that the following shall not be counted:

          (a) For purposes of determining his Vested percentage in such account following a break in service, Years of Service during vesting Computation Periods prior to a One-Year Break in Service shall not be counted unless and until the Employee completes a Year of Service after his subsequent Date of Employment;

          (b) In the case of a Participant or other Employee who does not have a Vested right to an Accrued Benefit derived from Supplementary Company Contributions and Matching Company Contributions, i.e., who is not Vested in any part of his account balance under the Plan derived from Supplementary Company Contributions and Matching Company Contributions, Years of Service prior to a period of consecutive One-Year Breaks in Service shall not be counted if the number of consecutive One-Year Breaks in Service in such period equals or exceeds five (excluding from the number of Years of Service before such period any Years of Service not required to be counted hereunder by reason of any prior break in service);

          (c) Notwithstanding subparagraph (b) above, if as of the day before the first day of the Plan Year beginning in 1985 any Years of Service prior to such date were not required to be counted for purposes of determining the Vested percentage of a Participant's account (referred to in (b) above) under the Plan as then in effect, such Years of Service shall not be counted;

          (d) Years of Service during any period for which the Company did not maintain the Plan or a predecessor plan (within the meaning of Section 411(a)(4)(C) of the Code);

          (e) Years of Service before age 18 if permitted by Section 411(a)(4)(A) of the Code, but not the Year of Service during which age 18 was attained;

provided, further, that Years of Service after five or more consecutive One-Year Breaks in Service shall not be counted for purposes of determining the Vested percentage under (1) above of the Participant's Accrued Benefit derived from Supplementary Company Contributions and Matching Company Contributions which accrued before such five or more consecutive One-Year Breaks in Service.

     (3) In computing a Participant's Years of Service for purposes of (1) above, nonconsecutive periods of Service shall be combined at the rate of twelve months of Service comprising a Year of Service, with an Employee being credited with a month of Service for any calendar month in which he is credited with at least one (1) Hour of Service. The disaggregation principle of (2) above, relating to five or more consecutive One-Year Breaks in Service, shall also apply for purposes of this subparagraph (3).

     (4) The portion of such Participant's Supplementary Company Contributions Account to which he is not entitled under (1) above, if any, shall be forfeited and allocated among the other Participants' Supplementary Company Contributions Accounts pursuant to Article IV(Q) (Forfeitures). For Plan Years beginning after 1990, the portion of such Participant's Matching Company Contribution Account to which he is not entitled under (1) above, if any, shall be forfeited and applied to reduce Matching Company Contributions pursuant to Article IV(Q)(3). If, following a distribution of the Vested portion of a partially Vested Participant's Account, he is re-employed by the Company in circumstances where he has not sustained five consecutive One-Year Breaks in Service, then, following such re-employment, the portion of the Participant's Account which was forfeited will be restored to its amount on the date of distribution if the Participant repays to the Trust the full amount of the distribution attributable to Supplementary Company Contributions and Matching Company Contributions before the earlier of 5 years after the first date on which the Participant is re-employed by the Company, or the date the Participant incurs 5 consecutive One-Year Breaks in Service following the date of the distribution. If a Participant who was not Vested in any part of his Supplementary Company Contributions Account or Matching Company Contributions Account was deemed to have received a distribution pursuant to Article IV(Q)(1) or Article IV(Q)(3), and the Participant is re-employed by the Company in circumstances where he has not sustained five consecutive One-Year Breaks in Service, upon the reemployment of such Participant, the forfeited Account balances of the Participant will be restored to their amounts on the date of such deemed distribution. The funds to be used to restore such accounts shall first be obtained out of forfeitures, if any, and next out of Company contributions to the Trust, for such Plan Year or succeeding Plan Years.

     (5) For purposes of (1) above, service during the Company's first fiscal year shall be counted as a Year of Service even if less than 12 months in duration, but only if caused by the fact that said fiscal year is less than 12 months.

     (6) Notwithstanding the foregoing provisions, a Participant's Supplementary Company Contributions Account and his Matching Company Contributions Account shall be fully Vested at his Normal Retirement Age.

     (7) A Participant's Elective Contributions Account shall at all times be fully and immediately Vested.

D. DEADLINE FOR PAYMENT OF BENEFITS; REQUIRED BEGINNING DATE. The following deadlines shall apply to the payment, or commencement of payment, of any benefits under the Plan:

     (1) Unless the Participant shall otherwise elect, the payment of benefits under the Plan to the Participant shall begin not later than the 60th day after the close of the Plan Year in which occurs the latest of the following:

          (a) The date on which he attains the earlier of age 65 or Normal Retirement Age;

          (b) The tenth anniversary of the year in which he commenced participation in the Plan; or

          (c)  The termination of his service with the Company.

If the Participant under another provision of this Agreement may elect to defer the payment, or commencement of payment, of benefits under the Plan beyond the latest of the foregoing dates, such election shall be subject to (2) below and to the distribution rules of Article V(A), must be submitted to the Committee in writing, signed by the Participant, and must describe the benefit and the date on which payment of such benefit shall be made or shall commence.

     (2) Any benefits payable under the Plan to a Participant who attains age 70-1/2 after 1988 shall be paid, or shall begin to be paid, not later than April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2. In the Plan the date by which any such benefits must be paid, or begin to be paid, as specified above in this paragraph, is called the "Required Beginning Date".

E. CASH-OUTS. Notwithstanding anything in this Article V or in Article VI to the contrary, if at the time of a Participant's death or other termination of employment the present value of any Accrued Benefit payable to or with respect to him under the Plan, i.e., the Vested portion of his Fixed Account derived from Company contributions plus his Rollover Account, if any, plus his account, if any, derived from nondeductible employee contributions made by him to the Trust for any Plan Year beginning before 1987 does not exceed (or at the time of any prior distribution did not exceed) $3,500, such benefit shall be paid to his Beneficiary or to him in a Lump Sum. If a Participant's employment terminates before his Normal Retirement Date for any reason other than his death and such Accrued Benefit exceeds (or exceeded) $3,500, the Participant shall have the right to elect in writing delivered to the Committee to defer payment of such Accrued Benefit (subject to adjustment for profits or losses and fees and expenses as provided in Article IV(O)(2) and (5)) to the Participant's Normal Retirement Date. The failure of such a Participant to elect a Lump Sum as permitted by Article V(C) and Article V(A)(1) shall be deemed an election by the Participant to defer payment of any such Accrued Benefit to his Normal Retirement Date as provided above. If payment of the Participant's Accrued Benefit is so deferred to his Normal Retirement Date, such Accrued Benefit shall be paid to the Participant as soon as administratively feasible thereafter in a Lump Sum.

F. LIMITATIONS ON PAYMENT OF BENEFITS DERIVED FROM ELECTIVE CONTRIBUTIONS AND MATCHING COMPANY CONTRIBUTIONS. In no event shall any distribution from a Participant's account which is attributable to Elective Contributions or Matching Company Contributions (other than a hardship distribution under Article VI(E)) be made earlier than: (1) the Participant's retirement, death, disability, separation from service, or attainment of age 59-1/2; (2) the termination of the Plan and Trust pursuant to Article X without establishment of a successor plan; (3) the date of sale by the Company of substantially all of its assets to a corporation in whose employment the Participant continues; or
(4) the date of sale by the Company of a subsidiary in whose employment the Participant continues.

G.   TERMINATION OF EMPLOYMENT BY REASON OF DISSOLUTION.  Subject to
Paragraph (F) above, if a Participant's employment shall terminate by reason of complete or partial liquidation or dissolution of the Company, then such Participant shall be deemed to have retired under Article V(A), (B) or (C), as the case may be, except that, for purposes of said Paragraph (C) (Early Retirement; etc.), his percentage Vesting in his Supplementary Company Contributions Account and his Matching Company Contributions Account shall be 100%.

H. TERMINATION OF EMPLOYMENT IN OTHER CIRCUMSTANCES. Subject to Paragraph (F) above, if a Participant's employment shall terminate for any reason not covered by Article V(G) (Dissolution) or Article VI(A) (Death, etc.) or (D) (Disability), he shall be deemed to have retired and shall be entitled to only such benefits as are provided by Article V(A), (B) or (C), as the case may be.

I. TEMPORARY ABSENCES. Any substantial absence from active employment with the Company other than during vacation, holidays and non-business hours shall constitute a termination of employment for purposes of the Plan except as follows:

     (1) If the Participant or other Employee shall be absent from active employment with the Company for a period not exceeding six (6) months on account of (i) illness, (ii) mental or physical disability, (iii) leave of absence granted by the Company in accordance with uniform and nondiscriminatory rules so that all employees in similar circumstances are treated alike, (iv) temporary layoff or (v) jury duty, his employment with the Company or participation in the Plan, as the case may be, shall not be deemed to have terminated solely on account of such absence and during such absence he shall be provisionally credited with Service at the same rate he was being credited with Service at the time such absence commenced; provided, however, that if he does not resume active employment within thirty (30) days from the expiration of such illness, disability, leave of absence or jury duty, or if he fails promptly to report for work upon being recalled from such layoff, his employment or participation, as the case may be, shall be deemed to have terminated on the date when such absence commenced, provided, further that his Valuation Date shall be the Valuation Date coinciding with or immediately following the expiration of such thirty (30) day period. The above six month period shall be extended for an additional three (3) month period if such an extension is granted the Employee in accordance with the applicable personnel policy of the Company.

     (2) If the Participant or other Employee shall leave the active employment of the Company for the purpose of becoming (and thereupon becomes) a member of the Armed Forces of the United States, his employment with the Company or participation in the Plan, as the case may be, shall not be deemed to have terminated solely on account of such absence and during such absence he shall be credited with Service at the same rate he was being credited with Service at the time such absence commenced; provided, however, that if he does not resume active employment within ninety (90) days after his first eligibility for release or discharge from said Armed Forces, his employment or participation, as the case may be, shall be deemed to have terminated on the date when such absence commenced, provided, further that his Valuation Date shall be the Valuation Date coinciding with or preceding the expiration of such ninety (90) day period.

     (3) During any period when a Participant or other Employee is not in fact actively employed by the Company, he shall not be regarded as receiving any Compensation except such as the Company may actually pay to him during such period.

     (4) If contributions or other credit or debit items shall be allocated to a Participant's account due to the provisions of Subparagraph (l) above and it shall later be determined that such Participant's employment should be deemed to have theretofore terminated, then the Trustee upon notification thereof shall treat such allocations as erroneous and shall reasonably endeavor to undo the effects thereof.

     (5) If the Participant timely resumes active employment (or reports for work) as contemplated by (1) or (2) above but his resumed employment is terminated (other than by death, permanent and total disability, normal or late retirement, or complete or partial dissolution or liquidation of the Company) prior to his having been in the Company's continuous employ for a period at least equal to the lesser of (a) six (6) months or (b) the period from the commencement of the absence in question to the resumption of his active employment, then his employment or participation, as the case may be, shall be deemed to have terminated on the date when such absence commenced.

     (6) The foregoing provisions of this Paragraph (I) shall not prevent the Company and the Participant or other employee in question from mutually determining in writing that his status as an employee or Participant, as the case may be, shall terminate (or have terminated) at any designated time, either with or without cause.

     (7) The foregoing provisions of this Paragraph (I) are subject to any contrary requirements, more favorable to the Participant or other employee in question, contained in Article II(A) or Article V(C).

                                   ARTICLE VI
                                 OTHER BENEFITS

A. DEATH, SPOUSAL CONSENT TO DESIGNATION REQUIRED IF SPOUSE IS NOT BENEFICIARY. Upon the death of a Participant irrespective of whether his employment has theretofore terminated, the Trustee shall (except as otherwise provided in Article XII respecting Contracts) arrange as promptly as possible to pay, or commence to pay, the entire balance of such Participant's Fixed Account (reduced by any portion of the Participant's account applied pursuant to Article VI(F)(4) to pay the balance of any loan from the Trust to the Participant outstanding at the time of the Participant's death) to his surviving spouse (who, subject to the following provisions of this sentence, shall be deemed the Participant's designated Beneficiary), or if there is no surviving spouse, or the surviving spouse has consented in writing to the designation of another specific Beneficiary by the Participant, to the Participant's designated Beneficiary, subject, however, to Article VI (B) and (C) below. Any such written consent by the Participant's spouse shall acknowledge the effect of the consent and be witnessed by a representative of the Plan or a notary public. A representative of the Plan shall include any member of the Committee or any other person designated by the Committee for this purpose. No designation by a married Participant of a Beneficiary other than the Participant's spouse or method of payment shall be changed without the written consent of the spouse unless the written consent of the spouse to the first designation expressly permits further designations by the Participant without any requirement of further consent by the spouse. No such written consent of the spouse of a Participant need be obtained if it is established to the satisfaction of the Committee that such spouse cannot be located or that such other circumstances as may be described in Treasury Regulations promulgated under Section 417(a)(2)(B) of the Code exist.

B. DESIGNATION OF BENEFICIARY. Subject to Paragraphs (A) (requiring spousal consent if a person other than the Participant's spouse is to be designated as a Beneficiary) and (C) (imposing certain restrictions on distributions from the Plan on account of the death of the Participant) of this Article VI, a Participant shall have the right from time to time to file with the Committee a written designation of Beneficiary under the Plan, which designation may from time to time be amended or revoked; provided, however, -

     (1) No designation of Beneficiary, and no amendment or revocation thereof, shall become effective if filed after such Participant's death, unless the Committee and Trustee shall determine such designation, amendment or revocation to be valid.

     (2) A Participant shall not have the right, unless the Committee shall otherwise consent, to designate as a Beneficiary anyone except his estate, his dependents, individuals who are the natural objects of his bounty, or a trust or trusts for the principal benefit of one or more such dependents or Persons.

     (3) In the absence of an effective designation of Beneficiary, or if the Beneficiary designated shall not survive the Participant, then said death benefits shall be paid to the spouse of the Participant. Effective 1991, if and to the extent that there shall be no surviving spouse, the Participant's estate shall be deemed to be the Beneficiary.

C. REQUIRED DISTRIBUTIONS. Upon the death of a Participant the following restrictions shall apply to the distribution of his interest under the Plan, i.e., the entire balance of his Fixed Account:

     (1) If the Participant dies after starting to receive benefits but before his entire interest under the Plan has been distributed to him, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution selected by the Participant in effect at the date of his death.

     (2) If the Participant dies before receiving any of his interest under the Plan, his entire interest shall be distributed to his Beneficiary by

December 31 of the calendar year in which the first anniversary of the Participant's death falls, with the following exceptions:

          (a) If any portion of such interest is payable to or for the benefit of a designated Beneficiary, such portion shall be distributed in a Lump Sum to such Beneficiary not later than sixty days after December 31 of the calendar year of such Participant's death.

          (b) If such designated Beneficiary dies before payments have begun to be made to such Person, then payments to the Person or Persons entitled to the same shall be subject to the distribution restrictions under this subparagraph (2) which would have applied had such Person(s) been the designated Beneficiary.

          (c) The amount required to be distributed under (a) and (b) above for each calendar year, beginning with the distribution for the first calendar year for which a minimum distribution is required must be at least equal to the quotient obtained by dividing the Participant's interest in the Plan by the life expectancy of the Beneficiary. The Participant's interest in the Plan for purposes of this paragraph (c) shall be the Participant's account balance as of the last Valuation Date in the calendar year immediately preceding the first calendar year for which the distribution is required, adjusted as provided in Treasury Regulations for allocations of contributions, forfeitures and distributions, if any, after such Valuation Date.

          (d) For purposes of subparagraphs (a) and (c) above, life expectancy shall be computed by use of the return multiples included in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. For purposes of subparagraphs (a) and (c) above, the life expectancy of the Participant's spouse may be recalculated annually, but the life expectancy of a Beneficiary other than the Participant's spouse may not be recalculated.

     (3) Subject to applicable Regulations, for purposes of (1) and (2) above any amount paid to a child of the Participant shall be treated as if it had been paid to the surviving spouse of the Participant if such amount will become payable to the surviving spouse upon such child reaching the age of majority (or other designated event permitted under applicable Regulations).

     (4) If, prior to January 1, 1984, such Participant had made a valid, unrevoked, written designation pursuant to Section 242(b) of the Tax Equity and Fiscal Responsibility Act of 1982 as in effect prior to amendments made by the Tax Reform Act of 1984, then distributions to such Participant and his Beneficiary shall be made according to such designation which shall be binding on the Committee, notwithstanding any other provision of this Agreement.

     (5) Subject to Article VI(C)(4) above, but not withstanding any other provision of this Agreement to the contrary, all distributions under the Plan shall be made in accordance with Section 401(a)(9) of the Code and the Regulations thereunder, including but not limited to Regulation
Section 1.401(a)(9)-2.

     (6) Wherever the method of distribution of a Participant's Account provided in the Plan other than in this Article VI(C) does not violate the required distribution rules of this Article VI(C), distribution shall be made in accordance with such other provisions of the Plan. This Article VI(C) shall change the method of distribution of a Participant's Account provided elsewhere in the Plan only if, and to the extent, necessary to comply with Section 401(a)(9) of the Code and applicable Regulations thereunder.

D. DISABILITY. If, notwithstanding Article V(I) (Temporary Absences), a Participant's employment shall terminate on account of his disability, mental or physical, evidenced by the certificate of a physician satisfactory to the Committee then the entire balance of his Fixed Account shall be paid in a Lump Sum (subject to the same restrictions set forth in Article V(A)), if the Participant shall so elect in writing delivered to the Committee. For purposes of this Paragraph (D) a Participant shall be considered disabled if by reason of his mental or physical condition he is unable to perform the normal duties of his employment with the Company.

E. HARDSHIP DISTRIBUTIONS; DISTRIBUTIONS AFTER AGE 59-1/2. Subject to the application of uniform rules consistently applied, the Committee may upon the written request of a Participant direct the Trustee to distribute funds to such Participant from his Elective Contributions Account (but not amounts treated as Elective Contributions or income allocable thereto), and from his entire Account if he has attained age 59-1/2, in a Lump Sum, as follows:


     (1) Any such distribution from the Participant's Elective Contributions Account made after March 31, 1989 shall be subject to the following requirements:

          (a) No such distribution shall be made unless the Committee determines that the distribution will be made on account of an immediate and heavy financial need of the Participant and is necessary to satisfy such financial need.

          (b) A distribution will be deemed to be made on account of an immediate and heavy financial need only if the distribution is on account of:

               (i) Medical expenses described in Code Section 213(d) incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Code Section
                    152);

              (ii) Purchase (excluding mortgage payments) of a principal residence for the Participant;

             (iii) Payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, his or her spouse, children or dependents;

              (iv) The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

               (v) Any other immediate and heavy financial need of the Participant designated as such for purposes of Section 401(k) of the Code in a revenue ruling, notice, or other document of general applicability published by the U.S. Treasury Department.

          (c) A distribution will be deemed necessary to satisfy an immediate and heavy financial need of a Participant if all of the following requirements are satisfied:

               (i) The distribution is not in excess of the amount which, net of taxes thereon, is required to satisfy the immediate and heavy financial need of the Participant,

              (ii) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under this Plan and all other plans maintained by the Company,

             (iii) All other plans maintained by the Company which cover the Participant provide that the Participant's elective contributions and employee contributions, if any, will be suspended for at least 12 months after receipt of the hardship distribution under the Plan, and

              (iv) All other plans maintained by the Company which cover the Participant provide that the Participant may not make elective contributions for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Section 402(g) of the Code for such taxable year less the amount of the Participant's elective contributions (to this Plan and such other plans) for the taxable year of the hardship distribution.

               If a Participant receives a hardship distribution under this Plan the Participant's Elective Contributions to this Plan will be suspended for 12 months after receipt of the distribution and he may not make Elective Contributions to this Plan (and to any other plan of the Company) for his taxable year immediately following the taxable year of the distribution in excess of the applicable limit under Section 402(g) of the Code for such taxable year less the amount of his Elective Contributions to this Plan (and his elective contributions to any other plan of the Company) for the taxable year of the hardship distribution.
               A Participant will not fail to be treated as an eligible employee for purposes of the coverage and discrimination requirements of Regulation Section 1.401(k)-1(b) merely because he is suspended from making elective contributions or employee contributions under the above requirements.

          (d) No such distribution shall exceed the Participant's Elective Contributions Account balance as of December 31, 1988 plus Elective Contributions (but not earnings thereon) credited to such account after December 31, 1988.

     (2) Notwithstanding the foregoing provisions of this Paragraph (E), the Trustee may distribute up to 100% of the funds from the Participant's Vested account under the Plan to such Participant in a Lump Sum while the Participant is still employed by the Company, provided the Participant has attained age 59-1/2, requests such distribution in writing and has not previously received a distribution under this Article VI(E)(2).

F. LOANS. Subject to the application of uniform rules consistently applied, the Committee may upon the written request of a Participant, which shall be treated as an election by the Participant to segregate and separately direct the investment of a portion of his account under Article IX(O), direct the Trustee to make a loan or loans to such Participant from his Account as follows:

     (1) The aggregate amount of such loan or loans to a Participant shall not exceed the lesser of -

          (a) $50,000 reduced by the excess, if any, of (i) the highest outstanding balance of loans from the Trust during the one-year period ending on the day before the date on which the loan is made, over (ii) the outstanding balance of loans from the Trust on the date on which the loan is made; or

          (b) 50% of the amount which would be the Vested balance of his Fixed Account if he were to retire or otherwise terminate his employment with the Company at the time of the loan.

     (2) No such loan shall be made unless the Committee shall determine that there is a reasonable expectation of its repayment as and when due, otherwise than under (4) below.

     (3) The Committee shall determine the amount, terms and conditions of any such loan; provided that each such loan must by its terms be repayable in substantially equal payments of principal and interest not less frequently than quarterly within five years from the date of the loan, bear interest at a reasonable rate, be adequately secured, and, if made to a so-called "disqualified person", meet the other requirements of Section 4975(d)(1) of the Code. Notwithstanding the limitation on the term of a loan set forth in this subparagraph, the Committee may agree to a loan term in excess of five years provided that the loan is used to acquire a dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as the principal residence of the Participant.

     (4) No payment out of the Trust shall be made to or in respect of such Participant or his Beneficiary (except under Paragraph (E) or this Paragraph (F)) unless and until all unpaid loans to such Participant have been satisfied in full, and if any loan to a Participant has not been satisfied in full at the time such Participant or the Participant's Beneficiary is to receive a payment out of the Trust, the Trustee may apply a sufficient part of the Participant's account in satisfaction of any unpaid part of such loan. No part of a Participant's Elective Contributions Account or Matching Company Contributions Account shall be applied in satisfaction of the unpaid part of a loan to the Participant prior to the earlier of an event entitling the Participant or the Participant's Beneficiary to the payment of his Elective Contributions Account or the Participant's attainment of age 59-1/2.

     (5) The aggregate of all loans to a Participant under this Plan and under all other tax qualified Plans of the Company or any Related Company shall not exceed the amount stated in (1)(a) above.

     (6) If the Company is or should become an electing small business (S) corporation, no such loan shall be made to any shareholder-employee of the Company in any taxable year of the Company in which it is an S corporation. For purposes of this paragraph a shareholder-employee means an employee or officer of the Company who owns, or is considered as owning within the meaning of
Section 318(a)(1) of the Code, on any day during the taxable year of the Company, more than 5% of its outstanding capital stock.

     (7) To the extent permitted by applicable Department of Labor regulations, no loan shall be made to a Participant who is not an active employee.

     (8) The Committee shall, before directing the Trustee to make any loan under this Paragraph (F), adopt rules relating to loans consistent with this Paragraph (F) and in compliance with the applicable provisions of the Code and ERISA.

     (9) Notwithstanding the above, effective October 1, 1994, no further loans to Participants may be made from the Plan.

                                  ARTICLE VII
                       SPECIAL PROVISIONS FOR MERGED PLAN

A. CESSATION OF ADDITIONAL ANNUITIES. Effective January 1, 1991, no further contributions shall be made under the Dollar Federal Savings Bank of Hamilton, Ohio Profit Sharing Plan's arrangement with State Mutual of America. The annuity provisions and any other form of benefit contained in the aforesaid plan shall not apply to any contributions made on or after January 1, 1991 unless provided for elsewhere than in this Article VII or in Article XI(F) of this Agreement.

B. SEPARATE ACCOUNTS. The Trustee shall maintain separate accounts on behalf of each affected Participant for assets transferred to the Trust Fund from the trust maintained under the Dollar Federal plan cited in Paragraph (A) above. These separate accounts shall be credited with earnings (or losses), distributions therefrom and other items generally allocable to an individual account.

C. ANNUITY DISTRIBUTIONS; SPOUSAL CONSENT, ETC. The statutory provisions relating to qualified pre-retirement survivor annuities, qualified joint and survivor annuities and spousal consents to distributions shall apply to the separate accounts maintained under Paragraph (B) above. Furthermore, any form of distribution or other optional form of benefit which was available on December 31, 1990 under the Dollar Federal plan cited in Paragraph (A) above, and which may not be disregarded under Section 411(d)(6) of the Code, shall continue to apply to the separate accounts maintained under Paragraph (B) above, but shall not apply to any other accounts under this Agreement.

D. EFFECTIVE DATE. The provisions of Article VII(B) and (C) and the reference in Article XI(F) to this Article VII became effective only as of December 31, 1992, when the assets of the trust under the Dollar Federal plan cited in Paragraph (A) above were transferred to the Trust Fund. Notwithstanding the above, any provisions of this Plan which are required in order that the Dollar Federal plan comply with the Tax Reform Act of 1986 or other applicable law shall be deemed to have been incorporated into the Dollar Federal plan as of January 1, 1989 or other effective date of such laws.



                                      VII-1

                                    PART TWO

                                  ARTICLE VIII
                                    COMMITTEE

A. COMPOSITION OF COMMITTEE. Subject to Article IX, the Plan may, but need not, be administered by a Committee of one or more employees (or other individuals familiar with the affairs and personnel of the Company), who shall be appointed by, and hold office at the pleasure of, the Board of Directors of the Company. Vacancies in the Committee resulting from death, resignation, removal or otherwise shall be promptly filled by the Board, but the Committee may exercise its powers and authority notwithstanding the existence of vacancies.

B. REMOVAL AND RESIGNATION. A member of the Committee may resign at any time upon not less than ten days' written notice to the Board, specifying the effective date of resignation. A member may be removed or appointed by the Board for any reason or for no reason and at any meeting of the Board, whether or not called for that purpose.

C. QUORUM. The Committee shall act by a majority of its members at the time in office, and such action may be taken either by vote at a meeting or in writing without a meeting. A member of the Committee shall not vote or act on any matter relating solely to himself.

D. OFFICERS. The Committee may by such majority action appoint from among its number a Chairman to preside at its meetings and a Secretary, who need not be a member, to keep records of its meetings and activities and to perform such other duties and functions as the Committee may prescribe. It may in like manner designate any one or more of its members or its Secretary to execute any instrument or document upon its behalf, and the action of such person shall have the same force and effect as if taken by the entire Committee. In the event of such authorization, the Committee shall in writing notify the other Administrative Parties thereof, and such parties shall be entitled to rely upon such notification until the Committee shall give written notification to the contrary.

E. RECORDS AND REPORTS. The Committee shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA, the Code, and governmental regulations issued thereunder relating to reporting and disclosure, including the furnishing of information to Participants and Beneficiaries and the filing of information and reports with the Internal Revenue Service and the Department of Labor.

F. POWERS AND DUTIES. The Committee shall have any and all powers, authority and duties which shall be necessary and proper to enable it to carry out its obligations under this Agreement, including by way of illustration and not limitation, the power and duty:

     (1) To construe and interpret the Plan as provided in Article I(C), decide all questions of eligibility, determine the amount, manner and time of payment of any benefits hereunder, and direct the Trustee with respect to the amount, manner and time of payment of such benefits;

     (2) To prescribe procedures to be followed by Participants or Beneficiaries filing applications to participate, elections, designation of beneficiary forms, applications for benefits, if any, and any other forms required or desirable under the Plan;

     (3) To prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan;

     (4) To receive from the Company and from Participants such information as shall be necessary for the proper administration of the Plan;


                                     VIII-1

     (5) To furnish the Company, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

     (6) To receive and review the periodic valuation of accounts made by the Trustee;

     (7) To receive, review and keep on file (as it deems convenient and proper) reports of account allocations and benefit payments by the Trustee and reports of disbursements for expenses directed by the Committee;

     (8) To appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal, accounting, and benefit consultant counsel.

     (9) Whenever in the judgment of the Committee it would be in the best interest of the Participants in the Plan, because of a significant fluctuation in the fair market value of the assets of the Trust Fund or any separate Investment Fund, to cause the Vested balances of any one or more of the Participant's accounts payable to or in respect of a retired or otherwise terminated Participant(s) to be determined as of a date other than the regularly occurring Valuation Date specified in Article IV(P)(1), the Committee may direct the Trustee to determine such Vested account balance(s) as of a different date.

G. RULES AND REGULATIONS. The Committee may adopt such rules and regulations as it deems necessary, desirable or appropriate in connection with the administration of the Plan including, but not limited to, rules and regulations relating to loans and hardship distributions or to the facilitation of compliance with applicable provisions of the Securities Exchange Act of 1934. All rules and regulations of the Committee shall be uniformly and consistently applied to all Participants in similar circumstances. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Company, any Related Company, legal counsel for the Company, or the Trustee.

H. CLAIMS PROCEDURE. If any Participant or Beneficiary shall claim benefits for which the Committee has determined he is ineligible, or shall dispute the amount or timing of benefits determined by the Committee to be payable hereunder, he shall be entitled to make a claim for benefits pursuant to this Paragraph (H). All claims for benefits under this Agreement, whether made by a Participant or Beneficiary, shall be in writing addressed and delivered to the Committee, or any member thereof, at the Company's main office, shall contain the claimant's name, mailing address, and telephone number, if any, and shall identify the claim in a manner reasonably calculated to make the claim understandable to the Committee. If the claim is defective in any foregoing respect, the Committee may at any time within ten days after said delivery give the claimant not less than ten days' written notice specifying the defect or defects and the deadline for correction. A claim shall be deemed to be effectively made when and if it is timely corrected in writing (addressed and delivered as aforesaid), or when it is timely and correctly prepared and delivered in the first place, or when it (or a revision thereof) is timely delivered as aforesaid if the Committee does not give written notice of any defect therein within ten days after said delivery. It is further agreed:

     (1) If a claim is (or is deemed to be) effectively made, the Committee, shall within 60 days thereafter notify the claimant in writing whether the claim has been granted or has been denied in whole or in part. Such notice shall be written in a manner calculated to be understood by the claimant, shall make specific reference to the Plan, and, if adverse in whole or in part, shall set forth:

          (a)  The specific reason or reasons for the denial;


                                     VIII-2

          (b) A description of any additional material or information necessary for the claimant to perfect the claim, together with an explanation of why such material or information is necessary; and

          (c)  An explanation of the claim review procedure set forth in (3) and
               (4) below.

     (2) If within said 60 days the claim has not been granted, it shall be deemed to have been denied for purposes of the claim review procedure set forth in (3) below, even if notice of denial has not been given under (1) above.

     (3) Upon denial of a claim in whole or in part, the claimant or his duly authorized representative shall have 60 days within which to file with the Committee or any member thereof a written request for a review of such denial, whereupon -

          (a) The Committee shall as promptly as is practicable, but not later than 60 days after receipt of such request, schedule a hearing to review said claim.

          (b) The claimant or his duly authorized representative shall, pending and/or at said hearing, be permitted at all reasonable hours to review the pertinent documents and also be entitled to submit issues and comments in writing.

     (4) The hearing mentioned in (3) above shall be held at the Company's main office during normal business hours, unless a different time and/or place are mutually agreed upon. It shall be attended by at least a majority of the Committee. A decision on the claim shall be rendered thereat or as soon as possible thereafter, but in no event later than 120 days after the Committee's receipt of the written request for review; shall be in writing and include specific reasons; shall be written in a manner calculated to be understood by the claimant; and shall contain specific reference to the pertinent Plan provisions on which the decision is based.

I.   NO SEPARATE COMMITTEE.  Notwithstanding the foregoing provisions of this
Article VIII -

     (1) If and while the one or more Persons comprising the Committee and Trustee are identical, the separation in this Agreement of the responsibilities, rights, powers, authority, and functions of the Committee and Trustee respectively shall be disregarded; said Persons shall act and serve in both said capacities combined; and they need not furnish information, directions, instructions or notices, or make reports or demands, by themselves in one such capacity to themselves in the other such capacity.

     (2) If and while there is no Committee, either because none is designated or no one or more Persons are at the time in question actively serving as members thereof, the responsibilities, rights, powers, authority, and functions of the Committee shall be vested in the Company; and the Company and Committee need not furnish information, directions, instructions or notices, or make reports or demands, one to the other.

     (3) Whoever performs the functions of the Committee shall be the Plan Administrator as defined in ERISA.


                                     VIII-3

                                   ARTICLE IX
                          TRUSTEE AND OTHER FIDUCIARIES

A.   BONDING.  Every Fiduciary shall be bonded to the extent (1) required by
Section 412 of ERISA or applicable Labor Regulations or (2) directed by the Company.

B. PROTECTIVE PROVISIONS FOR FIDUCIARIES. To the extent permitted by ERISA, it is agreed:

     (1) No Fiduciary shall be liable with respect to a breach of fiduciary duty if such breach was committed before he became a Fiduciary or after he ceased to be a Fiduciary.

     (2)  Notwithstanding any other provisions of this Agreement -

     (a) Any Fiduciary may, but need not, purchase insurance from and for his own account to cover liability arising under or with respect to the Plan.

     (b) The Company may, but need not, purchase insurance to cover potential liability of one or more Persons who serve in a fiduciary capacity with respect to the Plan. In addition, the Company shall indemnify and hold harmless any individual who is a Committee member or other Fiduciary of the Plan and who is a current or former officer, director or employee of the Company (or a Related Company) against any liabilities incurred by him in his exercise and performance of his powers and duties under the Plan.

     (c) Upon first obtaining the written consent of the Company, any Trustee may use assets of the Trust to purchase insurance for itself and/or one or more other Fiduciaries and/or the Trust to cover liability or losses occurring by reason of the act or omission of itself and/or one or more other Fiduciaries, if such insurance permits recourse by the insurer against such Trustee and/or one or more other Fiduciaries in question in the case of its or their breach of a fiduciary obligation.


     (3) Any Fiduciary may, by written instrument, allocate and delegate to others any of such Fiduciary's powers, duties or responsibilities, terminable upon such notice as such Fiduciary deems prudent. Any person or entity may serve in more than one fiduciary capacity with respect to the Plan. A Fiduciary's responsibility shall be limited to performance of those duties conferred upon such Fiduciary by or pursuant to the Plan, and, subject to
Section 405 and 410 of ERISA, no Fiduciary shall be responsible for the acts or omissions of any other Fiduciaries.

C. MANAGEMENT AND CONTROL OF ASSETS; CONSULTANTS AND INVESTMENT MANAGERS. To the extent permitted by Section 402(c) of ERISA:

     (1) Any Fiduciary may employ one or more Persons to render advice with regard to any responsibility which such Fiduciary has under this Agreement.

     (2) Except as hereinafter provided, the Trustee shall be the Fiduciary with respect to the investment, management and control of the Trust Fund, with full discretion in the exercise of such investment, management and control; provided, however, that this subparagraph (C)(2) shall not apply to Trust assets which consist of Contracts issued by an Insurer qualified to do business in Michigan nor to any Trust assets held by such Insurer; nor shall it apply if the Plan is exempt from such requirements by reason of Section 403(b)(4) of ERISA and applicable Labor Regulations.

     (3) The Company may, by resolution of its Board of Directors, assume from the Trustee and transfer to the Committee or an Investment Manager the authority and duty to direct the investment and management of all or a portion of the Trust Fund; and, if such authority and duty have been transferred to the Committee, the Committee, by appropriate action, may appoint an Investment Manager to direct the investment and management of all or a portion of the Trust Fund, provided that:

     (a) A copy of any such Board resolution or Committee action shall be delivered to the Trustee whereupon the Committee or the Investment Manager, as the case may be, shall be the Fiduciary with respect to the investment and management of the Trust Fund (or designated portion thereof) and the Trustee shall have no responsibility therefor.

     (b) Any transfer of investment and management to the Committee or to an Investment Manager may be revoked upon receipt by the Trustee of a written notice to that effect by the Company through its Board of Directors or the Committee, as the case may be.

     (c) The appointment, selection and retention of a qualified Investment Manager shall be solely the responsibility of the Company or the Committee, as the case may be.

     (4) During such period or periods of time, if any, as the Committee or any Investment Manager is authorized to direct the investment and management of all or a part of the Trust Fund:

     (a) The Trustee is authorized and entitled to rely upon the fact that said Investment Manager is at all times a qualified Investment Manager, as defined in Section 3(38) of ERISA, until such time as the Trustee has received a written notice from the Company or Committee to the contrary, as well as to rely upon the fact that said Investment Manager is authorized to direct the investment and management of the Trust Fund until such time as the Company or Committee, as the case may be, shall notify the Trustee in writing that another Investment Manager has been appointed in the place and stead of the Investment Manager named or, in the alternative, that the Investment Manager named has been removed and the responsibility for the investment and management of the Trust Fund has been assumed by the Committee or has been transferred back to the Trustee, as the case may be.

     (b) The Trustee shall not be liable or responsible for losses or unfavorable results arising from the Trustee's compliance with proper directions of the Committee which are made in accordance with this Agreement and which are not contrary to the provisions of any applicable Federal or State statute regulating such investment and management of the assets of an employee benefit trust.

     (c) The Trustee shall not be liable or responsible in any way for any losses or other unfavorable results arising from the Trustee's compliance with investment or management directions received by the Trustee from the Investment Manager.

     (d) All directions concerning investments made by the Committee or the Investment Manager shall be signed by such person or persons, acting on behalf of the Committee or the Investment Manager, as the case may be, as may be duly authorized in writing; provided, however, that the transmission to the Trustee of such directions by photostatic teletransmission with duplicate or facsimile signature or signatures shall be considered a delivery in writing of the aforesaid directions until the Trustee is notified in writing by the Committee that the use of such devices with duplicate or facsimile signatures is no longer authorized.

     (e) The Trustee shall, as promptly as possible, comply with any written directions given by the Committee or an Investment Manager hereunder and, where such directions are given by photostatic teletransmission with facsimile signature or signatures, the Trustee shall be entitled to presume that any directions so given are fully authorized.

     (f) The Trustee shall not be liable for its failure to invest any or all of the Trust Fund in the absence of such written directions.

     (g) The Trustee shall have no obligation to determine the existence of any conversion, redemption, exchange, subscription or other right relating to any of said securities purchased, of which notice was given prior to the purchase of such securities, and shall have no obligation to exercise any such right unless the Trustee is informed of the existence of the right and is instructed to exercise such right, in writing, by the Committee or the Investment Manager, as the case may be, within a reasonable time prior to the expiration of such right.

     (h) Neither the Committee nor any Investment Manager referred to above shall direct the purchase, sale or retention of any assets of the Trust Fund if such directions are not in compliance with the applicable provisions of ERISA and any Regulations issued thereunder.


D.   PARTICIPANT-DIRECTED INVESTMENTS.   If, while, and to the extent that a
Participant exercises control over the assets in his account by an election under Paragraph (O) below, such Participant shall not be deemed to be a Fiduciary by reason of such exercise; and no Person who is otherwise a Fiduciary shall be liable under Title I, Subtitle B, Part 4, of ERISA (or comparable provisions of this Agreement) for any loss, or by reason of any breach, which results from such Participant's exercise of control.

E.   PROHIBITED TRANSACTIONS, ETC.   Notwithstanding any other provision of this
Agreement -

     (1) Except as authorized by applicable Regulations, no Fiduciary may maintain the indicia of ownership of any assets of the Trust outside the jurisdiction of the district courts of the United States.

     (2) A Fiduciary shall not knowingly and willfully cause the Trust to engage in a transaction which violates Section 406 or 407 of ERISA or which is taxable under Section 4975 of the Code.

F. GENERAL DUTIES OF TRUSTEE. In addition to all its other duties and responsibilities under this Article IX and other provisions of this Agreement, the Trustee shall -

     (1) Receive, collect, hold, safeguard, administer and retain, temporarily or permanently, the cash and other property originally or at any time comprising all or part of the Trust Fund, together with such income, rents, issues and profits as shall from time to time be produced thereby or arise therefrom.

     (2) Make such payments and distributions, and take such further action, as shall be proper to effectuate benefits under the Plan and to carry out this Agreement.

     (3) Maintain complete records and accounts of the Trust, including those which the Company or Committee may direct, and the Company or Committee may examine the same at all reasonable times during business hours.

     (4) Render such periodic accountings and reports, including but not limited to reports required under the Securities Exchange Act of 1934 or to those hereafter described in this Article IX, as the Company or Committee may reasonably require.

     (5) Carry out the proper directions and instructions of the Committee and, insofar as may be proper under this Agreement, make determinations, participate in consultations and conferences, and give or withhold approvals and consents.

G. GENERAL POWERS OF TRUSTEE. Except as otherwise expressly provided in this Agreement or required by law, the Trustee is authorized and empowered -

     (1) To sell, exchange, transfer, assign, lease, pledge, mortgage or otherwise encumber or dispose of, publicly or privately, any real or personal property at any time included in the Trust Fund as and when, for such (if any) price and consideration, on credit or otherwise, with or without security, and upon such other terms and conditions as the Trustee shall deem proper.

     (2) To invest and reinvest all or part of the Trust Fund, in such amounts, proportions and investments, including but not limited to bonds, notes, debentures, mortgages, equipment trust certificates, investment trust certificates, preferred or common stocks (including those of the Company or a Related Company), mutual funds or other property, real or personal, either within or without the State of Michigan, as the Trustee may deem proper or the Committee shall direct.

     (3) To hold cash uninvested, or on deposit with any bank, savings and loan association or trust company, in such amount as the Trustee shall deem proper, for the purpose of defraying anticipated expenses of (and benefits out of) the Trust. At any time the Trustee is a bank or trust company the authority herein conferred shall extend to deposits with the Trustee.

     (4) To pay, perform, defend, collect, maintain, sue on, modify, settle, compromise, release, abandon or otherwise adjust or dispose of any claims or demands in favor of or against the Trust Fund or any Participant's account.

     (5) To vote or not vote any stock or securities in person, through designees or by proxy.

     (6) To hold or register any stock, securities or other property in the name of any Trustee or nominee or unregistered or in such form that title shall pass by delivery, provided that the records of the Trustee shall always indicate the fiduciary nature of such ownership.

     (7) To exercise, not exercise, sell or otherwise dispose of any conversion or subscription right, or other right or option, and to make any payments incidental thereto.

     (8) To oppose, consent to or participate in any voting trust, pooling agreement, foreclosure, reorganization, consolidation, merger, liquidation, refinancing, or sale of assets, of or with respect to any corporation or other organization, and in connection therewith to deposit stock, securities or other property with, and transfer title to, any protective committee or other Person whatsoever.

     (9) To pay calls, assessments and other charges which the Trustee shall deem proper.

     (10) To borrow and lend money in such circumstances and upon such terms and conditions, with or without security, as the Trustee shall deem proper.


     (11) To make or not make any provision for amortization or a sinking fund with respect to any security which is received at a value or purchased at a price in excess of par or of the amount payable on its call, redemption, maturity or liquidation.

     (12) Subject to Article IX(E)(1), to keep all or part of the Trust Fund at any place or places, and to hold and administer the Trust Fund in one or more common trust funds or other consolidated funds, in which the various accounts may have undivided interests, and without distinction between income and corpus.

     (13) To retain as an investment any stock, securities or other property received through the exercise of any foregoing powers and authority.

     (14) To make, execute and deliver any and all agreements, instruments and documents whatsoever, including but not limited to those incidental to the foregoing powers and authority, and to make the same binding and enforceable beyond the duration of the Trust.

     (15) To buy, sell and trade in option contracts and 'short' sales for cash, and for such purpose the Trustee may maintain and operate cash accounts with brokers, and may deliver and pledge any securities held or purchased by the Trustee with such brokers both as security for loans and advances made to the Trustee and to ensure the Trustee's ability to deliver stock against short options provided that all such purchases, sales and trades shall be made on one or more designated national securities exchanges whose plans regulating such transactions have been declared effective pursuant to the Securities Exchange Act of 1934, such as the Chicago Board Options Exchange, Incorporated.

     (16) To do any and all additional acts and things which the Trustee shall be authorized to do under the laws of the State of Michigan or of any other jurisdiction in which it may act or which the Trustee in its discretion shall deem proper to carry out this Agreement, to the end that the Trustee shall have and may exercise all the powers and authority of an absolute owner, except as the Committee shall otherwise direct; and no Person dealing with the Trustee shall be bound to see to the application of any money or other property paid, delivered or transferred to the Trustee or to inquire into the validity or propriety of any transaction whatsoever.

H. APPRAISAL. As of each Anniversary Date and Valuation Date, and as of such other dates as the Company or Committee may reasonably direct, the Trustee shall determine the fair market value of the assets comprising the Trust Fund, including the assets of each Investment Fund, established within the context of the Trust Fund by appraising such assets as follows, except as otherwise required by ERISA:

     (1) Stocks and securities which are listed or reported on any national exchange shall be valued on the basis of their closing prices on such exchange on the appraisal date or, if there were no reported sales on such exchange on the appraisal date, then at their bid prices at the close of market.

     (2) Stocks and securities not susceptible of valuation under (l), but which are traded over-the-counter, shall be valued on the basis of their closing prices on the market on the appraisal date or, if there were no reported sales over-the-counter on the appraisal date, then at their bid prices at the close of market.

     (3) Stocks and securities not susceptible of valuation under (1) or (2), but which would be susceptible of valuation as of a date not more than seven
(7) days prior to the appraisal date, shall be valued as of such prior date as near as possible to the appraisal date.

     (4) For purposes of (1), (2) and (3) above, information contained in any newspaper of general circulation or any standard financial periodical, or furnished by any national securities exchange or by any broker who is a member of any national securities exchange, as the case may be, may be fully relied upon by the Trustee in the absence of actual knowledge or advice to the contrary.

     (5) Property not subject to valuation by the foregoing methods shall be valued at its fair market value in accordance with written directions given to the Trustee by the Committee (except as otherwise provided in Article XII).

     (6) There shall be excluded from the assets valued under this Paragraph (H), if appraisal is being made as of an Anniversary Date, the amount of the Company's contribution which is allocable to the Participants' accounts as of said date.

     (7) Valuations determined by appraisal under this Paragraph (H) shall be binding and conclusive upon each and every Person beneficially interested in the Trust, but shall not be binding upon the Company or Committee unless incorporated in an accounting under Paragraph (I) below.

     (8) Upon completion of an appraisal, the Trustee shall file copies thereof with the Committee and the Company.

     (9) Notwithstanding the foregoing, any assets of the Trust Fund or any Investment Fund within the context of the Trust Fund consisting of units of participation in any pooled fund established and maintained by the Trustee under any trust instrument establishing a pooled fund or funds for the investment of the assets of pension and profit-sharing plans of various employers for which the Trustee acts as trustee shall be valued in accordance with the terms of such trust instrument.

I. PERIODIC ACCOUNTING. Within 90 days after such Anniversary Date, and at such other times as the Company or Committee may reasonably direct or as ERISA may require, the Trustee shall prepare and deliver to the Company and Committee an accounting of the administration of the Trust, which accounting shall include a description of all assets then comprising the Trust Fund and shall be in such further detail as the Company or Committee may reasonably request. Within
90 days after receiving such accounting, the Company and Committee, respectively, shall notify the Trustee in writing whether or not such accounting is approved; and unless so disapproved, it shall be deemed to be approved. It is in addition agreed:

     (1) Either the Company or the Committee or both may require the Trustee to furnish such other or additional information with respect to the administration of the Trust as may be reasonably necessary or desirable prior to determining upon the approval thereof; and in such event the aforesaid 90-day period shall be tolled until such information is received by the party requesting it.

     (2) If the Company or Committee shall notify the Trustee that the aforesaid accounting is not approved, an audit or opinion shall thereupon be made by an independent public accountant or accountants chosen by the Company or Committee, as the case may be. Upon completion of such audit or opinion, any errors in the accounting shall be corrected, and the corrected accounting shall be deemed to be approved by the Company and Committee.

     (3) The approval by the Company and Committee of the accounting or corrected accounting shall constitute an account stated between the Company, Committee, Trustee, all Participants, all Beneficiaries, and any other Persons having any interest in the Trust or Plan.

     (4) Nothing in this Paragraph (I) shall prevent the Trustee from having an accounting settled and allowed by, or being required by the Company or Committee to account in, a court of competent jurisdiction.

     (5) The foregoing provisions of this Paragraph (I) are subject to the provisions of ERISA.

J. PROTECTIVE PROVISIONS FOR TRUSTEE. The Trustee accepts the Trust solely upon the terms and conditions of this Agreement, and no duties or responsibilities not expressly set forth herein or in ERISA shall be implied or imposed. It is further agreed:

     (1) The Trustee shall have no duty to ascertain whether any directions or instructions of the Company or Committee are in accordance with this

Agreement, nor to see to the application of any payment made pursuant to such directions or instructions.

     (2) Any benefit or other payment under the Plan shall be made only if and when the Trustee has sufficient assets of the Trust Fund available for the purpose intended.

     (3) In the event of any dispute as to the Persons to whom payment of any money or delivery of any other property shall be made by the Trustee, the Trustee may withhold such payment or delivery in whole or part until such dispute shall be settled to the satisfaction of the Trustee or determined by a court of competent jurisdiction.

     (4) The Trustee may withhold all or such part of any distribution as the Trustee in its discretion may deem proper to protect the Trustee and the Trust Fund against any liability or claim or account of any estate, inheritance, income or other tax whatsoever, and with all or any part of any such distribution so withheld may discharge any such liability. Any part of any such distribution so withheld by the Trustee that may be determined by the Trustee to be in excess of any such liability shall upon such determination by the Trustee be distributed forthwith to the Person from whom it was withheld.

     (5) The Trustee shall not be obligated to institute any action or proceedings for the collection of money or other property due the Trust, or in defense of any claim against the Trust or any portion of the Trust Fund, unless the Trustee shall first have been indemnified to its satisfaction for all costs, expenses, attorney fees and liabilities to which the Trustee might become subject.

K. PROVISIONS PERTAINING TO CO-TRUSTEES. During any period of time when the Trustee shall consist of two or more Persons (whether individuals, corporations or otherwise), the following provisions shall apply:

     (1)  Except as otherwise provided in the foregoing provisions of this
Article IX -

     (a) Each such Person shall use reasonable care to prevent a co-Trustee from committing a breach; and

     (b) Such Persons shall jointly manage and control the Trust assets, except that this item (b) shall not preclude any agreement, and the co-Trustees are hereby authorized to agree (in a written document executed by all co-Trustees) to allocate specific responsibilities, obligations or duties among themselves, in which event a co-Trustee to whom certain responsibilities, obligations or duties have not been allocated shall not be liable by reason of this item (b), either individually or as a Trustee, for any loss resulting to the Trust arising from acts or omissions on the part of another co-Trustee to whom such responsibilities, obligations or duties have been allocated.


     (2) Nothing in (1) above shall limit any liability that a Fiduciary may have under Part 4 of Title I of ERISA.

     (3) The Trustee shall act by a majority of such Persons at the time in office, and such action may be taken either by vote at a meeting or in writing without a meeting.

     (4) Said Persons serving as co-Trustees may unanimously designate any one or more co-Trustees to execute any instrument or document on behalf of all, including but not limited to the signing or endorsement of any check and the signing of any applications for Contracts, and the action of such designated co-Trustee shall have the same force and effect as if taken by all the co-Trustees. In the event of such authorization, all the co-Trustees shall in writing notify the other Administrative Parties thereof, and such parties shall be entitled to rely upon such notifications until one or more co-Trustees shall give written notification to the contrary.

L. REMOVAL AND RESIGNATION OF TRUSTEE. Any sole or co-Trustee may resign at any time upon not less than 30 days written notice (unless Company and Trustee agree otherwise) to the Board of Directors of the Company specifying the effective date of resignation. Any sole or co-Trustee may be removed by the Board with or without cause, but only upon not less than 30 days' written notice to such sole or co-Trustee specifying the effective date of removal and enclosing a copy of the resolution of the Board (unless shorter notice and/or waiver of the resolution is accepted by Trustee). No such removal shall become effective until all sums due to such sole or co-Trustee under this Agreement have been paid.

M. SUCCESSOR TRUSTEES. The lack of a Trustee due to resignation, removal or otherwise shall not terminate the Trust. The Company shall promptly appoint one or more successor Trustees. In the absence of any other Trustee, the Committee shall act and serve as an interim Trustee. Each and every estate, title, right, power, authority, discretion, duty and obligation conferred upon the Trustee by this Agreement shall devolve upon, and be exercised and performed by, such successor Trustees, including the Committee or any remaining Trustee.

N. SETTLEMENT OF ACCOUNTS UPON RESIGNATION OR REMOVAL OF TRUSTEE. In the event of the resignation or removal of a sole or co-Trustee, such sole or co-Trustee shall have the right to a settlement of its accounts at the expense of the Trust, which accounting shall be made as provided in Paragraph (I) above. Upon completion of such accounting and payment to the outgoing sole or co-Trustee of its compensation and expenses, including court costs and legal fees, such sole or co-Trustee or its legal representative shall promptly assign, transfer and deliver unto the remaining or successor Trustee (or in the absence thereof, to the Committee) the Trust Fund and all records and data (or copies thereof) pertaining to the Plan and Trust.

O. SEGREGATED ACCOUNTS. Notwithstanding Paragraph (G) above or any other provisions of this Agreement, any Participant may at any time while employed by the Company notify the Committee in writing, on such form and in such manner as the Committee may prescribe, that he elects to have all or a portion of his account separately held and administered (i.e., segregated) and invested in such manner, at such time and upon such terms as he may designate, including but not limited to investments in Contracts to the extent permitted by Article XII(B)(4) and (C). Subject to applicable Treasury Regulations, the Committee in its discretion may but need not abide by such election; but if it does so, it shall (in such manner and to such extent as it deems advisable) relay the Participant's instructions in writing to the Trustee, who shall observe them. Assets acquired pursuant to such election shall be held by the Trustee for the benefit of the Participant in question; all income, gains and the like received or earned thereon shall be credited to such Participant's account; and all expenses, losses and the like shall be charged to his account as contemplated by Articles IV(B) and XI(P). Such assets shall be held by the Trustee until distributed in accordance with this Agreement, or until the Participant (acting through the Committee) directs that they be disposed of, or until the Participant revokes his election or his account becomes a Fixed Account, whereupon the other provisions of this Agreement shall govern; but the Participant in question may at any time purchase such assets from the Trustee at their then market value (which for Contracts shall be their cash surrender value). Such assets (including Contracts) held by the Trustee may be appraised for the information of the Participant or otherwise in connection with any appraisal made under Section (H) above but shall nevertheless be excluded from such appraisal, and from the assets of the Trust Fund, for purposes of the Trust as a whole and, in particular, for purposes of allocating profits and losses to accounts pursuant to Article IV.

     Also, the Committee in its discretion may permit any Participant who has attained a specified age not earlier than age 55 to elect, subject to such non-discriminatory terms and conditions as the Committee may prescribe, to have all of his account balance under the Plan separately held and invested by the Trustee in a segregated fixed income fund under an arrangement whereby all the assets of all Participants making such election are commingled and invested in such segregated fund in a manner similar to the investment of commingled Fixed Accounts described in Article IV(P). In such event the last sentence of the preceding paragraph of this Section (O) shall apply to such segregated fund.

P. INVESTMENTS IN COMMON TRUST FUNDS. Notwithstanding any other provisions of this Agreement, all or any part of the assets of the Trust may be invested in any collective investment trust; provided that such collective investment trust is exempted under the Code or regulations or rulings issued by the Internal Revenue Service and is then maintained by the Trustee. The provisions of the document governing any such collective investment trust, as amended from time to time, shall govern any investment therein and are hereby made a part of this Agreement.

Q. COMMINGLING OF TRUST FUNDS OF COMPANY AND RELATED COMPANIES. The Trustee may, upon written instructions of the Committee, commingle the assets of the Trust Fund for investment purposes only with the assets of any other tax qualified plan(s) sponsored by the Company or any Related Company, provided (i) such commingling shall be permitted only so long as such other tax qualified plan(s) and related trust(s) and this trust continue to meet the requirements of Sections 401(a) and 501(a) of the Code, (ii) such commingling is permitted under the terms of such other tax qualified plan(s) and related trust(s), (iii) each such trust shall be deemed to have a proportionate undivided interest in such commingled trust the dollar amount of which shall be identifiable at all times by the Trustee, except that any assets identified by the Committee as allocable to each such trust and income, appreciation or depreciation and expenses attributable to each of such trusts shall be allocated or charged to that trust,
(iv) the individual account records (if any) of participants in each such trust shall continue to be kept separately for each trust, and (v) except as provided herein each such trust shall continue to be treated as a separate trust for all purposes including reporting to the Internal Revenue Service and disclosure to participants.

                                    ARTICLE X
                      TERMINATION, AMENDMENT AND SUSPENSION

A. TERMINATION, ETC.; ASSUMPTION OF PLAN. It is the present intention of the Company permanently to maintain the Plan and continue to make contributions under Article III(A); provided, however, that subject to Article XI(E) -

     (1) The Company reserves the right at any time to revoke this Agreement, terminate the Plan, or terminate or suspend its liability to make further contributions to the Trust, but no such action shall become effective until the Company shall notify the Committee and Trustee.

     (2) The Plan shall automatically terminate, and likewise the Company's liability to make contributions to the Trust, upon the Company's legal dissolution, or upon its adjudication as bankrupt or insolvent, or upon its making a general assignment for the benefit of creditors, or upon a receiver being appointed for its assets, or upon its merger or consolidation with or into any other corporation or corporations, or upon a complete discontinuance of contributions under the Plan within the meaning of Section 411(d)(3) of the Code.

     (3) Termination of the Plan may be forestalled if and to the extent that any successor corporation, or any corporation or business entity employing a majority of the then Participants, shall expressly assume the Plan and the Company's liability to make contributions. Such assumption shall be expressed in a written agreement between the Company and such corporation or business entity, pursuant to proper resolution of the latter's Board of Directors or other governing body, but shall not be effective unless copies of such agreement and resolution shall be filed with the Trustee prior to termination. Such agreement shall provide for assumption of the Plan and the liability to make contributions, with respect to all Participants employed by such corporation or business entity, and such corporation or business entity shall thereupon be substituted pro tanto in the place and stead of the Company. With respect to any then Participants who are not taken over as employees of such corporation or business entity, the Plan shall be deemed to terminate, and Paragraph (B) below shall be invoked.

     (4) In the event of any termination or suspension under (1) or (2) above, the Company and the Trustee shall give prompt notice thereof to the Internal Revenue Service; and, subject to Paragraph (B) below, each Participant's account shall be Vested to the extent required by Article XI(E)(2).

B. LIQUIDATION OF TRUST. In the event of termination of the Plan, the Trustee shall proceed as promptly as possible, subject to any directions from the Committee, to liquidate all investments, other than Contracts, and shall thereupon determine the value of each Participant's account under Article IV(P) as of the date of termination. After each such account has been appropriately adjusted to cover any expenses of distribution and final liquidation costs, but subject nevertheless to Sections 403(d)(1) and 4044 of ERISA and applicable Labor Regulations, the Trustee shall pay the balance of such account to the Participant (or, if deceased, his Beneficiary) in an immediate Lump Sum or by means of the purchase and delivery of a Contract providing one of the payment options permitted by the Plan (if such a Contract can be purchased from an Insurer), whichever the Participant (or, if deceased, his Beneficiary) shall elect in writing delivered to the Committee. Any Contract issued in respect of any Participant shall be assigned to him or, if deceased, his Beneficiary at as early a date as is possible after termination.

     Notwithstanding Article V(E) (Cash-Outs) or any other provision of the Plan to the contrary, if at the time the Trust is terminated the Company does not maintain any other defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code), the Trustee shall pay the balance of each Participant's account (adjusted as provided above) to the Participant (or, if deceased, his Beneficiary) in a Lump Sum as soon as administratively possible after such termination and the consent of the Participant or his Beneficiary to such distribution shall not be required.

     Alternatively, if so directed by the Committee, the Trustee shall continue the Plan and Trust in existence as a "frozen" Plan and Trust (without receiving any additional Company contributions and without admitting any additional Participants) and shall pay the balances of the accounts of Participants to them at such times as they are entitled to receive the same under this Agreement, i.e., at retirement, death, other termination of employment, or by reason of hardship or the attainment of age 59-1/2. In such event the frozen Plan and Trust shall be operated and maintained so that they continue to meet the qualification requirements of Section 401(a) of the Code, including the minimum coverage requirements of Section 410(b) of the Code.

C. TERMINATION OF TRUST. Notwithstanding termination of the Plan, the Trust shall terminate when and if, but not until, the Trust Fund shall be entirely paid out and distributed in accordance with this Agreement.

D. AMENDMENT. Subject to Article XI(E) (Nonforfeitability, etc.) the Company reserves the right at any time and from time to time to amend this Agreement, without the consent of any Participant or Beneficiary, in any manner which the Company deems to be proper, whether or not (1) for reasons of business necessity or (2) for the purpose of causing the Plan and Trust to be tax qualified or to continue to be tax qualified. The Company may amend the Agreement by action of its Board of Directors or by action of its Benefits Administration Committee (which may, but need not, subsequently be ratified by the Board of Directors). No such amendment, except upon written consent, shall increase the duties or liabilities of the Trustee or Committee, or diminish their compensation, or deprive any Participant or Beneficiary of any then Vested equitable interest in the Trust; provided, however, that such amendment may be retroactive to the extent necessary to take full advantage of Section 401(b) of the Code if such amendment is adopted for the purpose of causing the Plan and Trust to be tax qualified or to continue to be tax qualified with respect to any taxable year of the Company and is adopted and effective within the time limit specified in
Article III(A) with respect to making contributions for such taxable year or within such longer period permitted under applicable Regulations.

                                   ARTICLE XI
                                 MISCELLANEOUS

A. PERSONS PROHIBITED FROM SERVING AS FIDUCIARIES, ETC. No person shall serve as a Committee member, Fiduciary, officer, Trustee, custodian, counsel, agent or employee of the Trust, or as a consultant to the Trust or in any other capacity, if prohibited so to do by Section 411 of ERISA.

B. INFORMATION REQUIRED BY ERISA. If some or all of the information necessary to enable the Committee to comply with the requirements of Title I of ERISA is maintained by -

     (1) An insurance carrier or other organization (normally the Insurer) which provides some or all of the benefits under the Plan, or holds assets of the Plan in a separate account,

     (2) A bank or similar institution (normally a corporate Trustee) which holds some or all of the assets of the Plan in a common or collective trust or a separate trust or custodial account, or

     (3) A Plan sponsor (normally the Company) as defined in Section 3(16)(B) of ERISA,

such carrier, organization, bank, institution or sponsor shall transmit and certify the accuracy of such information to the Committee within 120 days after the end of the Plan Year (or such other date as may be prescribed by applicable Labor Regulations).

C. RETENTION OF RECORDS FOR SIX YEARS. Every Person (such as the Trustee, Committee, Insurer, Company or an accountant) who is subject to a requirement to file any description or report or to certify any information therefor under Title I of ERISA (whether or not expressly required to do so by this Agreement), or who would be subject to such a requirement but for an exemption or simplified reporting requirement under Section 104(a)(2) or (3) of ERISA, shall maintain records on matters of which disclosure is required which will provide in sufficient detail the necessary basic information and data from which the documents thus required may be verified, explained or clarified, and checked for accuracy and completeness, and shall include vouchers, worksheets, receipts, and applicable resolutions, and shall keep such records available for examination for a period of not less than six (6) years after the filing date of the documents based on the information which they contain, or six (6) years after the date on which such documents would have been filed but for the aforesaid exemption or simplified reporting requirement.

D. NO REVERSION. The assets of the Trust shall never inure to the benefit of the Company and shall be held for the exclusive purposes of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan; and except as otherwise provided in Article III(F) and
(G), the Company shall not be entitled to receive or recover any part of its contributions to the Trust or the earnings thereof.

E.   NONFORFEITABILITY, ETC.   In compliance with ERISA and the Code, it is
agreed:

     (1)  A Participant's right to his normal retirement benefits under
Article V(A) shall be Vested upon his attaining his Normal Retirement Age.

     (2) Upon termination or partial termination of the Plan, or the complete discontinuance of contributions by the Company under the Plan, the rights of all Participants to Accrued Benefits as of such time (i.e., those accrued to the date of such event), to the extent then funded or credited, shall be Vested, except as otherwise required or permitted by applicable Regulations (e.g., Regulation Section 1.411(d)-2(a)) mentioned in Section 411(d)(3) of the Code.

     (3) The Accrued Benefit of a Participant shall never be decreased by an amendment of the Plan, except an amendment described in Section 412(c)(8) of the Code and Section 302(c)(8) of ERISA. An amendment which has the effect of eliminating an optional form of benefit with respect to benefits attributable to service before the amendment shall be treated as decreasing the Accrued Benefit of a Participant except as otherwise provided by Treasury Regulations.

     (4) The vesting schedule in Article V(C) and any other vesting provision of this Agreement based thereon shall not be amended unless -

          (a) The Vested percentage of the Accrued Benefit derived from the Supplementary Company Contributions and Matching Company Contributions (determined as of the later of the date such amendment is adopted, or the date such amendment becomes effective) of any Participant is at least equal to such Vested percentage computed without regard to such amendment; and

          (b) Each Participant with at least three Years of Service is permitted an election to have his aforesaid Vested percentage computed without regard to such amendment. The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

                    (i)  60 days after the amendment is adopted;

                    (ii) 60 days after the amendment becomes effective; or

                   (iii) 60 days after the participant is issued written notice of the amendment by the Company or the Committee.

     (5) In the case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, within the meaning of Section 401(a)(12) of the Code, each Participant shall (if the Plan then terminates) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

F. ROLLOVERS; DIRECT TRANSFERS; CERTAIN TRANSFERS PROHIBITED. Notwithstanding any contrary provisions of this Agreement, including but not limited to Articles V, VI and X, but only as and to the extent contemplated by Section 402(a)(5), (6) or (7), 403(a)(4), 408(d)(3) or 409(b)(3) of the Code, a
Participant shall be entitled -

     (1) Subject to the last paragraph of this Paragraph (F) (prohibiting certain transfers to this Plan), to transfer (or cause to be transferred) to the Trust to be held as part of his account (i) the redemption proceeds of a retirement bond and/or (ii) all or part of the cash and other property or the proceeds of the same received by him in one or more distributions together constituting a Lump Sum distribution from or under another tax qualified trust or tax qualified plan or an employee annuity or custodial account and/or
(iii) an amount paid or distributed out of an individual retirement account or individual retirement annuity or retirement bond consisting of a prior rollover contribution from a tax qualified trust or annuity plan and/or (iv) amounts distributed from an employee stock ownership plan (within the meaning of Section 4975(e)(7) of the Code) pursuant to a participant's diversification election; provided, however, that no such transfer will be permitted unless the Committee determines that such transfer will meet the applicable requirements of the Plan and will not adversely affect the tax qualified status of the Plan; and/or

     (2) Upon at least 60 days' written notice to the Committee, to cause his entire account to the extent that it has Vested to be transferred in whole or in part on his behalf (or to him for retransfer), in the form of cash or other property or the proceeds of the same (in one or more distributions which, together with any distributions retained by him, constitute a Lump Sum distribution), to an individual retirement account, an individual retirement annuity (other than an endowment contract), a tax qualified trust, or an annuity plan.

The amount so transferred to or from the Trust is herein called a "Rollover Contribution." Any Rollover Contribution to the Trust, together with the earnings thereon, shall be fully Vested but need not be segregated from the remainder of the Participant's account unless the Trustee otherwise elects or the Participant or Committee otherwise directs. In the case of a transfer described in (2) above, made to the Participant for retransfer, he shall not retransfer the portion described in Section 402(e)(4)(D)(i) of the Code (constituting in effect his own nondeductible employee contributions).

     A Participant also shall be entitled to directly transfer to the Trust any amount described in Subparagraph (1)(ii) above, provided the tax qualified plan referred to in said Subparagraph (1)(i) permits such transfer, or (effective January 1, 1993) any amount described in Subparagraph (4)(i) below and to directly transfer to another tax qualified plan which provides for the acceptance of direct transfers any amount described in Subparagraph (2) above; provided, however, that no such direct transfer to or from this Plan will be permitted unless the Committee makes the same determination with respect to such transfer as it must make under Subparagraph (1) above with respect to a Rollover Contribution.

     Notwithstanding the foregoing provisions of this Paragraph (F), except to the extent permitted under Article VII there shall not be transferred to this Plan, nor shall this Plan accept, a transfer of assets from (i) a tax qualified defined benefit plan, (ii) a tax qualified Defined Contribution Plan which is subject to the funding standards of Section 412 of the Code, including a target benefit plan, or (iii) any other plan to which clause (iii) of Section 401(a)(11)(B) of the Code applies with respect to a Participant, which transfer would cause this Plan to be a "direct or indirect transferee" of such a plan with respect to a Participant within the meaning of such term as defined in
Section 401(a)(11)(B)(iii) of the Code.

     (3) This Subparagraph (3) and Subparagraph (4) below apply to distributions made on or after January 1, 1993. Notwithstanding any provision of this Agreement to the contrary that would otherwise limit a distributee's election under this Subparagraph (3), a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

     (4)  Definitions.

          (i) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

          (ii) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

          (iii)  Distributee:   A distributee includes an Employee or former
          Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

          (iv) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

G. SPENDTHRIFT PROVISION. It is the intention and purpose of the parties to this Agreement to place the absolute title to the Trust Fund in the Trustee alone, with power and authority to pay out the same only as provided in this Agreement. Accordingly, the benefits provided by this Agreement may not be assigned or alienated, within the meaning of Section 206(d)(1) of ERISA and
Section 401(a)(13) of the Code, except as provided in Paragraph (H) below.


H.   EXCEPTIONS TO SPENDTHRIFT PROVISION.  It is agreed that:


     (1) Paragraph (G) above shall not apply to a loan made under Article VI(F) to a Participant or Beneficiary if such loan is secured by the Participant's Accrued Vested Benefit (within the meaning of Section 401(a)(13) of the Code) and by reason of Section 4975(d) of the Code is exempt from the tax on prohibited transactions imposed by Section 4975 of the Code.

     (2) Paragraph (G) above shall apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, except that effective January 1, 1985 said Paragraph (G) shall not apply if the order is determined by the Committee to be a qualified domestic relations order (as defined in Section 414(p) of the Code), and shall not apply to any domestic relations order entered before January 1, 1985 if the Trust commenced to pay benefits pursuant to such order on or prior to such date, or if the Trust had not then commenced to pay any such benefits the Committee determines that such order is valid and compliance with same will not violate any provision of the Code or adversely affect the tax qualified status of the Plan. Notwithstanding any restrictions in the Plan regarding the payment of benefits prior to the date on which a Participant terminates employment with the Company, the Committee may establish procedures and conditions under which a qualified domestic relations order may provide for payment of benefits to an alternate payee (as defined in Section 414(p)(8) of the Code) on any date subsequent to the entry of such order and subsequent to a determination by the Committee that such order is a qualified domestic relations order pursuant to section 414(p) of the Code, whether or not such payment would be made prior to the Participant's earliest retirement date (as defined in Section 414(p)(4)(B) of the Code). If procedures established by the Committee are followed, if conditions established by the Committee are met, and if the qualified domestic relations order so provides, the Trustee shall pay benefits to the alternate payee from the vested portion of a Participant's Account pursuant to the qualified domestic relations order.

     (3) If a Participant shall so direct the Committee or Trustee in writing, amounts may be withheld out of his benefits under the Plan (not in excess of 10% of any benefit payment) to pay for his chargeable portion of group medical, hospital, accident or life insurance premiums and other group programs, not necessarily related to insurance, maintained by the Company for the convenience or welfare of all or part of its active or retired Employees.

I. EXECUTION OF INSTRUMENTS. Except as in this Agreement otherwise expressly provided, any instrument or document to be delivered or furnished by the Company shall be sufficiently executed if executed in the name of the Company by any officer or officers thereof; or, where furnished or delivered by the Committee, if executed in the name of the Committee by any member thereof; or where furnished or delivered by the Trustee, if executed as follows:

     (1) If the Trustee consists of two or more Persons, if executed in the Trustee's name by any such Person, and

     (2) In the case of any corporate Trustee (whether or not the sole Trustee), if executed as Trustee in the name of such corporation by any officer or officers thereof;

provided, further, that any Administrative Party shall be fully protected in relying upon any instrument or document so executed; and execution as aforesaid shall create a strong presumption that any signature so affixed is duly authorized and that any information contained in such instrument or document is true and correct.

J. SUCCESSORS, ETC. This Agreement shall be binding upon, and inure to the benefit of, the Company and (subject to Article X(A)) its successors, the Trustee and its successors, the Committee as from time to time constituted, and the Participants and Beneficiaries, their heirs, personal representatives, successors, and assigns, all in accordance with and subject to the terms of this Agreement.

K.   PAYMENT IN KIND.  Benefits payable pursuant to the Plan, whether under
Article V or VI may be paid in cash or in kind, except as in this Agreement otherwise expressly provided. If paid in kind, the assets distributed shall be valued in the manner described in Article IX(H).

L. MISCELLANEOUS PROTECTIVE PROVISIONS. It is further agreed, that, except as otherwise provided in this Agreement or ERISA -

     (1) Any Administrative Party may request and rely upon an opinion of counsel, who may or may not be counsel for the Company, and shall be fully protected for any action taken, suffered or omitted in good faith reliance upon such opinion.

     (2) No recourse under this Agreement, or for any action or nonaction hereunder, or for any loss or diminution of the Trust Fund, or for any payment or nonpayment of benefits, or for any other reason whatsoever relating to the Plan, shall be had by any Person whomsoever against any individual in his capacity as stockholder, officer, director or employee of the Company, past, present or future.

     (3) Where the establishment of any fact is in question, any Administrative Party may in its discretion accept as evidence thereof any properly executed instrument or document furnished by any other Administrative Party or such other evidence as may seem reasonable in the circumstances.

M. NO DURESS OR RETALIATION AGAINST PARTICIPANTS, ETC. No Participant or Beneficiary shall be discharged, fined, suspended, expelled, disciplined, or discriminated against for exercising any right to which he is entitled under this Agreement, ERISA, or the federal Welfare and Pension Plan Disclosure Act, or for the purpose of interfering with the attainment of any right to which such Participant may become entitled thereunder; nor shall any Participant or Beneficiary (through the use of fraud, force, violence, or threat of such use) be restrained, coerced, or intimidated (nor shall there be any attempt so to do) for the purpose of interfering with or preventing the exercise of any right to which he is or may become entitled under this Agreement, ERISA, or said Disclosure Act; nor shall any Person be discharged, fined, suspended, expelled, or discriminated against because he has given information or has testified or is about to testify in any inquiry or proceeding relating to ERISA or said Disclosure Act.

N. RECORD KEEPING, INVESTIGATIONS, ETC. The Company and each Fiduciary, Committee member, and other appropriate Person shall maintain such books and records pertaining to the Plan and Trust, make them available for inspection, file such information, and submit to such investigations as are properly required by the Secretary of Labor or his delegate pursuant to Section 504 or 505 of ERISA.

O. DISTRIBUTIONS TO MINORS AND INCOMPETENT OR MISSING INDIVIDUALS. If any individual to whom benefits shall be distributable under the Plan shall be a minor, adjudged mentally incompetent or cannot reasonably be located, the Committee may direct the Trustee to distribute such benefits by one or more of the following methods, to be determined by the Committee: (1) directly to such minor or incompetent individual; (2) to the guardian of such individual; (3) to another Person for the use or benefit of such individual; (4) by the Trustee or Committee, or their agents, expending, or arranging for the expenditure of, such benefits for the education, health or maintenance of such individual; or (5) to a bank account established on behalf of such individual. Except as to
(4) above, neither the Committee nor Trustee shall be required to see to the application of any such distributions. Distributions made pursuant to this Paragraph (O) shall operate as a complete discharge of the Trustee, the Committee and the Trust Fund. Also, if the Committee determines after reasonable efforts to locate an individual who is entitled to a distribution of all or part of an account balance under the Plan that such individual cannot be located, the amount payable to such individual may, if the Committee so determines, be forfeited as of the Anniversary Date falling within the Plan Year of such determination and be allocated among the accounts of the Participants in the same manner as a forfeiture under Article IV(Q)(1). However, in such event if the individual entitled to a distribution of the forfeited amount subsequently makes a claim for the same, it shall be reinstated out of forfeitures, if any, for the Plan Year in which the claim is made and/or an additional contribution to the Trust by the Company for such Plan Year and shall be paid to such individual in accordance with the Plan.

P.   EXPENSES AND COMPENSATION.  Subject to Article IX -


     (1) Members of the Committee shall serve without compensation, but the Trustee shall be paid compensation in such amount and manner as may from time to time be mutually agreed between the Trustee and the Company.

     (2) The expenses of the Trustee and Committee, including but not limited to legal fees and the Trustee's compensation, shall be paid by the Company:

          (a) Although it is intended that expenses shall be paid by the Company, the Trust Fund guarantees that they shall in all events be paid in full when due, and a lien for such payment is hereby impressed upon the Trust Fund; provided that no individual Trustee who already receives full-time pay from the Company shall receive from the Trust Fund any compensation for his services as Trustee, excepting reimbursement of expenses properly and actually incurred.

          (b) Notwithstanding any provision to the contrary, any expenses which the Trustee or Committee may incur with special reference to any Participant or his account (including any Fixed Account) shall first be charged against such account to the extent that the same is sufficient for such purpose. Any balance of said special expenses shall then be charged to the Company or the Trust Fund pursuant to (a) above but shall if possible be later reimbursed to the Company or the

               Trust Fund out of future credits to such Participant's account.

Q. TRANSFERRED PAYSOP ACCOUNTS. The shares of Great Lakes Bancorp Stock transferred to this Plan from the Great Lakes Federal Savings and Loan Association Payroll Stock Ownership Plan (herein called the "PAYSOP") shall be held in the Great Lakes Bancorp Stock Fund. The account balances of the participants in the PAYSOP who did not properly instruct the Trustee of the PAYSOP regarding distribution of their accounts as of the close of business on December 31, 1991 shall be transferred to this Plan and shall be maintained as separate accounts in this Plan to be called "PAYSOP Transfer Accounts". Each Participant's PAYSOP Transfer Account as of January 1, 1992 shall reflect the number of shares and fractional shares of Great Lakes Bancorp Stock and cash, if any, credited to such account. Each such account shall be fully and immediately vested, shall be distributable to the Participant in accordance with the provisions of this Plan which apply to Elective Contributions and Matching Company Contributions, including those provisions of this Plan which apply to loans, hardship distributions and distributions after age 59-1/2 to Participants who are employed by the Company, and shall be subject to investment direction of the Participant subject to the same conditions under which a Participant may direct the investment of his or her Elective Contributions Account and Matching Company Contributions Account.

     All shares of Great Lakes Bancorp Stock allocated to a Participant's PAYSOP Transfer Account shall be subject to the requirements and restrictions which apply to Great Lakes Bancorp Stock held in the Elective Contributions Accounts and Matching Company Contributions Accounts of Participants, including the provisions of Article IV(S) relating to the form of payment from an account credited with Great Lakes Bancorp Stock and the provisions of Article IV(T) and
(U) relating to voting rights and tender offers. Also, any optional form of benefit under the PAYSOP which must be preserved pursuant to Section 411(d)(6) of the Code and which is not otherwise provided under this Plan shall be so preserved with respect to the PAYSOP Transfer Accounts.

                                   ARTICLE XII
                              INSURANCE PROVISIONS

A. DEFINITIONS. The following words and phrases, wherever capitalized, shall have the following meanings respectively, unless the context otherwise requires:

     (1) "Contract" means any insurance and/or annuity contract issued by an insurance company in respect of a Participant pursuant to the Plan.

     (2) "Insurance Contract" means any type of Contract which is not an annuity contract.

     (3) "Insurer" means such legal reserve life insurance company or companies as shall issue any Contract which may be purchased pursuant to the Plan.

B. TYPE AND AMOUNT OF CONTRACTS. It is contemplated but not required that all or part of the Trust Fund may from time to time be invested in Contracts, as a general investment of the Trust Fund, i.e., on the life of a key employee (as this term is customarily used in a life insurance context) and payable to the Trust for the benefit of the Trust as a whole, or otherwise. The portion of the Trust Fund to be invested in Contracts, the arrangements with respect thereto, and the type of Contracts to be purchased, shall be entirely within the Committee's discretion; provided, however, that -

     (1) The Committee shall exercise such discretion in a nondiscriminatory manner as among the respective Participants.

     (2) The Committee's discretion hereunder shall not apply to accounts segregated pursuant to Article IX(O).

     (3) The Committee shall not cause Contracts to be purchased in respect of Participants (which are not general investments of the Trust Fund) otherwise than in proportion to their respective accounts under the Plan unless a Participant shall otherwise direct the Committee with respect to a Contract or Contracts issued or to be issued with respect to such Participant, which any Participant shall have the right to do if, and only if, the Committee makes this right available to all Participants by so advising them in writing (whether or not the Committee causes Contracts to be purchased for other Participants).

     (4) That portion of any Participant's account which may be invested in a whole life insurance Contract or Contracts for such Participant shall be less than 50% of the aggregate amount of the Company's contributions plus forfeitures allocated to such account; that portion of any Participant's account which may be invested in a term life insurance Contract or Contracts for such Participant shall not exceed 25% of the aggregate amount of the Company's contributions plus forfeitures allocated to such account; provided, however, that if a portion of any Participant's account is invested in both whole life and term insurance Contracts for such Participant, the amount expended for the term life insurance Contract or Contracts plus one-half (1/2) of the amount expended for the whole life insurance Contract or Contracts shall not exceed 25% of the aggregate amount of the Company's contributions plus forfeitures allocated to such account; and provided further that the foregoing limitations shall not apply to Contracts which are general investments of the Trust Fund, as aforesaid.

C. APPLICATION AND OWNERSHIP. Applications for Contracts shall be made by the Trustee at such time or times, in such manner, and to such life insurance company or companies as the Committee shall designate. Any such application, and any Contract issued as a result thereof, shall provide that legal ownership of such Contract shall vest in the Trustee and not in the Participant in respect of whom it is issued. However, the Trustee shall exercise all rights, options and privileges under or incident to such Contract only in a manner directed and approved by the Committee.


                                      XII-1

D. DIVIDENDS AND REFUNDS. Each such application shall, unless otherwise directed by the Committee, request that any dividends or refunds on the Contract shall be used and applied in reduction of the next premium payable thereon, except that any dividends or refunds due and payable under the Contract upon the death of the Participant in question shall form a part of the proceeds payable on death, unless the Contract is a general investment of the Trust Fund.

E. ANNIVERSARY DATE. Except to the extent that the Committee shall otherwise direct, and the Insurer will permit, the anniversary date of all Contracts purchased by the Trustee shall be identical.

F. CHOICE OF OPTIONS. In addition to any consultations otherwise required by this Agreement, the Committee shall consult with each Participant from time to time and assist him in designating his choice of the options, with respect to both death and retirement benefits, which may be available under any Contracts issued in respect of him or which may be available under Article V(A) or (C); provided, however, that in no event shall any benefits under the Plan be payable in any form of a life annuity, and provided further that in no event shall any Participant be permitted to select any option under any Contract which would violate any restriction on distributions included in Article V(A) or designed to provide only a minimal benefit to such Participant during his lifetime with the major benefit to his Beneficiary (such as an option providing for the payment of interest only to the Participant during his lifetime and the principal to his Beneficiary upon such Participant's death). In particular, the Committee shall endeavor so to consult with and assist each Participant within a reasonable time prior to his retirement.

G. DEATH. In connection with Article VI(A-C), a Participant shall, with respect to any Contracts purchased under the Plan with respect to him (other than as general investment of the Trust Fund), designate the Trust as beneficiary under such Contract to receive the proceeds of the same in a Lump Sum. Such proceeds shall then be added to the Participant's account balance under the Plan and be subject to the provisions of Article VI(A-C). However, a Participant shall with respect to any such Contracts be entitled to designate a Beneficiary and/or method of a distribution (other than a life annuity) which differs from that designated in respect of the balance of his account. Upon being informed thereof by the Committee, the Trustee shall take such steps as the Insurer may require in order to effectuate the wishes of the Participant; provided, however, that -

     (1)  Such designation shall be subject to the limitations set forth in said
Article VI(A-C).

     (2) In the event that a valid designation shall not be in existence at the Participant's death, the method of settlement shall be designated by the Beneficiary subject to Article VI(C).

     (3) Upon the Participant's death, the Trustee shall make the proceeds of the Contract available to the Beneficiary, according to the method of distribution selected, either by assigning and delivering the Contract to the Beneficiary or by collecting the proceeds and paying them over to the Beneficiary.

H.   NORMAL RETIREMENT.  If a Participant is entitled to receive benefits under
Article V(A), any benefits available to him on account of any Contracts existing with respect to him shall be made available as promptly as possible as follows:


     (1) During the time when such Participant is still employed, the Committee shall instruct the Trustee to effectuate a certain option under and/or conversion of such Contracts, or to surrender such Contracts for cash, which instructions shall if practicable conform to the Participant's wishes as expressed in notices and directions properly filed with the Committee or, if none, then as expressed in consultations with the Committee. The Trustee shall promptly attempt to carry out the Committee's instructions to the extent


                                      XII-2
that the same are compatible with the provisions of this Paragraph (H) and with the rules of the Insurer and the provisions of such Contracts, and the terms of
Article V(A) and (C), but no portion of any Contract shall be used to continue life insurance protection beyond the date of the Participant's retirement.

     (2) Funds in the Participant's account may be used to effectuate any conversion of Contracts under (1) above, but no such conversion shall be made unless sufficient funds are available or are suitably supplemented by the Participant. Any cash resulting from the surrender or conversion of Contracts shall be included in the Participant's account.

     (3) After the Participant has retired and the foregoing acts and things have been accomplished, the Trustee shall assign and deliver any then-existing Contracts to the Participant at an assumed value equal to the aggregate of the net premiums theretofore paid thereon (as determined under Paragraph (K) below) and, after first deducting such assumed value, shall distribute the balance of the Participant's Fixed Account (including any cash resulting from the surrender or conversion of Contracts as contemplated by
(2) above) in accordance with Article V(A).

I. OTHER BENEFITS. If a Participant's employment with the Company shall terminate otherwise than on account of his death, and Paragraph (H) above is not applicable, then any benefits available to him on account of any Contracts existing with respect to him (other than as general investments of the Trust
Fund) shall be made available as promptly as possible as follows:

     (1) If in the circumstances all of such Participant's account is to be forfeited, he shall nonetheless be entitled within 60 days to purchase any such Contract from the Trustee for cash at the full cash surrender value thereof, whereupon such Contract shall be assigned and delivered to him, and the cash so paid shall be forfeited in like manner as the balance of his account. Any Contract not so purchased shall be converted to cash by the Trustee, which cash shall be in like manner forfeited.

     (2) If in the circumstances no portion of such Participant's account is to be forfeited, the Trustee in setting aside the assets comprising his Fixed Account shall include therein such Contracts at an assumed value equal to the aggregate of the net premiums theretofore paid thereon (as determined under Paragraph (K) below) and, in conjunction with distributing such assets to the Participant, shall assign and deliver to him any such Contract.

     (3) If in the circumstances part but not all of such Participant's account is to be forfeited, the Trustee shall proceed as in (2) above; provided, however, that if the assumed value of such Contracts shall exceed the balance of such Participant's Fixed Account after forfeitures, the Trustee shall proceed as follows:

     (a) If the Participant shall elect to pay such excess to the Trustee in cash, then the Trustee shall assign and deliver the Contracts to him but shall not distribute to him any cash or other assets.

     (b) Otherwise the Trustee shall convert such Contracts to cash and shall distribute to such Participant cash and other assets (not including Contracts) equal in aggregate value to the balance of his Fixed Account after forfeitures.

     (4) In no event shall any portion of any Contract which is not a general investment of the Trust Fund be used to continue life insurance protection beyond the date of the Participant's retirement or other termination of employment.

J. LOANS; HARDSHIP DISTRIBUTIONS; DISTRIBUTIONS AFTER AGE 59-1/2. In connection with any distribution or loan to be made to a Participant under
Article VI(E) or (F), the following provisions shall apply to any Contracts


                                      XII-3
existing with respect to the Participant in question, as well as the value of such Contracts (as determined under Paragraph (I)(2) above):

     (1) Except with respect to a distribution under Article VI(D), the value thereof shall be subtracted in determining the balance of the Fixed Account of the Participant in question for purposes of Article VI(E) or (F).

     (2) If under (1) above the Committee shall permit the value of a Contract to be thus included, then (as part of the distribution in question) said Contract shall be distributed, processed and accounted for in the same manner as would be required in the case of a distribution under Paragraph (I)(2) above and valued in the same manner as would be required in the case of a distribution under Paragraph (I)(3) above.

K. ACCOUNTING FOR CONTRACTS. In connection with each Participant's account, the Trustee shall make and preserve a record of all Contracts issued in respect of such Participant and the amount of the net premiums paid thereon by the Trustee or the Participant, including any amounts paid upon or as the result of any conversion of such Contracts. In any instance where a Contract shall be purchased or exist in respect of a Participant, other than as a general investment of the Trust Fund, the following provisions shall apply, subject nevertheless to Article IX(O):

     (1) The net premiums paid thereon by the Trust shall be charged against his account.

     (2) Contracts shall be valued at an amount equal to the net premiums paid by the Trust thereon up to and including the date of valuation, including any amounts which may have been paid upon or as a result of the conversion thereof.

     (3) If any portion of the premium paid for such Contract is attributable to current life insurance protection in respect of such Participant (and therefore ordinarily taxable to him), the Participant shall have the option of reimbursing the Trust for such portion within 30 days after notification thereof; and if he shall not so reimburse the Trust, then such portion shall be treated for Trust accounting purposes in a manner similar to a current distribution of cash to the Participant.

     (4) To the extent of any portion of the premium which is attributable to current life insurance protection (either taxed to or reimbursed by the Participant), the Contract in question shall be regarded as having been purchased by the Participant, and any interest therein or in the proceeds thereof which is attributable to such current life insurance protection (deemed to have been purchased by the Participant as aforesaid as hereinafter called "Participant-owned insurance protection") shall be treated as property belonging to the Participant. In the event that a forfeiture of all or part of his account or interest in the Trust shall occur, the Trustee, subject to the directions of the Participant and rules of the Insurer, may -

     (a) Cancel the Contract and apply the proceeds pursuant to the forfeiture, after paying to the Participant or to his Beneficiary, as the case may be, the cash value attributable to any continuing Participant-owned insurance protection, or

     (b) Transfer the Contract to the Participant or his Beneficiary, as the case may be, after collecting from such Person the forfeited portion of any premiums theretofore paid and not attributable to Participant-owned insurance protection.

     (5) In computing premiums paid by the Trust upon or in respect of a Contract, there shall be excluded any premiums paid or reimbursed by or charged against (and taxed to) the Participant.

L. PROTECTIVE PROVISIONS. No Insurer shall be deemed a party to the Plan or this Agreement, and its obligation shall be measured solely by the terms of


                                      XII-4
any Contracts issued by it, except as otherwise required by ERISA. It is further agreed:

     (1) An Insurer may rely upon the identity of the Trustee as shown by its records until such time as it shall receive at its home office satisfactory notification of a change in the Trustee's identity.

     (2) An Insurer shall deal with the Trustee as the sole and absolute owner of all Contracts and shall not be obligated to ascertain whether the Trustee is adhering to the terms of this Agreement and/or the directions of the Committee.

     (3) An Insurer may rely upon receipts and releases given by the Trustee and shall be fully discharged from liability for any action taken or payment made in accordance with the Trustee's directions and/or with the terms of the Contract; nor shall an Insurer be obligated to see to the application of any amount so paid.

     (4) The provisions of Article XI(I) are, by way of illustration but not of limitation, intended for the protection of Insurers. Any signature affixed to an application or other writing as therein provided shall be conclusive proof to the Insurer that the individual in respect of whom an application for a Contract is being made is eligible to have such Contract issued in respect of him as to the form, benefits and amount requested in such application.

M. REPORTS. If some or all of the benefits under the Plan are purchased from or guaranteed by an Insurer, insurance service, or similar organization, an annual report required to be filed with the Internal Revenue Service under Paragraph VIII(E) shall include a statement from such organization covering the Plan Year in question and containing the information required by Section 103(e) of ERISA.

N.   MISCELLANEOUS.  It is further agreed:

     (1) Upon being advised that the proceeds of any Contract have become payable to the Trustee, the Trustee shall endeavor to collect such sums as may appear to be due and shall use and disburse them as provided in this Agreement; provided, however, that the Trustee shall not be required to institute suit or maintain any litigation or incur any expenses to collect the proceeds of any Contract unless instructed by the Committee to that effect and unless the Trustee has been suitably indemnified as set forth in Subparagraph IX(J)(5).

     (2) Notwithstanding anything in this Agreement to the contrary, the Trustee may, after consultation with the Committee, settle, compromise and adjust claims arising out of Contracts, or any questions as to the validity of Contracts, upon such terms and conditions as the Trustee may deem proper, and the decision of the Trustee shall be binding and conclusive upon all parties interested in the Trust or having any interest in such Contracts.

     (3) Any amounts payable under any Contract issued in respect of a Participant (but not as a general investment of the Trust Fund) which are payable after his death as death benefits or otherwise shall be paid to the Beneficiary in the manner, if any, properly designated by such Participant.

     (4) Any other amounts payable periodically under any such Contract shall be paid directly to the Participant without any right to commute such periodic payments.

     (5) No Contracts may be purchased on or after January 1, 1992 but premiums may continue to be paid with respect to Contracts existing on such date.


                                      XII-5

                                  ARTICLE XIII
                                 TOP-HEAVY RULES

A. APPLICATION; TOP-HEAVY STATUS. Notwithstanding any other provision of the Plan to the contrary, the provisions of Article XIII(B) shall apply for any Plan Year beginning after December 31, 1983 in which the Plan is determined to be Top-Heavy as of the Determination Date, in accordance with the following:

     (1) REQUIRED AGGREGATION OF PLANS. If the Company and any Related Companies maintain one or more tax qualified plans in addition to this Plan, then there shall be aggregated for purposes of this Article XIII(A) those of such plans -

          (a)  in which a Key Employee is a participant, and

          (b) which enable any plan in which a Key Employee is a participant to meet the nondiscrimination requirements of Section 401(a)(4) of the Code or the minimum participation standards of Section 410 of the Code.

     All such plans shall be referred to in this Article XIII as the "Required Aggregation Group". There also may be aggregated with the aforesaid plans and considered as included in the Required Aggregation Group any other tax qualified plan which was maintained by the Company or a Related Company within the five Plan Years ending on the Determination Date and would be part of the Required Aggregation Group for the Plan Year but for the fact that such plan terminated before the Determination Date.

     (2) PERMISSIVE AGGREGATION OF PLANS. If the Company and any one or more Related Companies maintain one or more tax qualified plans in addition to this Plan and any other plan or plans in the Required Aggregation Group then there may be aggregated with this Plan, or with the plans in the Required Aggregation Group, any of such additional plans which, when so aggregated, continue to meet the requirements of Sections 401(a)(4) and 410 of the Code (the "Permissive Aggregation Group"). There also may be aggregated with the aforesaid plans and considered as included in the Permissive Aggregation Group any other tax qualified plan which was maintained by the Company or a Related Company within the five Plan Years ending on the Determination Date and could be part of the Permissive Aggregation Group for the Plan Year but for the fact that such plan terminated before the Determination Date.

     (3) KEY EMPLOYEES. Key Employees shall mean and include all employees and former employees (and the beneficiaries of all employees and former employees) who are or were one or more of the following during the five Plan Years ending on the Determination Date:

          (a) officers of the Company or any Related Company having annual compensation greater than 50 percent of the Adjusted Equivalent of the amount in effect under Section 415(b)(1)(A) of the Code for such Plan Year, provided that no more than 50 employees (or if lesser, the greater of (i) three or (ii) 10% of the employees) shall be treated as officers, and provided that employees described in Section 414(q)(8) of the Code shall be excluded;

          (b) one of the ten employees owning (or considered as owning within the meaning of Section 318 of the Code) both more than a one-half percent interest and the largest interests in the Company and any Related Company, as further defined in Section 416(i)(1)(A)(ii) of the Code and the Treasury Regulations thereunder, having annual compensation greater than the dollar limit of Section 415(c)(1)(A), provided that if two or more employees own the same interest, the employee having greater annual Compensation shall be treated as owning the greater interest;


                                     XIII-1

          (c)  five percent owners of the Company; or

          (d) one percent owners of the Company having annual compensation from the Company and any Related Company of more than $150,000 per year.

     For purposes of (a), (b) and (d) above, compensation means Compensation plus amounts contributed by the Company pursuant to a salary reduction arrangement which are excludable from gross income under Section 125, 402(a)(8), 402(h)(1)(B) or 403(b) of the Code. For purposes of (c) and (d) above, "owner" shall have the same meaning as in Section 416(i)(1)(B) of the Code. Also, for purposes of determining ownership in the Company under (b), (c) and (d) above, the aggregation rules of subsections (b), (c) and (m) of Section 414 of the Code shall not apply.

     An employee who is identified as a Key Employee under more than one category shall nevertheless be counted as one Key Employee. A Non-Key Employee who is also the beneficiary of a Key Employee shall be counted as a Key Employee, but only the Accrued Benefit attributable to the Key Employee shall be counted in determining Top-Heavy status.

     (4) ACCRUED BENEFITS. For purposes of this Article XIII(A), Accrued Benefits for all defined benefit plans required or permitted to be aggregated under (1) and (2) above shall mean the Actuarial Equivalent (which shall be the same for all plans being aggregated) of the Accrued Benefit determined as of the actuarial valuation date preceding or coinciding with the Determination Date.
If there is no method of computing Accrued Benefits that uniformly applies for all such plans, then solely for the purposes of this Article XIII(A), the Accrued Benefit of an employee other than a Key Employee shall be determined as if his benefits accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.

     For all defined contribution plans required or permitted to be so aggregated, Accrued Benefits shall mean the balance in the employer and employee contribution accounts (excluding amounts attributable to deductible employee contributions) as of the Determination Date, and shall for all plans include:

          (a) distributions to any employee during the five Plan Years ending on the Determination Date;

          (b) unrelated rollovers (rollovers during the five Plan Years ending on the Determination Date which were initiated by the employee and transferred to a plan maintained by an employer other than the Company or any Related Company) made from this Plan, (or made to this Plan prior to December 31, 1983); and

          (c) related rollovers (rollovers to this Plan which were either not initiated by the employee or were made from another tax qualified plan maintained by the Company or any Related Company).

     (5) TOP-HEAVY DETERMINATION. There shall be computed, as of the Determination Date, the sum of all Accrued Benefits for all Key Employees and the sum of all Accrued Benefits of all employees. Such computation shall be made separately for each plan required or permitted to be aggregated with this Plan, as of the determination date (as defined in each such plan) which falls within the calendar year in which the Determination Date falls. If the following ratio --

     the sum of all Accrued Benefits for all Key Employees
     -----------------------------------------------------
     the sum of all Accrued Benefits for all Employees


                                     XIII-2
for this Plan if it is the only tax qualified plan maintained by the Company and any Related Company, or for all plans in any Required Aggregation Group, is greater than sixty percent (60%), then this Plan and all plans in any Required Aggregation Group is (are) Top-Heavy, effective on the first day of the Plan Year. If such ratio for all tax qualified plans in any Permissive Aggregation Group is 60% or less, then neither this Plan (nor any other plan in such Permissive Aggregation Group) is (are) Top-Heavy for the Plan Year. For purposes of the foregoing computation, there shall be excluded the Accrued Benefits of:

          (a) former Key Employees, i.e., persons who were Key Employees but who have not fulfilled the definition of Key Employee at any time during the five Plan Years ending on the Determination Date), and

          (b) former employees who have not performed any service for the Company or a Related Company during the five Plan Years ending on the Determination Date.

B.   EFFECT OF TOP-HEAVY STATUS.

     (1) MINIMUM CONTRIBUTION. For any Plan Year in which the Plan is Top-Heavy the following shall apply:

          (a) The amount of Company Contributions and forfeitures allocated pursuant to Article IV to the account of each Participant who is a Non-Key Employee and is not a participant in a Defined Benefit Plan of the Company (or a Related Company) shall not, when expressed as a percentage of such Participant's Compensation for such Plan Year, be less than the lesser of:

               (i)  three percent (3%), or

               (ii) the percentage for the Key Employee for whom such percentage is the highest

               minus the amount of Company (or Related Company) contributions plus forfeitures allocated to such Participant's account(s) under any other tax qualified Defined Contribution Plan(s) maintained by the Company or by a Related Company, if any. Notwithstanding the foregoing, neither Matching Company Contributions nor Elective Contributions allocated to the accounts of Non-Key Employees shall be treated as Company Contributions for purposes of meeting the above minimum contribution requirement.

Subparagraph (ii) above shall not apply in any Plan Year in which this Plan is required to be aggregated with a tax qualified Defined Benefit Plan in order to enable such plan to meet the requirements of Sections 401(a)(4) or 410 of the Code.

          (b)  For purposes of this paragraph (1) --

               (i) The minimum allocations under this paragraph shall be made to the account of each active and inactive Participant who is a Non-Key Employee who has not Separated from Service as of the Anniversary Date falling within such Plan Year and is not a Participant in a Defined Benefit Plan of the Company (or a Related Company); and

               (ii) This and any other tax qualified Defined Contribution
                    Plan(s) maintained by the Company or by a Related Company shall be treated as a single plan.


                                     XIII-3

          (c) For any Plan Year in which the Plan is Top-Heavy the Defined Benefit Plan of the Company (or Related Company) shall provide the minimum benefit described in Section 416(c)(1) of the Code and the Treasury Regulations issued thereunder for each Participant in this Plan who is a Non-Key Employee and who also participates in such Defined Benefit Plan.

     (2) VESTING. Commencing with the first day of the first Plan Year in which the Plan is Top-Heavy, Article V(C)(1) shall be amended to read as follows:

          "(1) Such Participant shall be entitled only to a percentage of the balance in his Supplementary Company Contributions [and the balance of his Matching Company Contributions Account] Account based upon the number of his full Years of Service, as follows:

               Full Years of                 Percentage
                  Service                     Vesting
               -------------                 ----------

               less than 2                        0%
               2 but less than 3                 20%
               3 but less than 4                 40%
               4 but less than 5                 60%
               5 but less than 6                 80%
               6 or more                        100%"

The foregoing Vesting schedule shall apply to all Plan Years after the Plan first becomes Top-Heavy, whether or not the Plan is Top-Heavy for that Plan Year. Such Vesting schedule shall not apply to any Participant who fails to perform an Hour of Service for the Company on or after the day the Plan first becomes Top-Heavy.

     (3) SECTION 415 FRACTION REDUCED TO 1.0 IF PLAN BECOMES SUPER TOP-HEAVY. For any Plan Year in which the Plan is Top-Heavy, the figure 1.0 shall replace the figure 1.25 in the definitions of Defined Benefit Plan Fraction and Defined Contribution Plan Fraction in Article IV(D)(4) (and in Section 415(e)(2)(B) and
(3)(B) of the Code), except for Plan Years as to which the Plan is not Super Top-Heavy. For purposes of this subparagraph (b), a plan is "Super Top-Heavy" if (and only if) it fails the ninety percent test mentioned in Section 416(h)(2)(B) of the Code, i.e., if (and only if) it would meet the "Top-Heavy" definition in Article XIII(A)(5) above if the phrase "sixty percent" therein were replaced by "ninety percent" wherever it appears.

C. DEFINITIONS. For purposes of this Article XIII, the following definitions apply:

     (1) "Determination Date" means the last day of the preceding Plan Year or, for the first Plan Year, the last day of such Plan Year.

     (2) "Non-Key Employee" means any employee who is not a Key Employee and the beneficiary of any Non-Key Employee.

     (3) "Valuation Date", for purposes of computing the top-heavy ratio, shall be the Anniversary Date of each year.


                                     XIII-4